UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)

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AZENTA, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2025 Proxy Statement & 2026 Annual Meeting of Shareholders

AZENTA
LIFE SCIENCES

azenta.com

Notice of Annual Meeting of
Shareholders of Azenta, Inc.
Wednesday, January 28, 2026
9:00 a.m. Eastern Time,
Virtual-Only Meeting
RECORD DATE: December 3, 2025

MEETING AGENDA

•	To elect ten directors
•	To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers as disclosed in this proxy statement
•	To approve an amendment to the Company’s 2020 Equity Incentive Plan to increase the number of shares reserved for issuance by 2,750,000
•	To ratify PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the 2026 fiscal year
The shareholders will also act on any other business as may properly come before the meeting.

How to Vote Your Shares
You may submit proxies by completing, signing and dating the proxy card and mailing it in the accompanying pre-addressed envelope.
You may submit proxies by telephone until 11:59 p.m. (Eastern Time) on January 27, 2026 for shares held directly and until 11:59 p.m. (Eastern Time) on January 25, 2026 for shares held in a Plan by calling 1-800-690-6903. The proxy card includes instructions on submitting proxies by telephone.

You may submit proxies using the Internet until 11:59 p.m. (Eastern Time) on January 27, 2026 for shares held directly and until 11:59 p.m. (Eastern Time) on January 25, 2026 for shares held in a Plan by visiting www.proxyvote.com. The proxy card includes instructions on submitting proxies using the Internet.

If you hold shares in a brokerage account, you should follow the instructions provided by your broker to vote your shares by mail, telephone or electronically via the Internet.

All shareholders of Azenta, Inc. are cordially invited to attend the live audio webcast of the Annual Meeting. Please see “Virtual Annual Meeting” for additional information. To ensure your representation at the Annual Meeting we urge you to complete a proxy telephonically, electronically or by mail. Please see “General Annual Meeting Information” for additional details about requesting and returning a proxy.
By Order of the Board of Directors

EPHRAIM STARR,
Senior Vice President, General Counsel and Secretary
Burlington, Massachusetts
December 18, 2025

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting to be held on January 28, 2026. On December 19, 2025 we will begin mailing to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2026 Annual Meeting of Shareholders and our annual report to shareholders. The Notice, the attached proxy statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 are available on our website at www.azenta.com. They are also available to shareholders without charge upon written request addressed to Investor Relations, Azenta, Inc., 200 Summit Drive, 6th Floor, Burlington, Massachusetts 01803, which is the mailing address of the Company’s principal executive offices. In addition, you may access these materials at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.

PROXY STATEMENT SUMMARY
PROXY STATEMENT SUMMARY
We are furnishing this proxy statement and related proxy materials in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Shareholders to be held in a virtual-only format, solely by means of remote communication, on Wednesday, January 28, 2026, at 9:00 a.m., Eastern Time, and at any adjournment or postponement thereof (the “Annual Meeting”). We are providing these materials to the holders of record of our common stock as of the close of business on December 3, 2024, and are first making available or mailing the materials on or about December 19, 2025. This summary highlights information contained elsewhere in the Proxy Statement. As this summary does not contain all the information that you should consider in connection with the Annual Meeting, we recommend that you read the entire proxy statement carefully before voting.
References throughout the proxy statement to “Azenta,” “we,” “us,” or the “Company” refer to Azenta, Inc. and its subsidiaries, taken as a whole, unless the context otherwise indicates.
Annual Meeting of Shareholders

Time and Date	Wednesday, January 28, 2026 at 9:00 a.m., Eastern Time
Place	The Annual Meeting will be a virtual meeting held online at www.virtualshareholdermeeting.com/AZTA2026 via a live audio webcast. Please see “Virtual Annual Meeting” for additional information
Record Date	December 3, 2025
Vote
Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and vote at the Annual Meeting. Each share of common stock is entitled to one vote on each director nominee and one vote on each of the other proposals.

Attendance	Shareholders and their duly appointed proxies may attend the meeting.

AZENTA – 2025 Proxy Statement 1

PROXY STATEMENT SUMMARY
Proposals and Board Recommendations

Proposal		Description	Board Voting Recommendation
1.	Election of directors	Election of the ten director nominees listed in this proxy statement	FOR these nominees
2.	Vote to approve, on an advisory basis, named executive officer compensation	Advisory vote on named executive officer compensation	FOR
3.	Approval of an amendment to the Company’s 2020 Equity Incentive Plan	Approval of an increase in the number of shares reserved under the 2020 Equity Incentive Plan by 2,750,000	FOR
4.	Ratification of appointment of independent auditors	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2026	FOR

Please see the sections titled “General Annual Meeting Information” on page 71 and “Other Matters” on page 74 for important information about the proxy materials, including voting methods, vote requirements for approval of each proposal, effect of abstentions and broker non-votes and the deadlines to submit shareholder proposals and director nominations for the 2027 annual meeting of shareholders.
Our Director Nominees
You are being asked to vote on the election of the following ten (10) nominees to our Board, all of whom currently serve as directors. All directors are elected annually by the affirmative vote of a plurality of votes cast. The chart below summarizes our director nominees’ personal information and expected committee memberships following the Annual Meeting. You can find detailed information about each director nominee’s background, skill sets and areas of expertise later in this proxy statement.

					Current Committee Memberships
Name and Principal Occupation	Age	Director Since	Independent	Other Public Boards	Audit	ESG	Human Resources & Compensation	Nominating & Corporate Governance	Value Creation
John Marotta Chief Executive Officer of Azenta, Inc.	46	2024							√
Frank E. Casal, Chairperson Former Vice Chair, Audit, KPMG LLP	71	2021	√		Chair			√	Non- Voting Observer
William L. Cornog Former Head of KKR Capstone	61	2024	√	2					Chair
Robyn C. Davis Managing Director at AngelHealthcare Investors	64	2013	√	1			Chair	√
Dipal Doshi Chief Executive Officer of Entrada Therapeutics, Inc.	50	2025	√	1	√	√

2 AZENTA – 2025 Proxy Statement

PROXY STATEMENT SUMMARY

					Current Committee Memberships
Name and Principal Occupation	Age	Director Since	Independent	Other Public Boards	Audit	ESG	Human Resources & Compensation	Nominating & Corporate Governance	Value Creation
Quentin Koffey Founder, Managing Partner and Chief Investment Officer of Politan Capital Management	48	2024	√	1			√		√

					Committee Memberships (effective upon election at Annual Meeting)
Name and Principal Occupation	Age	Director Since	Independent	Other Public Boards	Audit	ESG	Human Resources & Compensation	Nominating & Corporate Governance	Value Creation
Erica J. McLaughlin EVP, CFO and Head of Corporate Strategy at Cabot Corporation	49	2020	√		√	Chair
Dr. Martin D. Madaus Senior Operating Executive at the Carlyle Group Inc.	66	2024	√	3				Chair	√
Alan J. Malus Former Corporate Executive Vice President of Thermo Fisher	66	2024	√	1			√		√
Dr. Tina S. Nova Former President of Veracyte’s CLIA U.S. Business	72	2023	√	1		√	√

Virtual Annual Meeting
The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to login and test your device’s audio system. The virtual Annual Meeting is running the most updated version of the applicable software and plugins. You should ensure you have a strong Internet connection and allow sufficient time to log in and verify that you can hear streaming audio prior to the start of the Annual Meeting.
Login Instructions. To be admitted to the virtual Annual Meeting, you will need to login at www.virtualshareholdermeeting.com/AZTA2026 using the 16-digit control number found on the proxy card or voting instruction card previously mailed or made available to shareholders entitled to vote at the Annual Meeting.
Technical Assistance. Beginning 15 minutes prior to, and during, the Annual Meeting, we will have support available to assist shareholders with any technical difficulties they may have accessing or hearing the Annual Meeting. If you encounter any difficulty accessing, or during, the Annual Meeting, please call the support team at the number listed on our website at www.Azenta.investorroom.com (2026 Annual Meeting Material).
Voting Prior to or at the Annual Meeting. An online portal is available to shareholders at www.proxyvote.com where you can view and download our proxy materials and 2025 Annual Report and vote your shares in advance of the Annual Meeting. You may vote your shares during the Annual Meeting (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/AZTA2026 during the Annual Meeting.
Shares may be voted via the original proxy card or pursuant to the instructions for submitting your proxy via the Internet or telephone that are included in the proxy materials.

AZENTA – 2025 Proxy Statement 3

PROXY STATEMENT SUMMARY
Submitting Questions at the Annual Meeting. Shareholders may submit questions for the Annual Meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/AZTA2026, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions before the start time of the meeting.
Appropriate questions related to the business of the Annual Meeting (the proposals being voted on) will be answered during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered at www.azenta.investorroom.com (2026 Annual Meeting Material) as soon as practical after the Annual Meeting. Additional information regarding the ability of shareholders to ask questions during the Annual Meeting, related to rules of conduct and other materials for the Annual Meeting will be available at www.azenta.investorroom.com (2026 Annual Meeting Material).
The Annual Report delivered to our shareholders with this proxy statement is the Annual Report on Form 10-K for the fiscal year ended September 30, 2025, as filed with the Securities and Exchange Commission (“SEC”), with supplemental information included therewith. It is also available to shareholders without charge upon written request to the Company’s principal executive offices at: Investor Relations, Azenta, Inc., 200 Summit Drive, 6th Floor, Burlington, Massachusetts 01803. As noted below, it can also be obtained via the Internet.

4 AZENTA – 2025 Proxy Statement

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE
Corporate Governance Highlights

BOARD INDEPENDENCE
• All of our director nominees, other than our Chief Executive Officer, are independent
•
40% of our director nominees represent gender, racial or ethnic diversity
•
We maintain a separate Board Chair and CEO roles
•
Our Board performs annual Board and Committee evaluations with the assistance of an independent third party
•
All members of Audit, Nominating and Governance, ESG and Human Resources and Compensation Committees are independent
•
Executive sessions of independent directors are held at each Board meeting

BOARD REFRESHMENT	• Average tenure of director nominees is 2.7 years • 6 of 10 director nominees joined in 2024 or 2025
SHAREHOLDER RIGHTS AND INTERESTS
• Annual election of all directors
•
Policy adopted requiring resignation from any director receiving less than a majority of votes cast in an uncontested election
•
Proactive annual shareholder engagement process with director participation
•
Annual “say on pay” vote

ROBUST GOVERNANCE PRACTICES
• Stock ownership guidelines for directors and executive officers
•
Clawback policy
•
Insider trading policy that prohibits hedging, pledging and short sales of Azenta stock
•
No poison pill
•
Board oversight of succession planning
•
Management reports regularly to Board on cybersecurity and compliance matters

Board of Directors
The Board of Directors has responsibility for establishing broad corporate policies and reviewing the Company’s overall performance, rather than day-to-day operations. The Board’s primary responsibility is to oversee management and, in so doing, to serve the Company’s and its shareholders’ best interests while also promoting corporate social responsibility. Management keeps the directors informed of the Company’s activities through regular written reports and presentations at Board and Committee meetings. The Board has adopted Corporate Governance Guidelines that are publicly available on our website at www.azenta.com. The Corporate Governance Guidelines call for, among other things, the maintenance of Board leadership that is separate from the Company’s executive leadership, whether that comes in the form of an independent chair or an independent lead director. The independent chair presides over the regularly held executive sessions of the Board, noted below, at which the Chief Executive Officer is not present. Each director is required to stand for election annually.
The Board has assessed each of the ten nominees for director against the SEC and the Nasdaq Stock Market standards for independence and determined that directors Casal, Cornog, Davis, Doshi, Koffey, Madaus, Malus, McLaughlin, and Nova, nine of the ten director nominees, meet the general definition of an independent director as defined by the Nasdaq Stock Market. The Board has further determined that all members of the Audit Committee (among others) meet the Nasdaq Stock Market’s stricter definition of independence required for members of an audit committee and determined that each member of the Audit Committee qualifies as an audit committee financial expert.
The Board of Directors held 7 meetings during the fiscal year ended September 30, 2025. Each current director, other than Mr. Doshi, attended at least 75% of the meetings of the Board of Directors and of applicable committees held while the director was serving during the last fiscal year. In connection with each of the Board’s four regularly scheduled meetings, all attending non-employee members of the Board met in executive session without the Chief Executive Officer being present.
The Board of Directors encourages shareholders to communicate with our senior management and directly with members of the Board of Directors on matters of concern related to our business and affairs. Shareholders who wish to communicate with members of the Board of Directors may do so by the following means:
•	By telephone: (732) 416-4975
•	By electronic mail: Directors@azenta.com

AZENTA – 2025 Proxy Statement 5

CORPORATE GOVERNANCE
•	By first class mail, overnight mail or courier:
Azenta Board of Directors
Azenta, Inc.
200 Summit Drive, 6th Floor
Burlington, MA 01803
•	By website: https://azenta.investorroom.com/shareholder-feedback
As a matter of policy, we encourage the directors to attend meetings of shareholders, in person, virtually or by telephone. All the nominees for election as director were directors at the time of the last annual shareholder meeting in January 2025 and attended that meeting.
In accordance with our Corporate Governance Guidelines, members of the Board are encouraged to periodically attend formal continuing education programs for directors, with a recommended frequency of at least once every two years. We support and encourage Board members to take advantage of director education opportunities. There are many public company director educational programs available, and we believe that our Board members should keep current on the fast-changing areas of corporate governance and related regulations.
The Board of Directors has elected Frank E. Casal to serve as Chair of the Board. The Chair assists the Chief Executive Officer in setting the agenda for meetings of the Board of Directors, presides over executive sessions of the Board and performs such other duties as the Board may assign.
Board Skills and Experience
The Board believes that the combination of backgrounds, skills and experiences of our directors has produced a board that is well-equipped to exercise oversight responsibilities on behalf of our shareholders. The following table highlights the key skills, qualifications, and experiences that each director nominee brings to our Board. The skills matrix is a summary and it is not intended to be a complete description of all the key skills, qualifications, attributes, and experience of each director nominee. Our nominees have developed competencies in these skills through education, direct experience, and oversight responsibilities.

Skills, Qualification and Experience	Frank E. Casal	William L. Cornog	Robyn C. Davis	Dipal Doshi	Quentin Koffey	Erica J. McLaughlin	Martin Madaus	Alan J. Malus	John Marotta	Tina S. Nova	Total Nominees
Outside Public Company Board Experience		√	√	√	√		√	√	√	√	8
Senior Executive Leadership	√	√		√		√	√	√	√	√	8
Financial/ Accounting or Audit Experience	√	√			√	√		√			5
Healthcare or Life Sciences Industry Experience		√	√	√	√		√	√	√	√	8
Global Business Experience	√	√	√		√	√	√	√	√		8
Operational Experience in Innovation focused Industries		√		√		√	√	√	√	√	7
Mergers and Acquisitions/ Integrations Experience	√	√	√	√	√	√	√	√	√	√	10
Growth Strategy and Market Expansion Experience			√	√	√	√	√	√	√	√	8
Leadership and Talent Development	√		√	√	√	√		√	√	√	8
Risk Management/ Cybersecurity	√	√			√	√					4

6 AZENTA – 2025 Proxy Statement

CORPORATE GOVERNANCE
The Azenta Board is composed of leaders in their respective fields. Many of the current directors have leadership experience at major domestic and international companies and/or organizations with operations inside and outside the United States, as well as experience on other companies’ boards, which provides an understanding of different business processes, challenges and strategies. In some cases, they have occupied Chief Executive Officer and other leadership roles in internationally focused companies or institutions in the markets that Azenta serves, or related markets.
Committees of the Board
The Board currently has the following standing committees: an Audit Committee, an Environmental, Social & Governance (ESG) Committee, a Finance Committee, a Human Resources and Compensation (HRC) Committee, a Nominating and Governance Committee (NGC), and a Value Creation Committee (VCC). The Board has determined to disband the VCC, effective upon the election of directors at the Annual Meeting. The following table sets out the Board committees on which each current member of the Board now serves and the current chair of each committee. The Board expects that all current directors will continue their respective committee assignments following the Annual Meeting.
2025 and Anticipated 2026 Committee Makeup

Name of Director	Audit	ESG	HR & Compensation	NGC	VCC(2)
Non-Employee Directors:
Frank E. Casal(1)
William L. Cornog
Robyn C. Davis
Dipal Doshi
Quentin Koffey
Martin Madaus
Alan J. Malus
Erica J. McLaughlin
Tina S. Nova
Employee Director:
John P. Marotta

(1)	Chair of the Board

Chair
Member
Non-Voting Observer

(2)	Value Creation Committee to be disbanded following the Annual Meeting.
Audit Committee
Under the provisions of the Audit Committee charter, the Audit Committee is responsible for the qualifications, independence, appointment, retention, compensation and evaluation of our independent registered public accounting firm, for assisting the Board of Directors in monitoring our financial reporting process, accounting functions, and internal control over financial reporting and for overseeing the process by which we and the Board of Directors conduct the ongoing assessment and management of the risks we face. It is also responsible for administering our Standards of Conduct and the oversight of “whistle-blowing” procedures, and certain other compliance matters.
With oversight from the Audit Committee, our management has taken, and plans to take, actions to remediate the deficiencies in our internal control over financial reporting described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 (“FY2025 10-K”). The Audit Committee will keep the Board of Directors informed on the status of the remediation activities and seek additional input from the Board of Directors, management, our internal audit and finance teams, and the independent auditors to ensure that the material weaknesses are remediated in a timely and effective manner.
A copy of the charter of the Audit Committee is publicly available on our website at www.azenta.com. Under its charter, the Audit Committee must consist of not less than three directors, each of whom meets the stricter definition of independence for members of the

AZENTA – 2025 Proxy Statement 7

CORPORATE GOVERNANCE
Audit Committee under rules of the Nasdaq Stock Market. The Board of Directors has reviewed the qualifications of each member of the Audit Committee and has determined that each of them meets that stricter definition of independence applicable to audit committee members and that Mr. Casal and Ms. McLaughlin each qualify as an “audit committee financial expert” as the SEC defines that term in Item 407 of Regulation S-K.
The Audit Committee met on 7 occasions during fiscal year 2025. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.
Environmental, Social and Governance (ESG) Committee
The purpose of the ESG Committee is to assist the Board of Directors in discharging its oversight responsibility related to ESG matters such as climate change impacts, energy and natural resources conservation, environmental and supply chain sustainability, human rights, employee health, safety and well-being, diversity, equity and inclusion, ethics, cybersecurity and data privacy, community engagement, public policy engagement, political contribution, and corporate charitable and philanthropic activities and other ESG issues that are relevant and material to the Company, provide guidance to the Board on the aforementioned matters, and perform an oversight role in shaping the Company’s ESG strategy. The charter of the ESG Committee is publicly available on our website at www.azenta.com.
The ESG Committee met on 4 occasions during fiscal year 2025.
Human Resources and Compensation (HRC) Committee
The HRC Committee has overall responsibility for our compensation philosophy, evaluates and approves executive compensation including cash bonuses to be issued pursuant to the Company’s Performance-Based Variable Compensation Plan and our other cash incentive plans discussed below under “Compensation Discussion and Analysis” beginning on page 26, assists the Board in the discharge of its responsibilities with respect to executive compensation and develops the leadership capabilities of our executives. The HRC Committee is responsible for the annual compilation of the Chief Executive Officer’s strategic performance objectives and manages his annual performance assessment and feedback. Additionally, the HRC Committee is responsible for planning the succession process for the Chief Executive Officer and the executive staff. It provides recommendations to the Board in the administration of our stock plans, currently the 2020 Equity Incentive Plan, and it is required to review and approve the incorporation of our Compensation Discussion and Analysis in this proxy statement in accordance with SEC rules. The HRC Committee also reviews all grants to employees under our stock plans, currently the 2020 Equity Incentive Plan, and recommends the approval of those grants by the full Board of Directors. The HRC Committee also recommended an increase in the number of shares reserved under the 2020 Equity Compensation Plan that is presented as Proposal No. 3 at this Annual Meeting. The HRC Committee is authorized to retain independent advisors to assist it in fulfilling its responsibilities. Under its charter and the requirements of the Nasdaq Stock Market, the HRC Committee must consist of at least three directors, each of whom satisfies certain requirements of the securities and other laws and satisfies the independence requirements of the Nasdaq Stock Market. The charter of the HRC Committee is publicly available on our website at www.azenta.com. Each of the current members of the HRC Committee meets the definition of an independent director and the other requirements for membership.
The HRC Committee met on 5 occasions during fiscal year 2025.
Please see also the report of the HRC Committee set forth elsewhere in this proxy statement.
Human Resources and Compensation Committee Interlocks and Insider Participation
None of the members of the HRC Committee is or was formerly an officer or employee of the Company, and no executive officer serves on the board of directors of any company at which any of the HRC Committee members is employed.
Nominating and Governance Committee (NGC)
The purpose of the NGC is to: (i) identify, review and evaluate candidates to serve as directors; (ii) serve as a focal point for communication between such candidates, the Board of Directors and our management; (iii) make recommendations to the full Board with respect to Board candidates to be elected by the shareholders or appointed by the Board; evaluate and make recommendations to the Board on a set of corporate governance and ethics principles; (v) periodically review and evaluate our governance and ethics policies and guidelines; (vi) evaluate and make recommendations to the Board concerning the structure, responsibilities and operation of the Committees of the Board; (vii) make recommendations to the Board concerning Board meeting policies; and (viii) make recommendations to the Board concerning the compensation of members of the Board and any Committees of the Board.
Under its charter, as supplemented by the rules of the Nasdaq Stock Market, the NGC must consist of not less than three members, each of whom satisfies the independence requirements of the Nasdaq Stock Market. A copy of the charter of the Nominating and Governance Committee is publicly available on our website at www.azenta.com. Each of the current members of the Nominating and Governance Committee meets the definition of an independent director.
The NGC is responsible for identifying, evaluating, and recommending qualified candidates for election to the Board, whether nominated by the Board or by shareholders. The NGC considers candidates recommended by shareholders, directors, management, and third-party search firms using the same evaluation criteria applied to all candidates.

8 AZENTA – 2025 Proxy Statement

CORPORATE GOVERNANCE
In evaluating candidates, the NGC seeks to assemble a Board whose members collectively possess the skills, experience, and attributes necessary for effective oversight of the Company’s strategy and operations. The NGC considers a broad range of factors, including:
•	proven leadership and management experience as a chief executive officer or chair of a public company or other large, complex organization
•	financial and/or accounting expertise
•	healthcare or life sciences industry experience
•	operational experience in innovation-focused industries
•	mergers and acquisitions, growth strategy, and market expansion experience
•	risk management and cybersecurity experience
•	public company or significant non-profit board experience
•	global business experience
•	independence (as defined under SEC and Nasdaq rules)
•	the highest ethical standards of integrity and commitment to corporate governance
•	the ability to devote sufficient time and attention to Board responsibilities
While the NGC does not have fixed requirements beyond independence and integrity, it actively seeks to maintain an appropriate mix of the skills and experiences listed above and places particular emphasis on background, experience, and perspective. The NGC regularly assesses the Board’s composition against evolving Company needs and may prioritize certain qualifications when filling specific vacancies.
Shareholders who wish to recommend a director candidate for consideration by the NGC must follow the procedures described in “Other Matters — Shareholder Proposals and Recommendations for Director.”
The Nominating and Governance Committee also initiates and administers the Board’s annual self-evaluation and performance review process. In fiscal 2025, the NGC again engaged an independent third party to assist in the evaluation process to bring an outside perspective to the process in order to ensure rigor, full disclosure and a thorough and dynamic process. In fiscal 2025, this evaluation process was initiated by each Board member being sent a written questionnaire prepared by the independent third party with input from the NGC and the Senior Vice President, General Counsel and Corporate Secretary dealing with a variety of elements.
After these questionnaires were completed and returned, the independent third party reviewed the results and then conducted individual interviews with each Board member to understand fully the perceptions and analysis of each director. The independent third party then presented the information collected through these processes to the NGC and then, following that discussion, the chair of the NGC presented the independent third party’s observations and recommendations to the full Board for discussion and review. The Board views these activities as part of its overall process of ongoing self-evaluation and continuous improvement and expects to periodically engage independent third parties to help facilitate its annual self-evaluations and performance reviews.
The NGC met on 6 occasions during fiscal year 2025.
Value Creation Committee (VCC)
On November 1, 2024, the Board created the VCC for the purpose of assisting and advising the Board in its responsibilities relating to long-term value creation. The VCC monitors and consults with and advises the Board and senior management of the Company on the Company’s long-term value creation including cost optimization and procurement initiatives, growth and strategic initiatives and plans, capital deployment and the Company’s execution thereon, as well as on the impact of external developments and factors on the Company’s long-term value creation (including margin expansion), growth and strategic initiatives and plans, including, without limitation, the impact of changes in economic and market conditions, competitive activity, technology, legislative and regulatory considerations and any other external development that the VCC believes is relevant.
Each of the current members of the VCC meets the definition of an independent director, except for Mr. Marotta.
The VCC met on 12 occasions during fiscal year 2025.
Board Risk Oversight
Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its Committees, has the ultimate responsibility for the oversight of risk management. The Board has delegated to the Audit Committee responsibility to ensure that the Board and management implement and regularly employ the processes necessary to understand, address, and manage the Company’s business risks, including delegation to other Committees of the Board with respect to

AZENTA – 2025 Proxy Statement 9

CORPORATE GOVERNANCE
specific areas of business risk where the Audit Committee deems this to be appropriate. Periodically, working initially through the Audit Committee, management and the Board jointly develop and/or review a list of important risks that the Company prioritizes. These are reviewed during the year by management and by the Board and the applicable Committees of the Board. The Board of Directors also specifically engages in cybersecurity risk oversight through detailed annual reports, as well as periodic updates from the Company’s Chief Information Officer.
The Board’s risk oversight processes build upon management’s regular risk assessment and mitigation processes, which include standardized reviews conducted with members of management across and throughout the Company in areas such as financial and management controls, strategic and operational planning, regulatory compliance, environmental compliance, and health and safety processes. The results of these reviews are then discussed and analyzed at the most senior level of management, which assesses the level of risk posed in these areas, the likelihood of their occurrence, and the time-frame for onset should the risk materialize, coupled with planning for the mitigation of such risks and occurrences.
Following this senior management level assessment, the Audit Committee is then tasked to coordinate the risk assessment process at the Board level and to ensure that mitigation and corrective actions are being taken where appropriate.
Board Leadership Structure
The Company’s Corporate Governance Guidelines, as set out on the Company’s corporate web site under “Company” and “Investors” and “Governance” and “Governance Documents,” provide that there will always be independent leadership of the Board. In accordance with the Corporate Governance Guidelines, the Board may select the Chief Executive Officer to also serve as Board Chair, but its current practice is to have an independent director serve as Chair. The Corporate Governance Guidelines also make clear that if the same person serves as Chief Executive Officer and Chair, the Board must select a lead independent director who will be responsible for chairing meetings of the independent directors in addition to any other responsibilities designated by the Board. Under this separation of responsibilities, an independent director will always be in a position of Board leadership.
The Company’s Corporate Governance Guidelines also provide that the independent directors of the board shall meet in executive session (separate from any inside directors) on a regular basis, at least as frequently as may be required by applicable Nasdaq or SEC rule or regulation. It has been the consistent practice of the Chair to conduct such meetings of independent directors at each in-person meeting of the Board of Directors. In addition, the independent directors of the Board meet in executive session under certain circumstances when appropriate.
In addition, under the Corporate Governance Guidelines, the Chair (with the assistance of the Company Secretary) is primarily responsible for (i) monitoring communications from shareholders and (ii) providing copies or summaries of such communications to the other directors as he or she considers appropriate.
We believe that the separation of the roles of Chief Executive Officer and Chair of the Board of Directors continues to offer benefits including the following:
•	the independent oversight of the Company is enhanced;
•	the objectivity of the Board’s evaluation of the Chief Executive Officer is increased;
•	having a non-executive chair provides an independent spokesperson for the Company;
•	the Chief Executive Officer has the benefit of a fully independent and experienced board; and
•	the Board can provide a fully independent and objective assessment of risk.
Our Approach to Environmental, Social and Governance (ESG)
At Azenta, our mission to enable “life sciences organizations around the world to bring impactful breakthroughs and therapies to market faster” is aligned with our commitment to operate as a responsible corporate citizen. We are dedicated to using resources responsibly to support the sustainability of our business and the global environment.
Oversight and Governance
Our environmental, social, and governance (ESG) efforts are governed at the highest levels, with Board and executive management oversight. The Board of Directors provides guidance to ensure that ESG initiatives align with material risks and opportunities, strategic goals, and stakeholder expectations. The ESG Committee of the Board is responsible for overseeing our ESG strategy, including environmental sustainability, community outreach, ethics and compliance programs, workplace health and safety, product quality and safety, data privacy and security, and workplace engagement initiatives. The Committee also monitors ESG-related reporting and disclosure. Other Board committees oversee ESG-related areas within their respective charters. The ESG program is further supported by a cross-functional Executive ESG Steering Committee, comprised of management team members from across the Company, which supports the development and execution of initiatives related to the three key pillars: Environmental Protection, Social Impact, and

10 AZENTA – 2025 Proxy Statement

CORPORATE GOVERNANCE
Responsible Operations. This governance framework, with oversight from both Executive Leadership and the Board, allows us to effectively manage ESG risks and opportunities across the organization. We remain focused on our three pillars of corporate responsibility, outlined below.

Environmental Protection
We incorporate climate-related considerations into business planning, including efforts to reduce energy consumption and greenhouse gas (GHG) emissions across our operations and the impact of our products and services. We draw on the Science Based Targets initiative (SBTi), which assists companies in developing emissions reduction targets aligned with climate science and the Paris Agreement. Our climate program includes a goal to reduce Scope 1 and 2 emissions by 55 percent by 2033 from a 2022 base year. Our facilities support this goal through energy-related measures, including solar, LED lighting, and renewable energy procurement. In addition, we work with suppliers and customers on initiatives related to emissions reduction and the evaluation of materials used in our operations. Our R&D activities include the development of refrigeration technologies that incorporate energy-efficient design elements, which are reflected in products such as the BioArc™ Ultra automated sample storage system and are intended to reduce operational energy use.

Social Impact

We maintain programs to support workforce engagement, diversity, development, and well-being. We employ inclusive hiring practices and pay equity review processes. Employee well-being is also a key focus, supported by competitive benefits, recognition programs, and professional development initiatives that foster a culture of collaboration and growth. These activities support employee development and participation in community programs. Employee feedback gathered through global engagement surveys informs workplace programs and initiatives. This input has supported the development of initiatives such as the Azenta Career Hub, which facilitates internal career growth opportunities. The Company also prioritizes employee well-being through the Azenta Employee Wellbeing program, which promotes self-care and balance. To further support professional development, we provide resources like LinkedIn Learning and Azenta THRIVE. LinkedIn Learning offers employees access to a wide range of online courses to support professional skill development. Meanwhile, the Azenta THRIVE initiative provides resources that support employee development, onboarding, and leadership training. These initiatives support an inclusive environment and employee development across the organization.

Responsible Operations
At Azenta, good corporate governance is fundamental to our business and values. Our governance practices emphasize transparency, accountability, and ethical conduct. Our enterprise risk management (ERM) program systematically identifies, assesses, and mitigates risks across the organization. Cybersecurity, data privacy, and product safety remain core operational pillars, and we apply recognized industry practices to maintain compliance and protect customers and employees. We conduct our business with integrity and responsible practices throughout our operations, supplier relationships, and customer engagements. This includes conducting regular safety training across our operations, maintaining close partnerships with customers, and conducting operations ethically with respect to human rights. We expect our suppliers to follow socially and environmentally responsible business practices and engage with them to support those expectations. To further integrate ESG throughout the organization, we engage with stakeholders to gain insights on important topics. These activities help maintain standards of governance, operational integrity, and sustainable business practices across the organization.

For more information on our ESG initiatives and to read our latest annual ESG Report, please visit the “Environmental, Social, and Governance” section of our website (at https://investors.azenta.com/esg).

AZENTA – 2025 Proxy Statement 11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of December 3, 2025 with respect to the beneficial ownership of our common stock by each current director, each director nominee that is not a current director, each executive officer named below in the Summary Compensation Table (referred to as the “named executive officers”), all current executive officers and current directors as a group, and each person known by us to be the beneficial owner of 5% or more of our common stock. Except as indicated below, this information is based upon information received from, on behalf of or filed with the SEC by the named security holders.

Name	Shares of Common Stock Beneficially Owned(1)	Percentage of Class(2)
Named Executive Officers and Current Directors and Director Nominees:
John P. Marotta	38,068	*
Lawrence Lin	24,727	*
Ephraim Starr	—	*
Jason W. Joseph(10)	99,241	*
Olga Pirogova	5,524	*
Ginger Zhou	12,553	*
Herman Cueto(11)	34,841	*
Frank E. Casal	14,560	*
William L. Cornog(9)	27,045	*
Robyn C. Davis(3)	58,633	*
Dipal Doshi	4,040	*
Quentin Koffey	4,616,787(4)	10.1%
Martin Madaus(9)	11,445	*
Alan J. Malus	17,035	*
Erica J. McLaughlin	16,858	*
Tina S. Nova	10,109	*
All current directors and current executive officers as a group (18 persons)(3)(4)	4,991,466	10.9%
Five Percent Owners:
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055(5)	6,207,457	13.5%
The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, PA 19355(6)	5,650,051	12.3%
Politan Capital Management LP, 106 East 56th Street, 10th Floor, New York, NY 10019(7)	4,611,752	10.0%
Dimensional Fund Advisors LP, 6300 Bee Cave Road, Building One, Austin, TX 78746(8)	3,006,242	6.5%

*	Less than one percent.
(1)
To our knowledge, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table. In addition, shares indicated as beneficially owned by officers and directors include restricted stock over which the officer or director has voting power but no investment power and any restricted stock units which would vest within 60 days of December 3, 2025. All fractional shares are rounded up to the next whole share. None of the current executives have restricted shares that will vest within 60 days of December 3, 2025.

(2)	As of December 3, 2025 there were 45,989,578 shares of our common stock outstanding.
(3)	Includes 17,999 shares issued to Ms. Davis issued as restricted stock units that have been deferred until separation from her service as an Azenta director.
(4)
Includes 4,611,752 shares held by Politan Capital Management LP (“Politan LP”); Politan Capital Management GP LLC (“Politan Management”); and Politan Capital Partners GP LLC (“Politan GP”). See footnote 7 below.

(5)
Based upon the most recent amendment to Schedule 13G filed by BlackRock, Inc. with the SEC on July 18, 2025, as of June 30, 2025, BlackRock, Inc. and the subsidiaries listed therein had sole voting power over 6,111,866 shares and sole dispositive power over 6,207,457 shares.

12 AZENTA – 2025 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(6)
Based upon the most recent amendment to Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 13. 2024, as of December 29, 2023, The Vanguard Group, Inc. and certain of its subsidiaries had sole voting power over 0 shares, shared voting power over 20,112 shares, sole dispositive power over 5,567,329 shares, and shared dispositive power over 82,722 shares.

(7)
Includes shares held by Politan LP; Politan Management; Politan GP; and Quentin Koffey (together with Politan LP, Politan Management and Politan GP, “Politan”). Based upon an Amendment No. 5 to Schedule 13D filed by Politan on November 4, 2024, reporting that it had shared voting and dispositive power with respect to 4,611,752 shares. Politan’s address is c/o Schulte Roth & Zabel LLP, 919 Third Avenue, Suite 2300, New York, New York 10022.

(8)
Based upon the Schedule 13G filed by Dimensional Fund Advisors LP with the SEC on October 31, 2024, as of September 30, 2024, Dimensional Fund Advisors LP had sole voting power of 2,954,552 shares, shared voting power over 0 shares, sole dispositive power over 3,006,242 shares, and shared dispositive power over 0 shares.

(9)	Includes 4,040 shares issued to Mr. Cornog and Mr. Madaus as restricted stock units that have been deferred until separation from her service as an Azenta director.
(10)
Mr. Joseph ceased serving as an executive officer on May 15, 2025. Reflects ownership of 82,943 shares as of November 21, 2024 on the Form 4 filed with the Securities and Exchange Commission and Azenta records plus 16,298 shares vested since that date.

(11)
Mr. Cueto ceased serving as an executive officer on November 27, 2024. Reflects ownership of 24,604 shares as of November 21, 2024 on the Form 4 filed with the Securities and Exchange Commission and Azenta records plus 10,237 shares vested since that date.

AZENTA – 2025 Proxy Statement 13

PROPOSAL NO. 1  ELECTION OF DIRECTORS
PROPOSAL NO. 1  ELECTION OF DIRECTORS
At the Annual Meeting, ten directors are to be elected to serve until the 2027 annual meeting of shareholders and thereafter until their successors have been duly chosen and qualified or their earlier death, resignation or removal. The nominees for election at the Annual Meeting are listed on the following pages with brief biographies. All nominees are currently Azenta directors.
All of the nominees are willing to serve as directors but, if any of them should decline or be unable to serve as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our Board of Directors, unless the Board alternatively acts to reduce the size of the Board or maintain a vacancy on the Board.
Director Qualifications
It is the Nominating and Governance Committee and Board’s practice to evaluate the qualifications and criteria for overall experience represented on the Board consistent with the factors discussed in the section describing our Nominating and Governance Committee, above. When assessing the Board’s composition, the Nominating and Governance Committee and the full Board review the Board’s effectiveness in balancing those qualifications and criteria with the need to ensure that the members of the Board function well together.
Cooperation Agreement
On November 1, 2024, we entered into a Cooperation Agreement with Politan Capital Management LP, a Delaware limited partnership, Politan Capital Management GP LLC, a Delaware limited liability company, Politan Capital NY LLC, a New York limited liability company, and Politan Capital Partners GP LLC, a Delaware limited liability company, (collectively, “Politan”) regarding the composition of our Board and certain other matters. Pursuant to the Cooperation Agreement, we agreed, among other things: (a) to increase the size of the Board by three (3) directors and appoint Mr. Koffey to the Board, effective November 1, 2024, with an initial term expiring at the 2025 Annual Meeting; (b) to establish the Value Creation Committee; (c) to appoint Messrs. Koffey, Cornog, Malus, Madaus and Marotta to the Value Creation Committee (collectively, the “Initial Value Creation Committee Members”), with Mr. Cornog appointed as the Chair of the Value Creation Committee and Mr. Casal appointed as a non-voting observer of the Value Creation Committee (collectively with the Initial Value Creation Committee Members, the “Value Creation Committee Participants”); (d) to appoint Mr. Koffey to the HRC Committee; (e) to nominate the Value Creation Committee Participants for election to the Board at the 2025 Annual Meeting; and (f) that two directors serving on the Board immediately prior to the execution of the Cooperation Agreement would not stand for re-election to the Board at the 2025 Annual Meeting pursuant to which Dr. Rosenblatt and Messrs. Bousa and Hirsch were not nominated for re-election at the 2025 Annual Meeting and their terms expired at the 2025 Annual Meeting. Additionally, the Cooperation Agreement includes certain voting commitments, standstill, confidentiality and mutual non-disparagement provisions (subject to certain customary carveouts) that generally remain in place until the earlier of (x) the date that is 30 days prior to the notice deadline under our Amended and Restated Bylaws for the nomination of director candidates for election to the Board at the 2026 annual meeting of shareholders and (y) October 23, 2025. While the Cooperation Agreement is expired, the Nominating and Governance Committee considered Mr. Koffey and the Value Creation Committee Participants for election to the Board at the Annual Meeting in the same manner as other nominees.
Vote Required and Resignation Policy
An affirmative vote of a plurality of votes properly cast, virtually or by proxy, is required for the election of each of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Broker non-votes will have no effect on the voting outcome with respect to the election of directors.
Under our Corporate Governance Guidelines, as amended as of January 30, 2025, a director who receives a greater number of votes “withheld” or “against” than votes “for” in an uncontested election of directors is required to promptly resign. The Nominating and Governance Committee will consider each resignation tendered under this policy and recommend to the Board whether to accept or reject it.

Our Board of Directors Recommends a Vote “FOR” Each Nominee for Director

14 AZENTA – 2025 Proxy Statement

DIRECTOR NOMINEES
DIRECTOR NOMINEES
Information on Nominees
Following is certain information with respect to the ten nominees, in each case setting forth the particular experience, qualifications, attributes and skills of each director nominee that led the Board to conclude that such person should serve as a director of Azenta.

John P. Marotta | Age 46 | (Director since September 2024) President and Chief Executive Officer
Committees: Value Creation Other Current Public Boards: None Former Public Boards: Senseonics Holdings, Inc. (NYSEAMERICAN: SENS) Education: BS, Dayton University MBA, University of Denver
Career Highlights: Mr. Marotta joined Azenta Life Sciences in September 2024 as President and CEO. He has two decades of experience leading global companies in life sciences, medical devices, and diagnostics. Prior to joining the company, Mr. Marotta served as Executive in Residence of Patient Square Capital, a leading healthcare investment firm. Previously, he served as CEO and President of PHC Holdings Corp. (TSE: 6523) (formerly Panasonic Health Care), a diversified global life sciences, diagnostics, and medical device company focused on precision healthcare, growing global revenues, and leading its IPO from owners KKR Capital. He also held a variety of senior executive roles in leading life sciences companies, including Danaher (NYSE: DHR), Envista Holdings (NYSE: NVST), and Cardinal Health (NYSE: CAH).

Key Expertise Provided to the Board: Mr. Marotta brings executive leadership experience as CEO of Azenta Life Sciences, as well as two decades of experience leading global companies in life sciences, medical devices, and diagnostics. Mr. Marotta has demonstrated consistent achievement in organic revenue growth, operational efficiencies, and significant value-creating transactions throughout his career.

Key Skills • Executive Leadership in Life Sciences/Healthcare • Global Business • Investment Management • Growth Strategies and Market Expansion • Operations Experience

AZENTA – 2025 Proxy Statement 15

DIRECTOR NOMINEES

Frank E. Casal | Age 71 | (Director since November 2021 and Chair since January 2024) Board Chair
Committees: Audit (Chair) Nominating and Governance Other Current Public Boards: None Former Public Boards: None Education: BS, Boston University
Career Highlights: Mr. Casal formerly served as Vice Chair of Audit of KPMG, where he spent over forty years of his career. Having led the Audit function consisting of approximately 9,000 professionals at KPMG, he has proven leadership and management experience, offering unique perspective to the Azenta Board’s ongoing efforts to manage talent and human capital.

Key Expertise Provided to the Board: Mr. Casal brings best-in-class knowledge of financial reporting, accounting and audit to the Azenta Board, drawing on his experience providing supervisory responsibilities to large, global Fortune 500 companies. Mr. Casal has significant expertise in transforming businesses through mergers and acquisitions, financing transactions and other strategic priorities.

Key Skills
• Global Business
• Financial Management, Accounting and Audit
• Risk and Investment Management
• Financing transactions
• M&A Integration Experience
• Experience in highly regulated industries
• Talent and Leadership Development

William L. Cornog | Age 61 | (Director since November 2024)

Committees:
Value Creation (Chair)

Other Current Public Boards:
Brightview Holdings Inc. (NYSE: BV)
LiveWire (NYSE: LVWR)

Former Public Boards:
None

Education:
BA, Stanford University
MBA, Harvard University

Career Highlights: Mr. Cornog is the former head of KKR Capstone, the portfolio operations team of KKR & Co. In addition to leading Capstone, Mr. Cornog chaired KKR’s portfolio management committees for the Americas, Europe, Asia, Infrastructure, Impact & Technology Growth and was a member of the Investment & Distribution and Valuation Committees.

Key Expertise Provided to the Board: Mr. Cornog brings extensive experience in financial investment, advisory and monitoring, as well as global portfolio experience.

Key Skills
• Investment Management
• Growth Strategies and Market Expansion
• Public Company Director Experience
• M&A and Integration Experience
• Fundamental Valuation and Corporate Management Analysis
• Information Security Experience

16 AZENTA – 2025 Proxy Statement

DIRECTOR NOMINEES

Robyn C. Davis | Age 64 | (Director since June 2013)

Committees:
Human Resources and Compensation (Chair)
Nominating and Governance

Other Current Public Boards:
Psychemedics Corporation
(NASDAQ: PMD)

Former Public Boards:
None

Education:
BA, Tufts University
MBA, Harvard University
Executive Master Professional Director Certification, American College of Corporate Directors

Career Highlights: Since 2000, Ms. Davis has served as Managing Director of AngelHealthcare Investors, a group comprised of Boston-based health and investment leaders. Ms. Davis manages the investment process and the portfolio of early-stage investments including medical devices, life sciences, information technology and professional services. She served on the boards of several portfolio companies and actively contributed to their fundraising, business model, and successful exit.

Key Expertise Provided to the Board: Ms. Davis brings valuable investor-focused perspective to the Azenta Board and its ongoing efforts to maximize shareholder value. Ms. Davis also has strong financial acumen, particularly as it relates to operational matters and extensive experience supporting life sciences companies as they scale and grow, both organically and through mergers and acquisitions, having successfully exited certain portfolio companies and having sat on the Board of CRA Health when it was acquired by Volpara.

Key Skills
• Executive Leadership in Life Sciences/Healthcare
• Risk and Investment Management
• Operations Experience
• Growth Strategy and Market Expansion
• M&A and Integration Experience
• Talent and Leadership Development
• Public Company Director Experience

Quentin G. Koffey | Age 48 | (Director since November 2024)

Committees:
Human Resources and Compensation
Value Creation

Other Current Public Boards:
Masimo Corporation (NASDAQ: MASI)

Former Public Boards:
None

Education:
BA, Yale University
JD, Stanford University
MBA, Stanford University

Career Highlights: Mr. Koffey is Founder, Managing Partner and CIO of Politan Capital Management. Prior to founding Politan in 2021, Mr. Koffey was a partner at Senator Investment Group LP from 2019 to 2021, a Portfolio Manager for Strategic Investments at The D.E. Shaw Group from 2017 to 2019 and a Portfolio Manager at Elliott Management Corporation from 2010 to 2017.

Key Expertise Provided to the Board: Mr. Koffey brings his expertise as a professional investor as Founder, Managing Partner and CIO of Politan Capital Management, as well as his experience enhancing strategy, financial management and governance in the healthcare sector.

Key Skills
• Risk and Investment Management
• Strategy, Financial Management and Governance
• Public Company Director and Board Committee Leadership Experience
• Capital Allocation
• Fundamental Valuation and Corporate Management Analysis

AZENTA – 2025 Proxy Statement 17

DIRECTOR NOMINEES

Martin Madaus | Age 66 | (Director since January 2024)

Committees:
Nominating and Governance (Chair)
Value Creation

Other Current Public Boards:
Repligen Corporation (NASDAQ: RGEN)
Quanterix Corporation (NASDAQ: QTRX)
Hologic, Inc. (NASDAQ: HOLX)

Former Public Boards:
Standard Biotools Inc. (NASDAQ: LAB)
Covidien Ltd. (COV) (Acquired by Medtronic plc)
Mettler-Toledo International Inc. (NYSE: MTD)
Millipore Corporation (MIL) (Acquired by Merck KGaA)

Education:
PhD, Veterinary Medicine, Tieraerztliche Hochschule Hannover
DVM, Veterinary Medicine,
Ludwig-Maximilians Universität München

Career Highlights: Dr. Madaus currently serves as a Senior Operating Executive at the Carlyle Group Inc. (NASDAQ: CG), a global investment firm with $382 billion in assets under management. Dr. Madaus has notable experience in strategy, mergers and acquisitions, and commercial transformations, having served as Chairman, President and CEO of Millipore Corporation, where he led their sale to Merck KGaA (FWB:MRK) for $7.2 billion and also led the $4.2 billion leveraged buyout of Ortho Clinical Diagnostics. Dr. Madaus previously served as Chairman and CEO at Other-Clinical Diagnostics and, prior to that, served as President and CEO, N.A. of Roche Diagnostics Corp, a subsidiary of Roche Holdings AG (SWX: ROG).

Key Expertise Provided to the Board: As an experienced public company CEO who has spent his career in diagnostics and life science tools, both as an executive and a board member, Dr. Madaus brings valuable operational insight and industry expertise to the Azenta Board and a proven track record of creating shareholder value in both public and private life science companies.

Key Skills
• Executive Leadership in Life Sciences/Healthcare
• Growth Strategies and Market Expansion
• Investment Management
• Global Business
• Public Company Director Experience
• M&A and Integration Experience

18 AZENTA – 2025 Proxy Statement

DIRECTOR NOMINEES

Alan J. Malus | Age 66 | (Director since November 2024)
Committees: Value Creation Other Current Public Boards: None Former Public Boards: PHC Holding Corp. (TSE: 6523) Education: Bachelor’s Degree, University of Michigan MBA, University of Pittsburgh
Career Highlights: Mr. Malus formerly served as Corporate Executive Vice President of Thermo Fisher. Prior, Mr. Malus served as President, Laboratory Products and Services at Thermo Fisher. He has held various leadership positions and senior executive positions in finance, marketing, commercial development, and operations since joining Thermo Fisher in 1998 and currently serves as an Executive Advisor. Previously, Mr. Malus served as an independent director at PHC Holdings Corp., a global healthcare company, headquartered in Japan.

Key Expertise Provided to the Board: Mr. Malus brings over 18 years of broad-reaching executive and operating experience in the life sciences and diagnostics industry. Mr. Malus also has global healthcare experience, with experience in enhancing growth strategies and market expansion.

Key Skills • Executive Leadership in Life Sciences/Healthcare • Global Business • Experience in Highly Regulated Industries • Growth Strategies and Market Expansion • Operations Experience

Erica J. McLaughlin | Age 49 | (Director since April 2020)
Committees: Environmental, Social and Governance (Chair) Audit Other Current Public Boards: None Former Public Boards: None Education: BS, Boston College MBA, Boston College
Career Highlights: Ms. McLaughlin currently serves as Executive Vice President, CFO and Head of Corporate Strategy at Cabot Corporation (NYSE: CBT), a publicly traded manufacturer of specialty chemicals and performance materials. Ms. McLaughlin joined Cabot in 2002 and has held a variety of roles within the finance organization and Cabot’s global businesses, most recently as vice president of business operations for the Reinforcement Materials segment and general manager of the tire business. Prior to joining Cabot, Ms. McLaughlin worked for KPMG, LLP in their audit services division.

Key Expertise Provided to the Board: Ms. McLaughlin brings international business experience and expertise in financial areas and strategy, with a strong background in accounting and audit. She also has significant experience in mergers, acquisitions and integrations, as well as industrial knowledge of life sciences, having served on Azenta’s Board during its transition from Brooks Automation. Further, her experience as the Inaugural Chairperson of Cabot’s Diversity and Inclusion Steering Committee and as Co-Chair of the Governance pillar at Cabot’s ESG executive management structure, gives her valuable perspective on ESG, DEI and other matters top-of-mind for Azenta’s leadership.

Key Skills
• Global Business experience
• Public company executive experience
• Financial Management, Accounting and Audit
• Growth Strategy and Market Expansion
• ESG/ Sustainability
• M&A and Integration Experience
• Leadership and Talent development

AZENTA – 2025 Proxy Statement 19

DIRECTOR NOMINEES

Tina S. Nova | Age 72 | (Director since January 2023)

Committees:
Environmental, Social and Governance
Human Resources and Compensation

Other Current Public Boards:
Exagen, Inc. (NASDAQ: XGN)

Former Public Boards:
Veracyte Inc. (NASDAQ: VCYT)
Arena Pharmaceuticals Inc. (ARNA) (Acquired by Pfizer, Inc.)

Education:
BS, The University of California, Irvine
PhD, The University of California, Riverside
Postdoctoral Research, New York University Medical Center

Career Highlights: Dr. Nova has extensive experience in the creation of start-up companies and the commercialization of products with a focus on molecular diagnostics. Dr. Nova spent 15 years as the co-founder, President and CEO of the publicly traded company, Genoptix Medical Laboratories, from inception to its acquisition by Novartis Pharmaceuticals in 2011. She has worked for, managed, raised capital and co-founded a number of early-stage innovative biotechnology companies in San Diego including Nanogen, Inc., Ligand Pharmaceuticals and Hybritech, Inc.

Key Expertise Provided to the Board: Dr. Nova is an industry veteran in life sciences, with experience in building and leading successful life science businesses from conception through IPO, including public-company CEO experience. She has deep insights into commercial operations, sales and marketing efforts and brings significant experience in mergers, acquisitions and integration, having overseen the sale of several companies as both an executive and director. She also provides relevant life sciences executive leadership experience, having held Chief Executive roles at Decipher Biosciences, sold to Veracyte (NASDAQ: VCYT) in 2021, Molecular Stethoscope and Genoptix, which she co-founded and oversaw its $470 million sale to Novartis AG (NYSE: NVS) in 2011.

Key Skills
• Executive Leadership in Life Sciences/Healthcare
• Public company executive experience
• Global Business experience
• Operational Experience
• Growth Strategy and Market Expansion
• M&A and Integration Experience

Dipal Doshi | Age 50 | (Director since January 2025)
Committees: Other Current Public Boards: Entrada Therapeutics (NASDAQ: TRDA) Former Public Boards: None Education: BA, Rutgers University MBA, University of Pennsylvania
Career Highlights: Mr. Doshi is the CEO of Entrada Therapeutics and a Member of its Board of Directors. He previously served as President and CEO from 2017 to 2023. Mr. Doshi has led critical functions in biotechnology and pharmaceutical companies, including roles focused on business development, corporate strategy, new product planning, commercial planning and finance. Prior to joining Entrada, Mr. Doshi was the Chief Business Officer at Amicus Therapeutics, a global biotechnology company focused on rare diseases. He has also held senior-level positions at a healthcare private equity fund and Catalent. Earlier in his career, Mr. Doshi worked in Merrill Lynch’s Investment Banking Group and held several roles at Eli Lilly and Company.

Key Expertise Provided to the Board: Mr. Doshi brings significant experience in the biotechnology and pharmaceutical industries. His experience in strategy, operational and commercial growth, and perspective as a current public company CEO will be additive to the Board.

Key Skills • Executive Leadership in Life Sciences/Healthcare • Public Company Executive Experience • Growth Strategies and Market Expansion • Operations Experience

20 AZENTA – 2025 Proxy Statement

COMPENSATION OF DIRECTORS
COMPENSATION OF DIRECTORS
Below is a description of our policy for the compensation of directors that was applicable in fiscal year 2025 beginning with the 2025 Annual Meeting held on January. The following table sets forth the total compensation paid or accrued during the fiscal year 2025 to each of our non-employee directors.
Director Compensation Table
Fiscal Year 2025

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Total
Frank E. Casal	$134,375	$270,390	$404,765
William Cornog(4)	$77,500	$211,373	$288,873
Robyn C. Davis	$91,814	$211,373	$303,187
Dipal Doshi	$56,250	$211,373	$267,623
Quentin Koffey	$78,125	$211,373	$289,498
Martin Madaus(3)(4)	$83,750	$211,373	$295,123
Alan Malus(3)	$75,625	$211,373	$286,998
Erica J. McLaughlin	$90,000	$211,373	$301,373
Tina Nova	$81,875	$211,373	$293,248

(1)
Mr. Marotta is not included in the table as he only received compensation during fiscal 2025 as an employee. Mr. Marotta’s compensation is discussed below under “Compensation Discussion and Analysis” and “Compensation Tables for Named Executive Officers” below.

(2)
The value of a stock award is based on the fair value as of the grant date calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. There were no outstanding unvested stock awards or stock options as of September 30, 2025.

(3)	Mr. Madaus and Mr. Malus elected to defer 100% of their cash compensation for calendar year 2025.
(4)	Mr. Madaus and Mr. Cornog elected to defer 100% of their stock awards for calendar year 2025.
Deferred Restricted Shares
In addition, as of September 30, 2025, the following directors have deferred receipt of the following number of Restricted Stock Units (RSUs):

Director	# Deferred Shares
Robyn C. Davis	17,999
William Cornog	4,040
Martin Madaus	4,040

AZENTA – 2025 Proxy Statement 21

COMPENSATION OF DIRECTORS
Compensation Policy
The Board approved changes to the annual director compensation paid to our non-employee directors, effective upon the election of directors at the 2025 Annual Meeting. The changes were made to better align our director compensation with market practices of our peers and to rebalance the compensation structure to include higher equity ownership and less cash retainer, to better align with shareholder interests. The table below sets forth the current annual compensation paid to our non-employee directors that went into effect with the 2025 Annual Meeting. Compensation is pro-rated for the portion of any fiscal year in which the non-employee director provides service and is paid quarterly.

Annual Cash Retainer (Board)		$60,000
Annual Equity Retainer (Board)		$215,000
Committee Chair Cash Retainer:
•	Audit Committee	$25,000
•	Human Resources and Compensation Committee	$18,250
•	ESG Committee	$12,500
•	Nominating and Governance Committee	$12,500
•	Value Creation Committee	$12,500
Committee Member Cash Retainer:
•	Audit Committee	$10,000
•	Human Resources and Compensation Committee	$7,500
•	ESG	$5,000
•	Nominating and Governance Committee	$5,000
•	Value Creation Committee	$5,000
Non-Executive Board Chair Premium:
•	Addition Annual Cash Retainer	$40,000
•	Additional Annual Equity Retainer	$60,000
New Director Initial Equity Award (pro rata based on days elapsed since prior annual meeting)		$215,000

The annual equity retainer is delivered in the form of Azenta shares that vest immediately and are settled on the date of grant. The shares are issued three full business days following the release of earnings for the first fiscal quarter ending December 31, which occurs each year following our annual meeting of shareholders. The number of shares granted is determined by dividing the equity values by the 20 day average closing price including the grant date.
Deferred Compensation
Non-employee directors may elect to defer receipt of their stock compensation in exchange for a credit, in restricted stock units, to a deferred RSU account. Currently, directors may elect to defer their RSUs to either the earlier or later of age 65 or separation from service or a specified date. Any RSUs that are deferred will be paid within 90 days of the relevant deferral date. Non-employee directors may also elect to defer all or a portion of their cash compensation pursuant to the Company’s Deferred Compensation Plan. Directors who make a deferral election will have no rights as shareholders of the Company with respect to amounts credited to their deferred RSU account. An amount equal to the cash dividends that would be paid on the number of shares equal to the number of RSUs credited to the director’s deferred RSU account will be converted into additional RSUs based on the closing price of the Company’s stock on each dividend record date.
Non-employee Director Ownership Guidelines
The Board of Directors has previously approved equity ownership guidelines for non-employee directors, which require each non-employee director, over time, to own shares of our common stock having a market value of at least $300,000. The target ownership amounts are subject to adjustments based on changes in the market price for our common stock. As of December 3, 2025, each of the non-employee directors, except Mr. Doshi, is currently meeting the target ownership amount. Dr. Madaus and Messrs. Cornog, Koffey and Malus, who each joined the Board in the last two years, has exceeded the target ownership amount. The Board may at any time revoke or modify these guidelines.
The Nominating and Governance Committee and the full Board review director compensation periodically in light of business and market conditions and such other factors as they deem appropriate.

22 AZENTA – 2025 Proxy Statement

COMPENSATION OF DIRECTORS
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and anticipate that we will enter into similar agreements with any future directors. Generally, the indemnification agreements are designed to provide the maximum protection permitted by Delaware law with respect to indemnification of a director.
The indemnification agreements provide that we will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding, specifically including actions by or in our name (derivative suits) where the individual’s involvement is by reason of the fact that the director is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney’s fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will receive indemnification unless the director is adjudged not to have acted in good faith and in a manner the director reasonably believed to be in the best interests of Azenta.

AZENTA – 2025 Proxy Statement 23

EXECUTIVE OFFICERS
EXECUTIVE OFFICERS
Biographical Information
The names of our current executive officers and certain biographical information furnished by each of them as of December 16, 2025 are set forth below. Each executive officer serves for a one-year term or until his or her successor is elected and qualified or until his or her earlier death, resignation or termination.

Name	Age	Position with the Company
John P. Marotta	46	President and Chief Executive Officer
Lawrence Lin	48	Executive Vice President and Chief Financial Officer
Ephraim Starr	54	Senior Vice President, General Counsel and Secretary
Olga Pirogova	51	Senior Vice President and Chief Human Resources Officer
Dr. Ginger Zhou	49	Senior Vice President, President, GENEWIZ

Mr. John P. Marotta joined Azenta in September 2024 as President and Chief Executive Officer. Prior to joining Azenta, Mr. Marotta served as Executive in Residence of Patient Square Capital, a leading healthcare investment firm from February 2023 to August 2024. Previously, he served as CEO and President of PHC Holdings Corp. (TSE: 6523) (formerly Panasonic Health Care), a diversified global life sciences, diagnostics, and medical device company focused on precision healthcare, from December 2020 to May 2022. He also served as President of Epredia, a PHC Group operating company, from July 2020 to April 2021. Prior to PHC Group, Mr. Marotta was a Senior Vice President of Envista Holdings, a dental medical device spinout from Danaher, from September 2019 to June 2020. Prior to the spinout, Mr. Marotta was the Senior Vice President of Dental Platform at Danaher, from October 2018 to September 2019.
Mr. Marotta received his BS from the University of Dayton and his MBA from the University of Denver, Daniels School of Business.
Mr. Lawrence Lin joined Azenta in November 2024 as Executive Vice President and Chief Financial Officer. Mr. Lin is responsible for leading and managing Azenta’s global finance functions, including accounting, financial planning and analysis and internal controls. Mr. Lin is also responsible for establishing long-range financial planning and policies while maintaining positive relationships with our shareholders and the financial community.
Prior to joining Azenta, Mr. Lin served as Chief Financial Officer of GeoStabilization International LLC, a privately held industrial company specializing in geohazard mitigation, from 2022 to 2024. Before this, from 2021 to 2022, Mr. Lin was Senior Vice President of Finance Operations at PHC Holdings Corporation. Mr. Lin’s prior roles include Vice President of Finance for North America (CFO) and Global Functions at LivaNova, a global medtech company, from 2019-2021, and Vice President of Finance Operations at KaVo Kerr, a dental equipment manufacturer previously part of Danaher, from 2016 to 2019.
Mr. Lin holds a bachelor’s degree in finance from California State University, Fullerton.
Mr. Ephraim Starr joined Azenta Life Sciences in May 2025 as Senior Vice President, General Counsel & Corporate Secretary, overseeing legal affairs, including governance, securities, litigation, intellectual property, and regulatory matters. He also serves as Secretary to the Corporation and its Board and oversees corporate development.
From October 2022 to May 2025, Mr. Starr led the Private Equity Practice at Lean Focus, a consulting firm recognized for cultivating high-performance cultures and driving sustainable growth, and he ran a solo law practice, Ephraim Starr, pllc. From March 2021 to June 2022, he served as General Counsel and Corporate Officer at PHC Holdings, where he supported the company’s initial public offering. From 2010 to March 2021, he was the General Counsel of Danaher’s Water Platform and served an interim role as Danaher’s Chief IP Counsel. Prior to 2010, he held executive legal roles at Lenovo and Honeywell and served as an associate and partner in the litigation and IP departments of Kirkland & Ellis LLP.
Mr. Starr holds a J.D. from Duke University School of Law and a B.A. in English and Physics from Amherst College. He is a registered U.S. Patent Attorney and is licensed to practice law in California and Colorado.
Ms. Olga Pirogova joined Azenta in August 2023 as Senior Vice President and Chief Human Resources Officer (CHRO). Ms. Pirogova is responsible for developing and executing Azenta’s human resources strategy in support of the overall business plan and strategic direction of the company.
Prior to Azenta, from April 2021 to August 2023, Ms. Pirogova served as CHRO at Speedcast, a global satellite communications service provider. Ms. Pirogova spent the previous 12 years with BD (Becton, Dickinson & Company), a leading global medical technology company, where she worked in various Human Resources leadership roles across Latin America, Europe, and the United States. Prior to BD, she worked at British Petroleum and Phillip Morris International, where she held roles in a wide range of HR disciplines.

24 AZENTA – 2025 Proxy Statement

EXECUTIVE OFFICERS
Ms. Pirogova received her master’s degree in human development from Ibero-American University in Mexico City and completed her undergraduate degree at Minsk State Linguistic University in Belarus.
Dr. Ginger Zhou joined Azenta in November 2018 and was appointed as Senior Vice President and General Manager of the Genomic Services (now Multiomics) business in November 2022. She holds primary responsibility for leading global Multiomics growth, operations, and development of related products and solutions.
Dr. Zhou received her Ph.D. in Molecular Biology and Biochemistry from The State University of New York through a joint research program with Yale University. She holds a B.S. in Biochemical Engineering from Tianjin University, China.

AZENTA – 2025 Proxy Statement 25

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION DISCUSSION AND ANALYSIS
In this Compensation Discussion and Analysis, we describe the material elements of our fiscal 2025 compensation for the Named Executive Officers (NEOs) set forth in the table below and summarize changes in our compensation program for fiscal 2025.

Name	Role
John Marotta	President and Chief Executive Officer
Lawrence Lin(1)	Executive Vice President and Chief Financial Officer
Herman Cueto(2)	Former Executive Vice President and Chief Financial Officer
Ephraim Starr(3)	Senior Vice President, General Counsel and Corporate Secretary
Jason W. Joseph(4)	Former Senior Vice President, General Counsel and Corporate Secretary
Olga Pirogova	Senior Vice President and Chief Human Resources Officer
Ginger Zhou	Senior Vice President, President GENEWIZ

(1)	Mr. Lawrence Lin joined Azenta on November 13, 2024 and became the Executive Vice President and Chief Financial Officer on November 27, 2024, replacing Mr. Herman Cueto.
(2)
Mr. Herman Cueto served as Chief Financial Officer until November 27, 2024. His employment with the Company terminated on December 1, 2024 and he transitioned to a consultant role of an Advisor to the CEO through March 1, 2025.

(3)	Mr. Ephraim Starr joined Azenta on May 15, 2025 and became the Senior Vice President, General Counsel & Corporate Secretary, replacing Mr. Jason Joseph.
(4)
Mr. Jason Joseph stepped down from his role as SVP, General Counsel and Corporate Secretary on May 15, 2025. He continued as a non-executive officer employee until June 30, 2025, when his employment with the Company ended. Following that, he transitioned to a consulting role as an Advisor to the CEO and General Counsel through November 30, 2025.

Executive Summary
Our executive compensation program reflects Azenta’s commitment to innovation, growth, and delivering value for our customers, employees, and shareholders. Attracting and retaining exceptional talent is essential to advancing our strategy and achieving long-term success. The program is built on a pay-for-performance philosophy that rewards results, aligns leadership with shareholder interests, and supports sustainable value creation. It is guided by the following principles and practices:
Market Alignment: We benchmark against a peer group of life sciences and related companies to ensure our compensation remains competitive and consistent with industry standards.
Balanced Pay Structure: We provide market-competitive total direct compensation consisting of base salary, annual incentives, and long-term equity awards.
Pay for Performance: A significant portion of executive compensation is variable and tied to performance. For fiscal 2025, our short-term incentive plan emphasizes financial results and strategic execution, while long-term incentives focus on shareholder value creation.
Shareholder Alignment: Our annual and long-term incentive programs incorporate challenging performance goals designed to drive sustainable growth and long-term shareholder returns.
Risk Management: We regularly review our programs to ensure they do not encourage excessive risk-taking and remain aligned with sound governance practices.
Ownership and Accountability: Our stock ownership guidelines and clawback policies reinforce accountability and ensure executives maintain meaningful equity stakes in Azenta.
Shareholder Engagement: We value shareholder feedback and are proud that our 2025 “say-on-pay” proposal received over 99% approval at our annual meeting.
Each year, our Human Resources and Compensation Committee, or HRC Committee, undertakes a comprehensive review of the design and metrics of our incentive plans to ensure alignment with our business strategy. The following program enhancements resulted from this review and support our belief that our incentive plans are strongly aligned with our business strategy.

26 AZENTA – 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Program Enhancements for Fiscal Year 2025
To strengthen the alignment of our executive compensation program with our shareholders and the life sciences industry, the HRC Committee implemented the following changes to our executive compensation program for fiscal year 2025:
•
Introduced a simplified short-term Incentive Compensation Plan (ICP) for all executives, with 60% tied to the company’s financial performance and 40% linked to the performance against strategic objectives. Financial metrics include Core Revenue, Adjusted EBITDA, and Free Cash Flow.

•
Increased the payout at threshold performance from 25% to 50% of target to better align with prevalent market practice in the life sciences industry to ensure competitive incentives while maintaining rigorous performance goals.

•
Eliminated the Environmental, Social and Governance (ESG) Scorecard as a metric in the short-term incentive plan as part of the transition to the simplified ICP, recognizing that relevant ESG-related metrics could form a part of an individual’s strategic objectives where appropriate.

•	Adjusted the Long-Term Incentive Plan (LTIP) mix to 50% PSUs and 50% time-based RSUs to better align with peers and market practice.
•	Changed the PSU performance measures to be 100% tied to Relative Total Shareholder Return (rTSR).
Fiscal 2025 Company Performance and Financial Highlights
Azenta is a leading global provider of biological and chemical compound sample exploration and management solutions for the life sciences industry. We support our customers across the research, clinical development, and commercialization continuum with expertise in sample management, automated storage, and genomic services, helping accelerate the delivery of impactful, breakthrough therapies to market.
We understand the critical importance of sample integrity and offer a broad portfolio of products and services, including automated storage systems, genomic services, consumables, informatics, data software, and sample repository solutions. Our global footprint, deep expertise, and leadership positions make us a trusted partner to pharmaceutical, biotechnology, and life sciences research institutions worldwide.
Fiscal 2025 was a transformative year for Azenta. We delivered 4% reported revenue growth and 3% organic growth, alongside significant margin expansion of 310 basis points. The results were driven by business simplification through the Azenta Business System, and enhanced execution, which led to measurable improvements in quality, delivery, and productivity.
As announced in November 2024, we reclassified our B Medical business to discontinued operations and are pursuing its sale to streamline our portfolio and accelerate revenue growth and profitability in our other core businesses. References throughout this proxy statement to “Continuing Operations” exclude the B Medical Systems business.
Business Highlights of fiscal 2025 performance include:
•	Adjusted EBITDA from Continuing Operations: $66 million; margin was 11.2%, up 310 basis points year over year.
•	Adjusted Operating Income: $16 million; margin was 2.6%, up 200 basis points year over year.
•	Revenue: $594 million, up 4% year over year; organic growth of 3%, driven largely by our Multiomics business.
•
Sample Management Solutions: $325 million revenue, up 2% (organic up 1%) driven by Clinical Biostores, Consumables and Instruments and Sample Storage partially offset by lower revenue in Cryogenic Systems and Automated Stores revenue.

•	Multiomics: $269 million revenue, up 6% reported (organic up 5%), driven by Next Generation Sequencing, partially offset by a decline in Sanger sequencing and Gene Synthesis revenue.
•	Cash Position: $546 million in cash, cash equivalents, restricted cash and marketable securities at fiscal year-end.
•	Free Cash Flow: $38 million, which represents a $26 million improvement over the prior year.

AZENTA – 2025 Proxy Statement 27

COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Program Framework
Philosophy and Objectives
Our executive compensation program is intended to reward our senior leadership team for achieving performance that is directly tied to our annual operating and longer-term strategic plans which are designed to create value for our shareholders. We believe that our plan structure clearly aligns our reward outcomes with the interests of our shareholders, as reinforced by our dialogue with shareholders over the last several years.
We have identified strategic business imperatives and designed our executive compensation program in a manner that we believe provides appropriate incentives for management to work toward our mutually beneficial goals.
Pay for Performance Alignment
We have focused on the alignment of the pay of our senior leadership team with our performance as measured by certain core business metrics. We chose these metrics, which are incorporated into our incentive compensation plans, to coordinate with our financial and strategic objectives and to appropriately balance our short- and long-term goals. Our performance goals are designed to build a strong, resilient business that drives sustainable value creation and long-term profitable growth.
The chart below shows the strong alignment between our strategic imperatives and our cash (or Incentive Compensation Plan, sometimes referred to as our ICP) and equity (or Long-Term Incentive Plan, sometimes referred to as our LTIP) incentive plans in effect for fiscal 2025.
Strategic Imperatives

DRIVE
Operational Excellence
REINVEST
In Profitable Growth
DEPLOY
Capital Prudently & Strategically
Revenue
Free Cash Flow
Adjusted EBITDA
Adjusted ROIC
Long Term Value Creation (Relative TSR)
LongTerm (LTIP)
Short Term (ICP)
Short (ICP) & Long (LTIP) Term)

We believe our executive compensation program provides competitive compensation that is in line with the practices of leading life sciences companies with whom we compete for business and talent. Our total rewards strategy is intended to provide:
•	A balance between fixed and variable pay that rewards performance and results.
•	Performance-based awards that are tied to challenging but achievable company and business unit goals.
•	Recognition that in our cyclical and volatile industries, the ability to perform throughout business cycles is critical to our long-term success.
We do not define specific percentages of fixed, variable, and long-term compensation for our executives. We designed our executive pay program to provide base compensation that is competitive with our peer group along with the opportunity to earn variable pay when justified by financial performance. Our pay-for-performance design emphasizes “at-risk” variable compensation, which is paid based upon achievement of strategic accomplishments that are directly tied to increasing shareholder value.
Strong Governance and Pay Practices
We believe that our executive compensation program supports our business strategies and talent management objectives and is consistent with governance best practices that serve our shareholders’ long-term interests. The following are some of the highlights of our program design and pay practices for our executive officers:

28 AZENTA – 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

What We Do	What We Don’t Do
Maintain stock ownership guidelines to reinforce the alignment of executive officer and shareholder interests	No above-median pay benchmarking
Maintain clawback provisions to assure accountability	No gross-up provisions
Provide for double-trigger change-in-control benefits	No pension plans or other post-employment benefit plans
Consult with an independent compensation consultant	No executive perquisites
Conduct an annual risk assessment of our pay design and practice to ensure design does not encourage excessive risk taking	No severance multipliers more than three times total pay
Conduct an annual review of pay levels	No dividends on RSUs and PSUs until they vest
Conduct evaluations of performance goal rigor	No hedging or pledging of our stock
Solicit shareholder input and incorporate their feedback, including annual say-on-pay vote	No vesting of equity awards in the event of termination without cause or for good reason
Require minimum vesting periods on equity awards, and LTIP awards have a three-year performance period
Provide cap on annual incentives and LTIP awards and base the awards on value-driving financial metrics

Key Components of Compensation for Fiscal Year 2025
Our executive compensation program for fiscal 2025 consists of three components: base pay; annual cash incentive under our ICP program and equity awards under our LTIP, which were a mix of time-based RSUs and performance-based restricted stock units (PSUs). We do not grant stock options or stock appreciation rights to directors, officers, or employees as part of our compensation program. In allocating total direct compensation among these three components, we seek to provide competitive levels of fixed (base pay) and variable compensation through annual and long-term variable incentives, providing opportunity for additional compensation where aggressive but achievable performance objectives are met or exceeded.

	% of Target Total Compensation
Compensation Component	(CEO Mix)	All Other NEOs	Objective
Base Salary	10%	22%	Provides regular source of income at market-competitive levels.
ICP (Annual Focus)	11%	15%	•	Motivates executive team to achieve key annual financial goals and objectives.
			•	Provides at-risk compensation that is not earned if minimum threshold goals are not achieved as well as upside earnings potential for achievement of stretch goals.
LTIP (Long-Term Focus)	79%	63%	•	Motivates executive team to execute against longer-term financial and strategic objectives.
			•
Provides a direct link between performance outcomes and actual pay realized using performance-based RSUs, representing 50% of each executive’s annual LTIP grant. Payout is contingent upon achieving minimum performance thresholds and provides upside potential for stretch performance. Provides retention incentive using time-based RSUs representing 50% of each executive’s annual LTIP grant.

			•	Aligns executives with stockholders by having a direct correlation between stock price and LTIP value.

AZENTA – 2025 Proxy Statement 29

COMPENSATION DISCUSSION AND ANALYSIS
Determining Executive Compensation
The HRC Committee is responsible for developing and administering the compensation program for executives, as illustrated in the chart below. All HRC Committee pay recommendations are submitted to the non-employee directors of the Board for final vote and approval. The HRC Committee is composed of four members, all of whom are independent directors. Ms. Robyn C Davis is Chair of the HRC Committee, having been appointed in January 2024, and she serves along with Mr. Quentin G. Koffey, Mr. Alan J. Malus, and Dr. Tina S. Nova.
Each year our CEO, with the assistance of our Human Resources department, makes annual recommendations to the HRC Committee regarding salaries, incentive payments and equity grants for key employees, including all executive officers other than himself. The HRC Committee also holds executive sessions that are not attended by management. The HRC Committee makes recommendations to the non-employee directors on each element of our CEO’s compensation and other significant aspects of our executive compensation program for final approval by our full Board. The HRC Committee’s recommendations typically include the following:

•	Executive compensation program development.
•	ICP and LTIP design, performance metrics and goals determination.
•	Executive base salary adjustments.
•	Incentive plan achievement awards and payouts.
•	Pay program and policies that impact the executive team such as severance and change in control arrangements, stock ownership requirements and other pay governance items.

Human Resources and Compensation Committee Annual Compensation Calendar

Spring HRC Committee and Board Meeting

- Review compensation consulting relationships
- Review legislative and market impacts to program

Summer HRC Committee and Board Meeting

- Review philosophy and pay strategies
- Initial review of executive incentive plan designs and targets
- Review of Pay for Performance report
- Review and approval of peer group for next fiscal year

October HRC Committee Meeting

- Additional review of executive incentive plans design, metrics and goals for new fiscal year
- Review of market and trends
- Competitive pay analysis review

Fall HRC Committee and Board Meeting

- Final review and approval of executive incentive plans design, metrics and goals
- Compensation program risk analysis
- Review and approve prior year incentive payouts
- Review and approve CEO and other NEOs base sala recommendations
- Board approves recommendations from HRC Committee
- CEO Performance Assessment Review
- CEO Pay Elements review and approval
- Develop shareholder outreach strategies

Winter HRC Committee and Board Meeting

- Review proxy analysis reports
- Review stock ownership guidelines
- Review Investor Outreach Feedback*
- Certification of Consultant Expenses
- HRC Charter Review

Annual Shareholder's Meeting

CD&A/Proxy Filed

Shareholder Outreach

*	Timing of Shareholder Outreach varies from year to year

30 AZENTA – 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Use of Consultants
The HRC Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities as described below. Each year our outside compensation consultant assists the HRC Committee in evaluating the competitiveness and appropriateness of executive compensation levels and practices. In fiscal 2025, the HRC Committee continued its engagement with its independent compensation consultant, Pearl Meyer, a national executive compensation consulting firm, to review and provide recommendations concerning all the elements of our executive compensation program. Pearl Meyer provides services solely on behalf of the HRC Committee and has no relationship with the Company or management except as it may relate to performing such services. The HRC Committee has assessed the independence of Pearl Meyer pursuant to SEC rules and the corporate governance rules of the Nasdaq Stock Market and concluded that no conflict of interest exists that prevents Pearl Meyer from independently representing the HRC Committee. Services provided by Pearl Meyer in fiscal 2025 included:
•	A review of the appropriateness of our peer group for executive compensation comparison purposes.
•
A competitive assessment of Azenta’s compensation practices as compared to the market based on the compensation components of base salary, target annual incentives, long-term incentives, and total direct compensation.

•
Analysis and advice to support exit and new hire packages relative to two executive transitions in FY2025, including a competitive assessment and guidance on the offer for the hiring of the Chief Financial Officer and General Counsel.

•	An evaluation of the design of our incentive plans (ICP and LTIP).
•	An evaluation of the rigor of our short-term and long-term incentive metrics and goals and their corresponding potential impact on increasing shareholder value.
•	An analysis of our equity practices to assure prudent equity management as measured by our share burn rate, dilution, and overhang.
•	An analysis of our short- and long-term pay for performance alignment relative to our peer group.
•	An update and advice on regulatory items and marketplace trends as needed.
•	Attendance at scheduled HRC Committee meetings to assist with ongoing support.
We supplement Pearl Meyer’s information with compensation survey data we purchase from the Radford Global Compensation Database, which is used to gauge the market competitiveness of our senior executive compensation.
Before each meeting, the HRC Committee receives the appropriate materials and information necessary to make informed decisions about our executive compensation practices. These materials may be supplemented by reports prepared by Pearl Meyer or our Human Resources department. The HRC Committee uses its judgment supported by facts and documentation in making compensation recommendations that it believes supports our philosophy and objectives.
Peer Group
In consultation with Pearl Meyer, the HRC Committee annually reviews our peer group to ensure it is appropriate to utilize for external compensation comparisons. The criteria we use to select these companies include industry comparability, geography, revenue size and market capitalization, and product/service comparability.

Category	Criteria
Industry Similarity	»	Publicly traded companies in the following life science industry groups:
• Health Care Equipment & Services (GICS: 3510)
• Biotechnology & Life Sciences Tools and Services (GICS: 3520)
Other Factors	»	Consideration of local life sciences companies, shareholder advisory firm peers, and “peers of peers”
Size Similarity	»	Revenue: $300M - $1.3B, approximating a 0.5x - 2.0x range around Azenta revenue
	»	Market Capitalization: $500M - $13.1B approximating a 0.2x - 5.0x range around Azenta’s market capitalization
Business Profile Similarities	»
Companies with primary areas of focus in the development, manufacturing and distribution of Life Sciences products and services, with emphasis on genomic services and analytics, sample repository, and consumables and instruments

AZENTA – 2025 Proxy Statement 31

COMPENSATION DISCUSSION AND ANALYSIS
The following chart contains a list of the companies in our fiscal 2025 peer group. There were no changes to the peer group in fiscal year 2025.

Peer Group
10x Genomics, Inc
Bio-Techne Corporation
Certara, Inc.
Cryoport, Inc.
Guardant Health, Inc.
Haemonetics Corporation
Maravai LifeSciences Holdings Inc.
Medpace Holdings, Inc..
Myriad Genetics, Inc.
Natera, Inc.
NeoGenomics, Inc.
Repligen Corporation
Sotera Health Company
Tandem Diabetes Care, Inc.
Twist Bioscience Corporation

Fiscal 2025 Executive Compensation Program
Based on Pearl Meyer’s competitive assessment and the HRC Committee’s review of each executive’s scope of responsibility and individual performance, the HRC Committee set target pay levels for the CEO and our other executive officers that were in accordance with our compensation philosophy. The outcomes of our fiscal 2025 executive compensation program can be summarized as follows:

Fiscal 2025 Element	Fiscal 2025 Outcome
Base Salary	•	Ms. Pirogova and Dr. Zhou received market-based salary increases. The new base salary rates became effective January 1, 2025.
Incentive Cash Compensation (Cash) 2025	•
Adjusted EBITDA, Corporate Revenue and Business Unit Revenue and Operating Income fell slightly short of targets. Free Cash Flow and Working Capital well exceeded target. Strategic initiatives were met. This resulted in above target awards.

Long-Term Incentive Plan (2023–2025) Status: Complete Achievement: 0% of target	•
3-Year Metric Measures: cumulative Adjusted Earnings Before Income Taxes Depreciation and Amortization (EBITDA); cumulative Free Cash Flow; and 3-year average ROIC to be measured following the end of fiscal 2025. 0% Achievement was due to below threshold performance on all three metrics.

Long-Term Incentive Plan (2024–2026) Status: Ongoing	•	3-Year Metric Measures: cumulative Adjusted EBITDA and cumulative Free Cash Flow to be measured following the end of fiscal 2026.
Long-Term Incentive Plan (2025–2027) Status: Ongoing	•	3-Year Metric Measures: Relative TSR to defined peer group to be measured following the end of fiscal 2027.

32 AZENTA – 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Base Salary
The HRC Committee reviews executive salaries annually and applies any adjustments effective January 1, with occasional mid-year changes for off-cycle events such as promotions. In making these decisions, the Committee considers market competitiveness for the CEO and other NEOs based on data provided by its independent consultant, as well as overall executive performance and the individual performance of each NEO. The following table presents the base salaries for the CEO and our other NEOs for the past two fiscal years.
FISCAL YEAR END BASE PAY

Name	September 30, 2024(1)	September 30, 2025	Percent Increase
John Marotta	$900,000	$900,000	—
Lawrence Lin	—	$540,000	—
Herman Cueto	$520,000	—	—
Ephraim Starr	—	$540,000	—
Jason W. Joseph	$460,000	—	—
Olga Pirogova(2)	$370,000	$400,000	8.1%
Ginger Zhou(2)	$400,000	$414,000	3.5%

(1)	Mr. Lin and Mr. Starr were hired after September 30, 2024.
(2)	Ms. Pirogova and Dr. Zhou received salary adjustments in recognition of their contributions and to maintain their market competitive positioning. Base salary adjustments were as of January 1, 2025.
Annual Cash Incentive for Fiscal 2025 – Incentive Compensation Plan (ICP)
In 2025, to better align with the life sciences industry, the HRC Committee introduced a simplified short-term Incentive Compensation Plan (ICP) for all executives, with 60% tied to the company’s financial performance and 40% linked to the performance of strategic objectives. The diagram below illustrates the 2025 annual incentive opportunities the HRC implemented for the CEO and other NEOs.

In October 2024, the HRC Committee, with management, reviewed the Company’s strategic objectives and Annual Operating Plan, or AOP, to determine the critical strategic and financial metrics and goals they believe would drive shareholder value when achieved. For fiscal 2025, the HRC Committee chose financial metrics that were once again consistent with our strategic focus. Financial metrics include Core Revenue, Adjusted EBITDA, and Free Cash Flow. Business Unit specific metrics for the SVP, President GENEWIZ include Revenue, Operating Profit and Working Capital which continue to align with our strategy of accelerating profitable growth as a life sciences company. We eliminated the Environmental, Social and Governance (ESG) Scorecard as a metric in the short-term incentive plan as part of the transition to the simplified ICP, recognizing that relevant ESG-related metrics could form a part of an individual’s strategic objectives where appropriate. Strategic Objectives for fiscal year 2025 for the executives fall into the following categories: Growth, Operating Margin Expansion/Working Capital/Lean, Quality/Delivery, Talent & Engagement, Compliance & Risk. The HRC Committee set specific measurable criteria for evaluation among the Strategic Objectives for each named executive officer.

AZENTA – 2025 Proxy Statement 33

COMPENSATION DISCUSSION AND ANALYSIS
In reviewing the metrics and goals, the following objectives guided the HRC Committee:
•	Aligning the shorter-term strategic and financial objectives of our annual ICP incentives and the longer-term strategic objectives of our LTIP with key value drivers and shareholder value creation
•	Establishing financial goals that are challenging but achievable, that show significant growth over prior years’ targets and results and that account for significant acquisitions and divestitures
•	Maintaining a strong linkage between incentive plan metrics and our strategic plan and business model
•	Defining appropriate ranges of financial long-term performance to equitably reward performance below and above our challenging targets for our business during fiscal 2025
The HRC Committee met over several sessions and engaged our compensation consultant to review our (and our peer group’s) historical achievement levels on the proposed metrics to ensure appropriate rigor in setting these goals. Based on its independent assessment, Pearl Meyer concluded that the fiscal 2025 incentive compensation performance goals were of appropriate rigor reflecting:
•
A goal-setting process incorporating marketplace best practices, including meaningful year-over-year growth from actual results, appropriately structured performance ranges and corresponding reasonable payout levels

•	Alignment with investor expectations and performance ranges that are generally consistent with peer design with highly robust stretch goal targets
•	ICP goals based on meaningful organic growth for continuing business operations
•	Historical payouts that have fluctuated below and above targets demonstrating a history of sufficiently challenging goals
Fiscal 2025 ICP Financial Performance Goals
The goals for the fiscal 2025 ICP were determined by referencing financial targets in our AOP, which anticipated profitable growth, and excluded the impact of any acquisition activity that occurred during the 2025 fiscal year. The B Medical business was excluded from all goals because of its reclassification to discontinued operations as part of Azenta’s strategy to streamline operations and focus on core business areas. For fiscal year 2025, Adjusted EPS was replaced by Adjusted EBITDA as it was deemed a better measure of profitability. In support of the Company’s focus on strong cash management, free cash flow was introduced as part of the ICP for fiscal 2025. Financial metrics within the plan support the company’s objectives of profitable growth and a strong balance sheet.
Core Revenue
•	Challenging revenue goal set exceeding fiscal 2024 actual results by 4%, measuring our growth performance and execution across all businesses
•	Weighted at 35% of Target
•	Revenue was at 85.8% performance resulting in a weighted goal achievement of 30% of target
Adjusted EBITDA
•	Challenging Adjusted EBITDA goal set exceeding fiscal year 2024 actual results by 42%, measuring our performance in delivering profitable growth
•	Weighted at 45% of Target
•	Adjusted EBITDA was at 94.1% performance resulting in a weighted goal award achievement of 42.4%
Free Cash Flow
•
Challenging Free Cash Flow target set exceeding fiscal year 2024 by 27%, a new metric for fiscal year 2025, measuring our performance in maintaining a healthy balance sheet and strong working capital management.

•	Weighted at 20% of Target
•	Free Cash Flow was at 200% performance, resulting in a weighted goal award achievement of 40%
Core Revenue came in below target despite strong performance by the Multiomics, which grew 6% driven by Next Generation Sequencing. Adjusted EBITDA performance came in slightly below plan target. Enhanced execution and business simplification through the Azenta Business System drove meaningful improvements in quality, delivery, and productivity. Free Cash Flow far exceeded target as a result of improved margin expansion, reduced capital expenditures, working capital improvements and streamlined operations.

34 AZENTA – 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal 2025 Corporate Financial ICP Results
The table below reflects the fiscal 2025 corporate financial ICP results for Mr. Marotta and our other NEOs.

	TARGETS (In Millions $)					ACHIEVEMENT
						Year End Result
Corporate Metrics(1)	Metric Weighting	Threshold 50%(2)	Target 100%	Max 200%	Full Year Actual(1)	Award Percent	Weighted % of Target Award
Core Revenue	35%	$572M	$597M	$657M	$590M	85.8%	30.0%
Adjusted EBITDA	45%	$54M	$68M	$82M	$66M	94.1%	42.4%
Free Cash Flow	20%	$26M	$33M	$40M	$50M	200.0%	40.0%
Corporate Financial Metrics	100%						112.4%

(1)
See Appendix A for the calculation of Core Revenue, Adjusted EBITDA and Free Cash Flow and for a reconciliation of non-GAAP measures to the most directly comparable GAAP financial measure. Targets and results exclude B Medical because of its reclassification to discontinued operations. FY24 Core Revenue excluding B Medical was $574. FY25 Revenue target set at 4% growth excluding B Medical.

(2)
In FY2025, the Committee increased the payout at threshold performance from 25% to 50% of target to align with market practice and enhance competitiveness, while maintaining challenging performance goals.

Fiscal 2025 ICP Strategic Objectives Performance Goals
The HRC Committee, in collaboration with management, established strategic objectives for the CEO and other NEOs for fiscal year 2025. These objectives encompass a balanced mix of quantitative and qualitative measures, including financial and non-financial metrics, to ensure alignment with the Company’s long-term priorities and shareholder value creation. The table below outlines the areas of focus for the CEO and the other NEOs.

Executive Officer(1)	2025 Strategic Objectives
	Growth	Op Margin Expansion / Working Capital/ Lean	Quality/ Delivery	Talent & Engagement	Compliance & Risk
John Marotta President and Chief Executive Officer
Lawrence Lin EVP, Chief Financial Officer
Ephraim Starr SVP, General Counsel
Olga Pirogova SVP, Chief Human Resources Officer
Ginger Zhou, SVP, President GENEWIZ

(1)	Jason Joseph received an ICP payment as part of his transition agreement with 2025 strategic objectives assumed at 100% achievement.
At the conclusion of fiscal year 2025, the HRC Committee, in consultation with management, reviewed the progress against these objectives set at the beginning of the year and determined that the CEO and all other NEOs will receive a Personal Payout Percentage of 100% based on the progress achieved.

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COMPENSATION DISCUSSION AND ANALYSIS
Listed below are our CEO’s and our other NEOs’ earned cash payments based on the achievement of the financial and strategic metrics as weighted.

Name	ICP Full Year Target		60% Financial Performance		40% Strategic Objectives		Total ICP Payout
	Target as % of FY Base Pay	FY25 Full Target Award $	Financial Performance %	Financial Performance Payment $	Strategic Objectives %	Strategic Objective Performance Payment $	Payment as % of Target	Cash Payment $
John Marotta	110%	$990,000	112.4%	$667,656	100%	$396,000	107.4%	$1,063,656
Herman Cueto(1)	—	—	—	—	—	—	—	—
Lawrence Lin(2)	80%	$370,523	112.4%	$249,881	100%	$148,209	107.4%	$398,090
Ephraim Starr(2)	70%	$133,754	112.4%	$90,204	100%	$53,502	107.4%	$143,705
Jason W. Joseph(3)	65%	$299,000	112.4%	$201,646	100%	$119,600	107.4%	$321,246
Olga Pirogova	60%	$235,015	112.4%	$158,494	100%	$94,006	107.4%	$252,501
Ginger Zhou(4)	60%	$246,074	110.4%	$162,999	100%	$98,430	106.2%	$261,429

(1)	Mr. Cueto’s employment with the Company terminated on December 1, 2024 and he was not eligible to receive an ICP payment for fiscal year 2025
(2)	Mr. Lin and Mr. Starr joined Azenta during fiscal year 2025 and therefore received a pro-rated ICP payout.
(3)	Mr. Joseph terminated as an employee on June 30, 2025 but received his full fiscal year 2025 ICP payout as part of his transition agreement.
(4)	Dr. Zhou financial performance was measured 50% on Corporate financial results and 50% on specific business unit revenue, operating income and working capital performance under the fiscal 2025 ICP.
Long-Term Incentives
We regularly review the design of our equity incentive plan to ensure it remains calibrated to our long-term strategic goals while providing the appropriate balance of fostering motivation and retention. The HRC Committee engaged Pearl Meyer to assist with the review and enlisted the support of the Company’s Human Resources department. The objectives and process of the review included:
•	Diligence exercise to assist the HRC Committee and management in defining the strongest incentive plan metrics that drive shareholder value;
•	Internal Review: Subjective analysis and discussion on current metrics linkage and alignment to specific strategic criteria
•	External Review: Benchmarking of our incentive plan metrics alignment to our compensation peer group and review of achievement results and payouts over several years; and
•	Determination of incentive metrics and design for upcoming LTIP awards, which in fiscal 2025 included consideration of the metrics used in the short-term ICP.
Fiscal Year 2025-2027 Long-Term Incentive Plan (LTIP) – Introduction of Relative TSR as a Metric
For Fiscal 2025, the HRC Committee, working closely with management, made a strategic decision to strengthen alignment with shareholder interests by adopting Relative Total Shareholder Return (rTSR) as the sole performance metric for Performance Share Units (PSUs).
The payout structure decided upon by the Committee reflects market practice: no payout for performance below 25th percentile; 50% payout at 25th percentile, 100% payout at median performance; and a maximum of 200% for performance at or above the 75th percentile. The Committee believes these levels appropriately reflect the degree of challenge associated with achieving higher performance.
The rTSR comparison group is comprised of 22 companies including our established compensation peers and other life sciences companies with similar market capitalization (~ 0.2x to 3.0x) and revenue (~ 0.3x to 2.0x), and with a strong TSR correlation to Azenta.

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COMPENSATION DISCUSSION AND ANALYSIS
The Committee reviewed the change in the PSU metrics with the Board, and together they concluded that incorporating rTSR into the long-term incentive plan, along with short-term metrics in the Incentive Compensation Plan including revenue, adjusted EBITDA, and free cash flow, provides a balanced approach that aligns with our business strategy and reinforces our commitment to delivering sustainable shareholder value over both the short and long term.
Fiscal Years 2025-2027 LTIP Relative TSR peers

Peer Company
10x Genomics, Inc*
Bio-Techne Corporation*
Certara, Inc.*
Cryoport, Inc.*
Cytek Biosciences, Inc.
DiaSorin S.p.A.
Evotec SE
Fulgent Genetics, Inc.
Guardant Health, Inc.*
Haemonetics Corporation*
Maravai LifeSciences Holdings Inc.*
Medpace Holdings, Inc.*
MesaLabs, Inc.
Myriad Genetics, Inc.*
Natera, Inc.*
Neogen Corporation
NeoGenomics, Inc.*
Repligen Corporation*
Sotera Health Company*
Tandem Diabetes Care, Inc.*
Twist Bioscience Corporation*
Veracyte, Inc.

*	In the Azenta Compensation Peer Group
Each of our NEOs received grants of both time-based and performance-based RSUs (PSUs) in fiscal 2025.
The HRC Committee also made the decision, together with the Board, to adjust the LTIP mix to 50% PSUs and 50% time-based RSUs to better align with life sciences peers and prevailing market practice. PSUs are evaluated based at the end of each three-year LTIP period.
Grant Process
The value of each year’s LTIP equity grant for the CEO and our other NEOs is based on a variety of factors including market and peer group data as provided by Pearl Meyer, the ability of the executive to impact long-term shareholder value, the executive’s prior contributions and performance and the outstanding equity grants held by the executive. For our CEO, this translates into a projected equity value to target cash compensation ratio generally ranging from 3.0 to 4.0 and for our other executive officers, a range between 1.0 and 2.2 of total cash compensation. A combination of performance and time-based RSUs are used as part of our LTIP. PSUs are intended to focus and align management leadership on increasing share value, while time-based RSUs help promote retention of key leadership talent. LTIP equity grants are communicated as a dollar value and then converted to shares based on the 20-day average closing price prior to and including the grant date.
Mr. Marotta joined Azenta on September 9, 2024, and received his first full-year of LTIP award as part of the fiscal year 2025 process. In determining his LTIP amount, the HRC focused on aligning his compensation with our life sciences compensation peers. Over the past few years, Azenta has been evolving its executive leadership pay mix to more closely reflect the life sciences industry.

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COMPENSATION DISCUSSION AND ANALYSIS
The following table shows grant date values for the fiscal 2025 LTIPs awarded. Grants consist of a mix of 50% RSUs and 50% PSUs.
Fiscal Year 2025 LTIP Granted

Executive	LTIP Award Value ($000s)(1)	# Shares Granted
John Marotta	$7,250	167,244
Lawrence Lin(2)	$2,248	51,858
Herman Cueto(3)	—	—
Ephraim Starr(4)	$2,000	75,558
Jason W. Joseph	$1,200	27,682
Olga Pirogova	$900	21,662
Ginger Zhou	$750	17,302

(1)
FY25 LTIP awards were granted on November 15, 2024, unless otherwise noted in the table and were converted to shares based on the 20-day average closing price prior to and including the grant date of $43.35. Values shown in the table above are the number of shares granted multiplied by the 20 day average closing price.

(2)	Mr. Lin joined Azenta on November 13, 2024, and received his fiscal year 2025 grant of $1,998,000 and a sign-on RSU grant of $250,000 on December 5, 2024.
(3)	Mr. Cueto did not receive a FY25 LTIP due to his termination of employment on December 1, 2024.
(4)	Mr. Starr joined Azenta on May 15, 2025, and received his fiscal year 2025 grant on May 15, 2025.
LTIP Design Overview
Below summarizes the Fiscal Year 2023-2025, 2024-2026 and 2025-2027 LTIP Design. Each quarter at their regularly scheduled meetings, the HRC Committee and full Board review the Company’s financial results to date and forecast for the remaining fiscal year period against the goals for each plan. Results and goals are disclosed at the end of each three-year plan.
Fiscal Year 2023-2025 LTIP Financial Achievement (Completed on September 30, 2025)
The fiscal 2023-2025 three-year LTIP metrics were cumulative Adjusted EBITDA, cumulative Free Cash Flow, and a three-year average of our ROIC, all equally weighted. Measurement of the three-year period results was completed as of September 30, 2025, resulting in all three financial metrics falling below the threshold and 0% of target earned.

Financial Objective(1)	Weighting	Measurement Time Frame	Metrics	Threshold 25% of Award	Target 100% of Award	Maximum 200% of Award	Results	Weighted % of Target Earned
ROIC(2)	33.3%	3 Years	3–year–average ROIC	0.5%	1.5%	2.5%	(6.9%)	0%
Free Cash Flow(3)	33.3%	3 Years	Cumulative Free Cash Flow	$67M	$95M	$125M	$41M	0%
Adjusted EBITDA(4)	33.3%	3 Years	Adjusted EBITDA	$270M	$376M	$494M	$146M	0%
Total	100.0%							0%

(1)	Goals exclude the impact of any acquisitions and divestitures over the three-year measurement period.
(2)	ROIC: GAAP income minus interest (after tax) as a percentage of average net assets, excluding cash and net deferred taxes. Each year’s average ROIC is equally weighted: (Y1 + Y2 + Y3)/3.
(3)	Free Cash Flow: Cumulative operating cash flow less capital expenditures.
(4)
Adjusted EBITDA: Non-GAAP earnings before interest, taxes, depreciation, and amortization. Net Income that adds back interest expenses, taxes, and depreciation charges, plus other adjustments. See Appendix A for the calculation of Adjusted EBITDA and for a reconciliation of this non-GAAP measure to the most directly comparable GAAP financial measure.

38 AZENTA – 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal Year 2024-2026 LTIP Financial Metrics
For the fiscal year 2024 LTIP awards covering the three year period of fiscal years 2024-2026, Free Cash Flow and Adjusted EBITDA were again used as metrics for the PSU. However, ROIC was removed as a metric to heighten the focus on the remaining two metrics.

Strategic Objective(1)	Weighting	Measurement Time Frame	Metrics	Threshold 25% of Award	Target 100% of Award	Maximum 200% of Award
Free Cash Flow(2)	50%	3 Years	Cumulative Free Cash Flow	*	*	*
Adjusted EBITDA(3)	50%	3 Years	Adjusted EBITDA	*	*	*

(1)	Goals exclude the impact of any acquisitions and divestitures over the three-year measurement period.
(2)	Free Cash Flow: Cumulative operating cash flow less capital expenditures.
(3)
Adjusted EBITDA: Non-GAAP earnings before interest, taxes, depreciation, and amortization. Net Income that adds back interest expenses, taxes, and depreciation charges, plus other adjustments. See Appendix A for the calculation of Adjusted EBITDA and for a reconciliation of this non-GAAP measure to the most directly comparable GAAP financial measure.

*
We do not publicly disclose our goals during the performance periods due to the proprietary and competitive sensitivity of the information. We believe these goals to be consistent with our philosophy of establishing aggressive but achievable targets, and after two years’ and one year’s results, respectively, participants are motivated to achieve the targets for the LTIP.

Fiscal Year 2025-2027 LTIP Financial Metrics

Strategic Objective(1)	Weighting	Measurement Time Frame	Metrics	Threshold 50% of Award	Target(4) 100% of Award	Maximum 200% of Award
Relative TSR (rTSR)	100%	3 Years	Cumulative TSR Compared to Peer Group(2)(3)	25th Percentile	50th Percentile	>=75th Percentile

(1)
TSR is determined by taking ((Ending Stock Price – Beginning Stock Price) + Dividends)/Beginning Stock Price. Ending Stock price is defined by taking the 20-day average closing price up to and including the last day of the performance period, September 30, 2027. Beginning Stock price is defined by taking the 20-day average closing price up to and including the first day of the performance period, October 1, 2024. rTSR ranks Azenta’s three-year TSR performance against the defined Peer Group. Dividends are included based on the ex-dividend date on a reinvested basis. For non-US companies, TSR will be calculated in local currency.

(2)
Peer Group includes the following companies: 10x Genomics, Inc., Bio-Techne Corporation, Certara, Inc., Cryoport, Inc., Cytek, Diasorin, Evotec, Fulgent, Guardant Health, Inc., Haemonetics Corporation, Maravai LifeSciences Holdings Inc., Medpace Holdings, Inc., MesaLabs, Myriad Genetics, Natera, Inc., NeoGenomics, Inc., Neogen Corporation, Repligen Corporation, Sotera Health Company, Tandem Diabetes Care, Inc., Twist Bioscience Corporation and Veracyte.

(3)
To be included in the TSR calculation, a company must be in the peer group at the beginning and end of the period. If a peer group company dissolves or goes bankrupt, it will be placed at the bottom of the TSR ranking. If a company is acquired during the performance period, it will be excluded from the ranking.

(4)	If Azenta’s TSR for the three-year period is negative, the maximum performance award is capped at Target (100%).
Other Compensation and Policies
Stock Ownership Guidelines
Our stock ownership guidelines require that within five years of their hire date (or date of promotion to executive officer), executive officers, including our NEOs acquire and maintain beneficial ownership of Azenta shares at different multiples of salary depending upon position. Beneficially owned shares are defined as shares that are vested or purchased. Shares that are granted and not yet vested do not count towards the ownership requirement. The Chief Executive Officer (CEO) has an ownership requirement of six (6) times base salary. The Chief Financial Officer (CFO) has an ownership requirement of three (3) times base salary. The remaining positions covered by the policy have ownership requirements of two (2) times base salary. As of the end of fiscal 2025, none of the NEOs, Dr. Zhou, Ms. Pirogova, Messrs. Marotta, Lin and Starr are not subject to the guideline because they became executive officers with the past five years, but are on track to meet the requirement within the timeframe. Messrs. Cueto and Joseph are no longer employed by the Company and therefore are not subject to the ownership guidelines.
Risk Assessment Process
The HRC Committee has assessed the risk profile of its compensation program to monitor whether any element of compensation or any policy encouraged inappropriate or unacceptable risk to the Company on an annual basis. The HRC Committee is provided with a series of Company analytical factors which focus upon several key areas of our compensation program, including external market reference;

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COMPENSATION DISCUSSION AND ANALYSIS
pay mix; range and sensitivity of our ICP and LTIP; selection of performance metrics; goal setting process; and our checks and balances on the payment of compensation. We believe this assessment provides a process to ensure that an appropriate balance between prudent business risk and resulting compensation is being maintained.
The HRC Committee believes our policies and procedures achieve this balance. The Company also has a clawback policy in place, as discussed in more detail below, as well as stock ownership guidelines to further align the executives’ interests with those of our shareholders. The HRC Committee regularly monitors the executives’ progress against our stock ownership guidelines. The HRC Committee believes our policies and rewards structure appropriately balance the creation of long-term value with shorter-term positive results.
Clawback Policy
We believe that it is in our best interests and that of our shareholders to create and maintain a culture that emphasizes integrity and accountability and therefore, in compliance with SEC and Nasdaq rules, in November 2023, we adopted a clawback policy that was effective as of October 2, 2023 which provides for the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. Our clawback policy provides for the mandatory reimbursement or recovery, from current and former officers, of excess incentive-based compensation that was erroneously awarded during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the accounting restatement.
We also include clawback provisions in compensation and employment agreements and/or offer letters with our executives that are consistent with the clawback policy and the requirements of the Sarbanes-Oxley Act of 2002.
Following the end of fiscal 2025, the HRC Committee and the full Board oversaw a recovery analysis under the clawback policy of incentive-based compensation received by our executive officers during the years ended September 30, 2024 and 2023 to ascertain whether any recovery of excess incentive-based compensation was required because of revisions made to our Consolidated Statement of Cash Flows for the years ended September 30, 2024 and 2023 to correct classification errors. In December 2025, the HRC Committee and the full Board concluded that recoupment of fiscal year 2024 executive incentive compensation was required because the revisions adversely affected that year’s performance goals, resulting in excess incentive compensation subject to recovery. For details, see “Recovery of Erroneously Awarded Compensation” in the section below entitled “COMPENSATION OF NAMED EXECUTIVE OFFICERS IN FISCAL 2025.”
Insider Trading Policy and Prohibition on Hedging and Pledging
We have an insider trading and confidentiality of insider information policy that, among other things, governs the buying and selling of our securities by all of our personnel, including directors, officers, employees and consultants and certain other covered persons and is designed to establish guidelines on the confidentiality of insider information, to prevent violations of insider trading laws by our personnel, and to avoid even the appearance of improper conduct in this regard by our personnel. The policy prohibits covered personnel from purchasing, selling, or otherwise disposing of our securities while in possession of material non-public information (except in limited circumstances, such as pursuant to a previously established trading plan). In addition, the policy prohibits all employees (including executives and directors) from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities, including any of the following activities: (1) “short sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future) of our securities; (2) use of our securities to secure a margin or other loan; (3) transactions in our securities involving straddles, collars or other similar risk reduction or hedging devices; and (4) transactions in publicly traded options relating to our securities (i.e., options that are not granted by us). The policy includes quarterly and other trading blackouts and sets forth the procedures covered persons must follow before transacting in our securities, including pre-clearance by our CFO or General Counsel of all transactions by executive officers and directors, as well as members of their households, and the requirement that all executive officers and directors must hold our stock purchased in the open market for a minimum of six-months before selling. A copy of the policy is filed as an exhibit to our Annual Report on Form 10-K for the year ended September 30, 2025 as filed with the SEC.
Although we have not adopted a policy governing Azenta’s purchase, sale, and/or other disposition of its own securities, as part of the oversight of risk, the Board, or one or more of its Committees, approves any transaction, plan or arrangement by or with the Company with respect to our securities on a case-by-case basis, and as part of their procedures to review and approve any such transaction, plan or arrangement, the Board or Committee consults with our General Counsel and/or outside legal counsel to ensure compliance with all insider trading laws, rules and regulations, and listing standards.
Employment Agreements
John Marotta (CEO)
Mr. Marotta entered into an employment agreement with the Company on September 9, 2024, which stipulates the terms and conditions of his employment with the Company and his specified annual base salary, and the target variable compensation award based on performance. The agreement provides severance of one year’s base salary, pro-rata annual incentive in the year of termination, and

40 AZENTA – 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
continued coverage under the Company’s health and welfare benefit plans (up to 18 months) if his employment is terminated by us without “cause” or if he resigns for “good reason.” He is also eligible to receive up to an additional 12 months’ severance and benefits if he remains unemployed following the initial twelve months of payment. More information can be found under the section “Compensation Tables for Named Executive Officers - Post-Employment Benefits”.
Lawrence Lin (CFO)
On November 12, 2024, the Company appointed Lawrence Lin as its CFO to replace Mr. Cueto. Pursuant to his offer letter dated November 11, 2024, between Mr. Lin and the Company, which stipulates the terms and conditions of his employment with the Company and his specified annual base salary, and the target variable compensation award based on performance. The agreement provides severance of one year’s base salary in the year of termination, continued coverage under the Company’s health and welfare benefit plans (up to 12 months) and the portion of his $250,000 new hire grant (“Make-Whole Award”) scheduled to vest within the 12-month period immediately following such termination date, shall immediately become fully vested if his employment is terminated by us without “cause” or if he resigns for “good reason.” More information can be found under the section “Compensation Tables for Named Executive Officers - Post-Employment Benefits”.
Ephraim Starr (General Counsel)
On May 15, 2025, the Company appointed Ephraim Starr to replace Mr. Joseph. Pursuant to his offer letter dated as of April 16, 2025, between Mr. Starr and the Company, which stipulates the terms and conditions of his employment with the Company and his specified annual base salary, and the target variable compensation award based on performance. The agreement provides severance of one year’s base salary in the year of termination, and continued coverage under the Company’s health and welfare benefit plans (up to 12 months) if his employment is terminated by us without “cause” or if he resigns for “good reason.” More information can be found under the section “Compensation Tables for Named Executive Officers - Post-Employment Benefits”.
Herman Cueto (former CFO)
On October 16, 2023, Mr. Cueto entered into an offer letter that stipulated the terms and conditions of his employment as CFO, including severance of one year’s base salary and continued participation in benefit plans if terminated without “cause” and he is unemployed.
On November 12, 2024, Mr. Cueto entered into a transition and severance agreement with the Company in connection with our appointment of Lawrence Lin as CFO. Per this agreement, Mr. Cueto remained CFO through the filing on November 27, 2024, of our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, and then transitioned to a consultant role as Advisor to the CEO. He remained an employee through December 1, 2024, receiving his then current base salary, participating in the Company’s benefit plans, and his equity awards continued to vest and remained exercisable. He also received his FY24 performance-adjusted PBVC payment at the same time as other executives. Upon the termination of his employee status, his consulting services agreement became effective on December 2, 2024, and ran through February 28, 2025. For his consulting services, he received $43,333.33 per month along with the employer portion of his benefits. His equity awards continued to vest and remain exercisable in accordance with their respective terms. Upon the conclusion of his consulting services, in consideration of a full release and given that Mr. Cueto was terminated without “cause,” as agreed in his offer letter, he received severance equal to one year’s base salary ($520,000) and participation in benefits. In addition, his unvested 4,581 RSUs granted on November 16, 2023, and his unvested 11,309 RSUs granted on August 9, 2024, vested immediately upon the expiration of the consulting term, while all other unvested equity awards were cancelled.
Jason Joseph (former General Counsel)
On May 15, 2025, Mr. Joseph, Azenta’s former SVP, General Counsel and Secretary, entered into a transition and separation agreement with Azenta. Mr. Joseph stepped down from his role as SVP, General Counsel and Corporate Secretary on May 15, 2025. He remained an employee in an Advisor role through June 30, 2025, receiving his then current base salary, continuing participation in the Company’s health and welfare benefit plans, and his outstanding equity awards continued to vest and remained exercisable in accordance with their terms. Consistent with the terms of his award agreement, it was also agreed that upon his termination as an employee, he would vest immediately in his retention grant of 10,856 shares issued on August 8, 2024. Mr. Joseph did not receive any severance as part of his transition and separation agreement.
Upon his termination from the company on June 30, 2025, Mr. Joseph entered into a five-month consultancy arrangement (July 1, 2025 – November 30, 2025) to provide advisory and transition support to the CEO and the new SVP, General Counsel and Secretary. Under this arrangement, Mr. Joseph received $192,000, paid in five equal monthly installments of $38,400, through November 30, 2025, and his equity awards continued to vest and remain exercisable in accordance with their respective terms. He also remained eligible to receive his full year FY25 ICP based on company performance and assumed 100% achievement on strategic objectives. This ICP will be paid at the same time as other executives.

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COMPENSATION DISCUSSION AND ANALYSIS
Change-In-Control and Non-Compete Agreements
As of December 1, 2025, we have provisions within our equity award agreements that provide for accelerated vesting at target in the event of a double-trigger change in control (termination of employment without “cause” or resignation for “good reason” within a year following, or six months prior to, a change-in-control).
In September 2024, Mr. Marotta received an employment agreement that includes double-trigger change in control provisions to provide severance of two times his annual salary, plus target bonus and benefits arrangements.
The arrangement with Mr. Marotta includes:
•	Cash severance, payable bi-weekly, equal to two times the amount of his current base salary and annual target bonus
•	Annual target bonus pro-rated for the number of days employed by the Company during the fiscal year
•	A lump sum payment to cover the approximate cost of the Company’s portion of premiums for coverage under their welfare benefit plans for two years following termination
Mr. Lin and Mr. Starr’s offer letters include double-trigger change in control provisions to provide severance of one year’s current annual salary plus pro-rated bonus for the year in which the termination occurs and benefits arrangements.
As of December 1, 2025, their arrangements include:
•	Cash severance, payable in a lump sum, equal to annual current base salary
•	Annual target bonus pro-rated for the fiscal year in which the termination occurs
•	One year continued coverage of the Company’s portion of the premium for coverage under the Company’s health & welfare plans
Indemnification Agreements
We entered into an indemnification agreement at the time of hire with our CEO and our other NEOs. The indemnification agreement provides that we will pay amounts incurred in connection with any civil or criminal action or proceeding, specifically including actions by or in the Company’s name where the involvement is by reason of the fact that he or she is or was an officer. Such amounts include, to the maximum extent permitted by law, attorney’s fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreement, the executive will receive indemnification unless he or she is adjudged not to have acted in good faith and in a manner he or she reasonably believed to be in the best interests of Azenta.
Tax Deductibility
Section 162(m) of the Internal Revenue Code of 1986, as amended by the Tax Cuts and Jobs Act, restricts deductibility for federal income tax purposes of annual individual compensation in excess of $1 million to our NEOs, effective for tax years beginning after 2017, subject to a transition rule for written binding contracts which were in effect on November 2, 2017, and which were not modified in any material respect on or after such date. In the past, Section 162(m)’s deductibility limitation was subject to an exception for compensation that qualified as performance-based. Certain components of our compensation program were designed to permit us to qualify for the performance-based exception, although the Company reserved the right to pay compensation that did not qualify as “performance-based.” While the HRC Committee has considered the deductibility of compensation as a factor in making compensation decisions, it has retained the flexibility to provide compensation that is consistent with the Company’s goals for its executive compensation program, even if such compensation would not be fully tax-deductible.
Section 280G and related sections of the Internal Revenue Code provide that executive officers and directors who hold significant shareholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits that exceed certain limits in connection with a change in control event, and that we could lose a deduction on the amounts subject to the additional tax. We have not provided any executive officers, including Mr. Marotta, with a commitment to gross up or reimburse other tax amounts that the executive might pay pursuant to Section 280G of the Internal Revenue Code. In January 2010, the Board voted that it would not make any gross-up or tax reimbursement commitments to any executives.
Section 409A of the Internal Revenue Code also imposes additional significant taxes on an executive officer, director or service provider who receives “deferred compensation” that does not meet the requirements of Section 409A. To assist in the avoidance of additional tax under Section 409A, we intend to structure equity awards and other deferred compensation payments in a manner to comply with the applicable Section 409A requirements.

42 AZENTA – 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Human Resources and Compensation Committee Report
The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Respectfully submitted,
Human Resources and Compensation Committee
as of December 16, 2025
Robyn C. Davis, Chair
Quentin G. Koffey
Alan J. Malus
Tina S. Nova

AZENTA – 2025 Proxy Statement 43

COMPENSATION OF NAMED EXECUTIVE OFFICERS IN FISCAL 2025
COMPENSATION OF NAMED EXECUTIVE OFFICERS IN FISCAL 2025
Summary Compensation Table
The following table sets forth certain information concerning compensation of each named executive officer during the fiscal years indicated below:

Name and Principal Position	Fiscal Year	Salary	Bonus(4)	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
John Marotta	2025	$900,000		$8,386,297	$1,063,656	$21,462	$10,371,414
President and Chief Executive Officer	2024	$34,615		$604,196			$638,811
	2023
Lawrence Lin	2025	$463,154	$250,000	$2,784,716	$398,090	$13,792	$3,909,752
Executive Vice President and and Chief Executive Officer	2024
	2023
Herman Cueto	2025	$100,000	$240,000			$430,000	$770,000
Former Executive Vice President and Chief Financial Officer(5)	2024	$490,000	$500,000	$2,375,108	$186,200	$14,700	$3,566,008
	2023
Ephraim Starr	2025	$191,077		$2,142,271	$143,705	$5,187	$2,482,240
Senior Vice President, General Counsel/Corporate Secretary	2024
	2023
Jason W. Joseph	2025	$355,615		$1,388,088	$321,246	$205,753	$2,270,703
Former Senior Vice President, General Counsel/Corporate Secretary	2024	$454,615		$1,800,060	$140,363	$13,105	$2,408,144
	2023	$431,923		$900,043	$98,543	$13,661	$1,444,170
Olga Pirogova	2025	$391,692		$1,041,091	$252,501	$16,501	$1,701,786
Senior Vice President and Chief Human Resources Officer	2024	$370,000		$1,050,049	$105,450	$15,583	$1,541,082
	2023	$25,615					$25,615
Ginger Zhou	2025	$410,123		$867,593	$261,429	$9,228	$1,548,373
Senior Vice President, President GENEWIZ	2024	$386,539		$1,050,049	$123,383	$13,964	$1,573,935
	2023	$323,077		$450,051	$70,875	$5,015	$849,019

(1)
In November 2024, the Company issued both time-based and performance-based restricted stock units under our Fiscal Year 2025 – 2027 Long-Term Incentive Plan to each of the named executive officers, other than Mr. Starr, who joined the Company on May 15, 2025 and received his grant at that time. The value of the awards is based on the fair value as of the grant date calculated in accordance with FASB ASC Topic 718. Fifty percent of the shares issued are performance-based tied to Relative TSR and are valued using a Monte-Carlo model. The grant date fair value of the performance-based RSUs assuming the maximum potential value is achieved is $9,830,295 for Mr. Marotta; $2,976,262 for Mr. Lin; $2,266,387 for Mr. Starr; $1,627,097 for Mr. Joseph; $1,220,352 for Ms. Pirogova and $1,016,0980 for Dr. Zhou. In addition to the fiscal year 2025 award, as part of his new hire offer package, Mr. Lin received $259,560 in time-based RSUs. In addition to the fiscal year 2024 award, Mr. Cueto received $500,000 in time-based RSUs as part of his new hire offer package. Messrs., Cueto, and Joseph, Ms. Pirogova and Dr. Zhou each received a retention grant of time-based RSUs in light of the prior CEO’s retirement announcement.

(2)
Amounts consist of cash incentive compensation earned for services rendered in the relevant fiscal year under the Company’s Incentive Compensation Plan (ICP). Mr. Joseph received a full year ICP payment based on company performance and 100% individual performance score as part of his separation agreement.

(3)
Represents amounts paid or accrued by the Company in matching contributions under the Company’s qualified 401(k) plan on behalf of Dr. Zhou, Messrs. Marotta, Lin, and Starr, and Ms. Pirogova and includes $13,752 paid or accrued by the Company in matching contributions under the Company’s qualified 401(k) plan on behalf of Mr. Joseph and $192,000 in consulting fees paid to Mr. Joseph after his transition to a consultant role on May 15, 2025. Included for Mr. Cueto is $300,000 he received as part of his separation agreement and $130,000 in consulting fees paid as part of his consulting arrangement.

(4)	Represents a sign-on bonus of $240,000 paid to Mr. Cueto and $250,000 paid to Mr. Lin as part of their new hire offer package. Mr. Cueto also received a $500,000 sign-on bonus payment in 2024.
(5)	Mr. Cueto was employed by the Company as Executive Vice President and Chief Financial Officer until November 27, 2024, and his employment was terminated not for “cause” on December 1, 2024.

44 AZENTA – 2025 Proxy Statement

COMPENSATION OF NAMED EXECUTIVE OFFICERS IN FISCAL 2025
Grants of Plan-Based Awards Table
Fiscal Year 2025
During the fiscal year ended September 30, 2025, the following plan-based awards were granted to the named executive officers:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John Marotta		$990,000	$1,980,000
	11/15/2024(2)						83,622	$3,471,149
	11/15/2024(3)			41,811	83,622	167,244		$4,915,147
Lawrence Lin		$370,523	$741,046
	12/5/2024(2)						23,045	$1,037,025
	12/5/2024(4)						5,768	$259,560
	12/5/2024(3)			11,523	23,045	46,090		$1,488,131
Ephraim Starr		$133,754	$267,508
	5/15/2025(5)						37,779	$1,009,077
	5/15/2025(5)			18,890	37,779	75,558		$1,133,194
Jason W. Joseph		$299,000	$598,000
	11/15/2024(2)						13,841	$574,540
	11/15/2024(3)			6,921	13,841	27,682		$813,549
Olga Pirogova		$235,015	$470,031
	11/15/2024(2)						10,831	$430,915
	11/15/2024(3)			5,191	10,381	20,762		$610,176
Ginger Zhou		$246,074	$492,148
	11/15/2024(2)						8,651	$359,103
	11/15/2024(3)			4,326	8,651	17,302		$508,490

(1)
These awards were made pursuant to the Incentive Compensation Plan (ICP) for fiscal year 2025 and reflect the target and maximum payouts with respect to fiscal year 2025. Payouts at less than target may be awarded if a threshold level of achievement (less than target achievement) of each performance metric is reached.

(2)
Amount shown is the number of time-based RSUs awarded on November 15, 2024 or in the case of Mr. Lin on December 5, 2024. The RSUs will vest at a rate of one-third of the grant per year on November 15, 2025, November 15, 2026, and November 15, 2027.

(3)
Amount shown is the number of performance-based RSUs awarded on November 15, 2024 or in the case of Mr. Lin on December 5, 2024 that may be earned, in part or in full, based on achieving certain three-year performance targets for the period ending September 30, 2027 and reflect threshold, target and maximum number of RSUs eligible to be earned. Any earned RSUs will vest at the end of the three-year period at the later of the date of determination by the Company’s Board of Directors of the achievement attained or November 15, 2027.

(4)	Mr. Lin received a time-based RSUs grant as part of his new hire offer package. The RSUs will vest at a rate of one-half of the grant per year on November 15, 2025 and November 15, 2026.
(5)
Mr. Starr received a FY25-FY27 LTIP award on May 15, 2025 as part of his new hire package consisting of 50% time-based RSU and 50% PSUs that may be earned, in part or in full, based on achieving certain three-year performance targets for the period ending September 30, 2027. Any earned RSUs will vest at the end of the three-year period at the later of the date of determination by the Company’s Board of Directors of the achievement attained or November 15, 2027. His time-based RSUs will vest one third per year for three years each May 15, beginning May 15, 2026.

AZENTA – 2025 Proxy Statement 45

COMPENSATION OF NAMED EXECUTIVE OFFICERS IN FISCAL 2025
A discussion of the material terms of the named executive officers’ employment and transition arrangements can be found in the Compensation Discussion and Analysis included elsewhere in this proxy statement.
Outstanding Equity Awards at Fiscal Year End Table
Fiscal Year 2025
The following table sets forth certain information concerning outstanding equity awards for each named executive officer as of September 30, 2025. There is no information regarding stock options because none of the NEOs have been granted any.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Number of Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
John Marotta	2,182(2)	$62,667
			9,819(3)	$282,002
	83,622(4)	$2,401,624
			83,622(5)	$3,400,907
Lawrence Lin	28,813(6)	$827,509
			23,045(5)	$949,684
Ephraim Starr	37,779(7)	$1,085,013
			37,779(8)	$1,218,373
Jason W. Joseph	1,259(9)	$36,158
			11,331(10)	$325,426
	3,665(11)	$105,259
			16,493(12)	$473,679
	13,841(4)	$397,514
			13,841(5)	$562,913
Olga Pirogova	1,069(11)	$30,702
			9,621(12)	$276,315
	3,166(13)	$90,928
	10,381(4)	$298,142
			10,381(5)	$422,195
Ginger Zhou	629(9)	$18,065
			5,666(10)	$162,728
	1,069(11)	$30,702
			9,621(12)	$276,315
	3,166(13)	$90,928
	8,651(4)	$248,457
			8,651(5)	$351,836

(1)
The market value is calculated using the closing market price of our Common Stock ($28.72) on September 30, 2025, the last business day of the fiscal year. Except as otherwise noted, all performance-based awards are valued at target.

(2)
The unvested units consist of time-based RSUs granted on September 9, 2024 as part of Mr. Marotta’s new hire package. The remaining units vest in equal installments on September 9, 2026 and September 9, 2027.

(3)
The unvested units consist of PSUs granted on September 9, 2024 as part of Mr. Marotta’s new hire package, which will be earned and vest based on achieving certain performance targets measured over the three-year period ending September 30, 2026.

(4)	The unvested units consist of time-based RSUs granted on November 15, 2024 which vest in three equal installments on November 15, 2025, November 15, 2026 and November 15, 2027.
(5)
The unvested units consist of PSUs granted on November 15, 2024, or in the case of Mr. Lin granted on December 2, 2024 that will be earned and vest based on achieving a certain performance target measured over the three-year period ending September 30, 2027.

46 AZENTA – 2025 Proxy Statement

COMPENSATION OF NAMED EXECUTIVE OFFICERS IN FISCAL 2025
(6)
The unvested units consist of time-based RSUs granted on December 5, 2024 as part of Mr. Lin’s new hire package, which consists of 23,045 units that vest in three equal parts on November 15, 2025, November 15, 2026, and November 15, 2027 and a sign-on grant of 5,768 shares that vest in two equal installments on November 15, 2025 and November 15, 2026.

(7)	The unvested units consist of time-based RSUs granted on May 15, 2025 as part of Mr. Starr’s new hire package, which vest in three equal installments on May 15, 2026, May 15, 2027, and May 15, 2028.
(8)	The unvested units consist of PSUs granted on May 15, 2025 that will be earned and vest based on achieving certain performance target measured over the three-year period ending September 30, 2027.
(9)	The unvested units consist of time-based RSUs granted on November 17, 2022, which vest on November 15, 2025.
(10)
The unvested units consist of PSUs granted on November 17, 2022 that will be earned and vest based on achieving certain performance targets measured over the three-year period ending September 30, 2025.

(11)	The unvested units consist of time-based RSUs granted on November 16, 2023. The remaining units vest in equal installments on November 15, 2025 and November 15, 2026.
(12)
The unvested units consist of PSUs granted on November 16, 2023 that will be earned and vest based on achieving certain performance target measured over the three-year period ending September 30, 2026.

(13)	The unvested units consist of a retention award of time-based RSUs granted on August 9, 2024 in light of the former CEO’s retirement announcement. The remaining units vest on August 9, 2026.
Stock Vested Table
Fiscal Year 2025
The following table sets forth certain information concerning all vesting of restricted stock units for each named executive officer during the fiscal year ended September 30, 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John Marotta	1,091	$32,119
Lawrence Lin(2)	—	—
Herman Cueto	22,381	$973,881
Ephraim Starr(2)	—	—
Jason W. Joseph	14,494	$485,161
Olga Pirogova	4,236	$136,312
Ginger Zhou	5,011	$168,482

(1)	The value realized equals the closing price of our Common Stock on the vesting dates, multiplied by the number of shares that vested.
(2)	Mr. Lin and Mr. Starr were hired during fiscal year 2025 and had no vesting during the year.

AZENTA – 2025 Proxy Statement 47

COMPENSATION OF NAMED EXECUTIVE OFFICERS IN FISCAL 2025
Nonqualified Deferred Compensation Table
Fiscal Year 2025
The Company has established a nonqualified deferred compensation plan (the “NQDP”) to allow eligible executives and directors to defer a portion of their compensation on a pre-tax basis and receive tax-deferred returns on those deferrals. The NQDP is unfunded for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended. An additional feature of the NQDP is a supplemental retirement plan, or SERP, in which the Company can choose to make annual contributions to selected executives’ NQDP accounts. No contributions have been made to the NQDP by the Company in this fiscal year.

Name	Executive Contributions in Last FY(1)	Aggregate Earnings in Last FY(2)(5) ($)	Aggregate Withdrawals/Distributions(3) ($)	Aggregate Balance at Last FYE(4) ($)
Ephraim Starr	$50,885	$2,238	—	$53,123
Jason Joseph	$121,489	$106,831	($194,304)	$996,120
Ginger Zhou	$328,445	$238,457	—	$1,949,022

Mr. Marotta, Mr. Lin, and Ms. Pirogova are not participants in the NQDP.
(1)	Represents contributions to the NQDP during fiscal year 2025.
(2)	Represents gains and losses to the NQDP during fiscal year 2025.
(3)	Represents Withdrawals and Distributions during fiscal year 2025.
(4)	Represents total NQDP account balance as of September 30, 2025.
(5)	Inclusive of dividends earned in the amount of $21.73 for Mr. Starr, $49,580.69 for Mr. Joseph, $29,303.33 for Dr. Zhou.
Pension Benefits
We do not have any qualified or nonqualified defined benefit plans, other than certain plans for international employees. No named executive officer participates in any of those plans.
Post-Employment Benefits
The following table sets forth the estimated payments and benefits that would be provided to each of the Company’s current named executive officers upon termination or a termination following a change in control. The payments and benefits were calculated assuming that the triggering event took place on September 30, 2025, the last trading day of our fiscal year, and using the closing market price of the Company’s stock on that date ($28.72) .

Name(1)	Event	Salary & Other Cash Payment	Health & Welfare Contribution	Vesting of Stock Awards	Total
John Marotta	Termination Without Cause or for Good Reason	$900,000(2)	$22,772(2)	$0	$922,772
	Change of Control with Termination	$3,780,000(3)	$45,545(3)	$5,147,916(7)	$8,973,461
Lawrence Lin	Termination Without Cause or for Good Reason	$540,000(4)	$22,772(4)	$82,828(6)	$645,601
	Change of Control with Termination	$540,000(5)	$22,772(5)	$1,472,130(7)	$2,034,902
Ephraim Starr	Termination Without Cause or for Good Reason	$540,000(4)	$22,772(4)	$0	$562,772
	Change of Control with Termination	$540,000(5)	$22,772(5)	$2,170,026(7)	$2,732,798
Olga Pirogova	Termination Without Cause or for Good Reason	$0	$0	$90,928(8)	$90,928
	Change of Control with Termination	$0	$0	$1,024,931(7)	$1,024,931
Ginger Zhou	Termination Without Cause or for Good Reason	$0	$0	$90,928(8)	$90,928
	Change of Control with Termination	$0	$0	$1,106,352(7)	$1,106,352

(1)	As of September 30, 2025, Mr. Joseph and Mr. Cueto were no longer with the Company.

48 AZENTA – 2025 Proxy Statement

COMPENSATION OF NAMED EXECUTIVE OFFICERS IN FISCAL 2025
(2)
Under the terms of Mr. Marotta’s employment agreement, if he is terminated by the Company without cause, or if he resigns for good reason, the Company shall pay an amount equal to one year’s current base salary, paid in bi-weekly payments as severance in salary continuation and an amount equal to the pro rata incentive bonus for the completed portion of the current annual pay period (for purposes of this table, we have assumed each executive received his bonus for the fiscal year). During the salary continuation period, the Company will continue to pay the employer portion of the cost of the health insurance plans in which the executive was a participant as of the termination date. If he has not found a full-time comparable executive position with another employer during the initial salary continuation period, the Company will extend the bi-weekly salary on a payroll to payroll basis until the earlier to occur of (A) one additional year (26 additional bi-weekly payments) or (B) the date he secures full-time employment. The Company will also extend for up to six months the employer portion of the cost of the health insurance plans in which the executive was a participant as of the termination date. For purposes of this table, we have assumed the executive will find a full-time comparable executive position with another employer during the initial salary continuation period.

(3)
Under the terms of the Change in Control Agreement with Mr. Marotta, if he is terminated without cause, or resigns for good reason, within one year following a Change in Control, he will be entitled to receive a severance amount equal to two times the sum of his annual base salary plus his target annual cash bonus payable in bi-weekly installments over the two-year period. In addition, he will be entitled to a lump sum payment equal to the estimated cost of his continued health benefits for a two-year period following termination and a pro-rated bonus for the year in which the termination occurs. For purposes of this table, we assume each executive received his bonus for the fiscal year and no proration is necessary.

(4)
Under the terms of the offer letter for Mr. Lin and Mr. Starr, if the Executive is terminated by the Company without cause, or if he terminates for good reason, the Executive is eligible for salary continuation payments at the base salary then in effect for the twelve-month (12) period following the effective date of termination. During the salary continuation period, the Company will continue to pay the employer portion of the cost of the health insurance plans in which the executive was a participant as of the termination date.

(5)
Under the terms of the offer letter for Mr. Lin and Mr. Starr, if the Executive is terminated by the Company without cause, or if he terminates for good reason, within one year following a Change in Control, the Executive is eligible for a lump sum payment equal to the sum of the current base salary and a pro-rated bonus under the ICP for year in which the Termination occurs. The Company will continue to pay the employer portion of the cost of medical, dental, and vision plans at the same contribution levels in which the executive was a participant as of the termination date for one year from Termination Date. For purposes of this table, we assume each executive received his bonus for the fiscal year and no proration is necessary.

(6)
Under the terms of the offer letter for Mr. Lin, if he is terminated by the Company without cause, or if he terminates for good reason, the portion of the Make-Whole Award granted as part of his new hire package, that is scheduled to vest in the twelve-month period immediately following such termination date, shall immediately become fully vested.

(7)
Under the terms of each named executive officer’s equity award agreement, in the event of a change in control, followed by a termination without cause or resignation for good reason within one year after the change in control, all unvested awards would immediately vest, including any performance-based awards that have not yet been earned calculated at the target award amount.

(8)
In light of the prior CEO’s retirement announcement, Ms. Pirogova and Dr. Zhou each received a retention award of time-based RSUs granted on August 9, 2024. For this specific grant, if the executive is terminated by the Company for any reason other than for Cause, this grant will vest immediately.

AZENTA – 2025 Proxy Statement 49

CEO PAY RATIO
CEO PAY RATIO
Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is required to disclose the median of the annual total compensation of our employees (excluding our principal executive officer), the annual total compensation of our principal executive officer, President and Chief Executive Officer, John Marotta, and the ratio of these two amounts. The Company’s pay ratio may not be comparable to the pay ratios of other companies given varying workforce composition and pay practices, as well as the flexibility permitted in identifying the median employee.
The Company determined that the 2025 annual total compensation of our median employee as of September 30, 2025 was $57,992 and Mr. Marotta’s annual total compensation for 2025 was $10,371,415, both which were calculated in accordance with Item 402(c) of Regulation S-K. The ratio of these amounts was 178.8:1.
The Company selected September 30, 2025, the last day of our most recently completed fiscal year, as the effective date used to identify the median employee. As of this date the Company employed approximately 2,900 employees globally. The Company did not elect to make any exclusions as permitted under the SEC’s de minimis rule.
The Company used a Consistently Applied Compensation Measure to identify the median employee based on the sum of base pay/ regular wages, overtime and target bonus. The Company elected to include bonus payments given the broad participation rates in this component of our compensation program across our employee base. Annualized salary rates for full-time employees and hourly pay rates and scheduled hours worked were used as reasonable estimates of salary/wages.

50 AZENTA – 2025 Proxy Statement

PAY VERSUS PERFORMANCE
PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K we are providing the following information about the relationship between executive Compensation Actually Paid (“CAP”) for our Chief Executive Officer, also referred to as our principal executive officer (“PEO”), and our other Named Executive Officers (“NEOs”) and certain financial performance metrics of the Company for the fiscal years listed below. The Human Resources and Compensation (HRC) Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown. For further information on the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, please refer to “Compensation Discussion and Analysis.”

						Value of Initial Fixed $100 Investment Based On:
Fiscal Year	SCT Total for Former PEO(1)	CAP total for Former PEO(2)	SCT Total for PEO(3)	CAP total for PEO(4)	Average SCT Total for Non- PEO NEOs(5)	Average CAP to Non-PEO NEOs(6)	Azenta TSR(7)	Company Peer Group(8)	GAAP Net Income (in millions)(9)	Revenue (in millions)(10)
2025	—	—	$10,371,414	$6,820,788	$2,060,142	$1,246,486	$62	$102	-$53.6	$594.0
2024	$6,124,419	$1,732,864	$638,811	$668,792	$1,908,906	$1,745,367	$105	$132	-$164.2	$656.0
2023	$5,554,462	$5,753,017			$1,587,464	$1,664,874	$109	$109	-$12.9	$665.0
2022	$4,668,377	-$8,289,063			$2,357,741	-$184,501	$93	$110	-$11.3	$552.0
2021*	$5,290,656	$21,015,659			$1,897,530	$6,261,160	$222	$143	$111.9	$1,178

*
Financials for fiscal year 2021 are based on a combined Life Sciences and Semi-conductor equipment company and are pre-separation of the businesses and the closing of the sale of the semiconductor automation business on February 1, 2022.

(1)	Amounts shown are the amounts of total compensation reported for Dr. Schwartz, our former CEO, for each corresponding fiscal year in the Total column of the Summary Compensation Table (SCT).
(2)
Amounts represent the amount of CAP to Dr. Schwartz, as calculated in accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Dr. Schwartz’s total compensation for each fiscal year to determine the CAP:

Fiscal Year	Reported SCT Total for Former PEO	Reported Value of Equity Awards Granted in the Year(a)	Equity Awards Adjustments(b)	Compensation Actual Paid to Former PEO
2024	$6,124,419	$4,900,004	$508,449	$1,732,864
2023	$5,554,462	$4,500,037	$4,698,592	$5,753,017
2022	$4,668,377	$3,500,031	-$9,457,409	-$8,289,063
2021	$5,290,656	$3,000,067	$18,725,070	$21,015,659

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column of the SCT for the corresponding fiscal year.
(b)	The equity award adjustments are calculated in accordance with the SEC rules as shown in the table below.

Fiscal Year	Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Equity Award Adjustments
2024	$724,856	-$165,793	-$50,614	$508,449
2023	$3,791,453	$473,115	$434,024	$4,698,592
2022	$1,311,173	-$5,025,180	-$5,743,403	-$9,457,409
2021	$7,845,742	$7,286,596	$3,592,733	$18,725,070

(3)	Amounts shown are the amounts of total compensation reported for Mr. Marotta, our CEO, for each corresponding fiscal year in the Total column of the Summary Compensation Table (SCT).

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PAY VERSUS PERFORMANCE
(4)
Amounts represent the amount of CAP to Mr. Marotta, as calculated in accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Marotta’s total compensation for each fiscal year to determine the CAP:

Fiscal Year	Reported SCT Total for PEO	Reported Value of Equity Awards Granted in the Year(a)	Equity Awards Adjustments(b)	Compensation Actual Paid to PEO
2025	$10,371,414	$8,386,297	$4,835,670	$6,820,788
2024	$638,811	$604,196	$634,176	$668,792

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column of the SCT for the corresponding fiscal year.
(b)	The equity award adjustments are calculated in accordance with the SEC rules as shown in the table below.

Fiscal Year	Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Equity Award Adjustments
2025	$5,093,844	-$236,660	-$21,515	$4,835,670
2024	$634,176	$0	$0	$634,176

(5)
Amounts reported in this column represent the average of the amounts reported in for the Company’s NEOs, excluding Dr. Schwartz and Mr. Marotta. Messrs. Lin, Cueto, Starr, Joseph, Ms. Pirogova and Dr. Zhou are the Non-PEO NEOs in fiscal year 2025. Messrs. Cueto, Joseph, Robertson and Wang and Dr. Zhou are the Non-PEO NEOs in fiscal year 2024. Messrs. Robertson, Joseph and Vacha and Dr. Gray are the Non-PEO NEOs in fiscal year 2023. Messrs. Robertson and Joseph, Dr. McManus and Ms. Sriram are the Non-PEO NEOs in fiscal year 2022. Messrs. Robertson, Jarzynka and Vacha, and Dr. Liao are the Non-PEO NEOs in fiscal year 2021.

(6)
The amounts reported in this column represent the average amount of CAP to the Non-PEO NEOs (excluding Dr. Schwartz and Mr. Marotta), as computed in accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for each fiscal year to determine the CAP:

Fiscal Year	Average Reported SCT Total for Non- PEO NEOs	Average Reported Value of Equity Awards Granted in the Year(a)	Average Equity Award Adjustments(b)	Average Compensation Actual Paid to Non-PEO NEOs
2025	$2,060,142	$1,370,627	$556,970	$1,246,486
2024	$1,908,906	$1,255,053	$1,091,514	$1,745,367
2023	$1,587,464	$1,012,541	$1,089,951	$1,664,874
2022	$2,357,741	$1,483,811	-$1,058,430	-$184,501
2021	$1,897,530	$900,027	$5,263,658	$6,261,160

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column of the SCT for the corresponding fiscal year. Mr. Robertson is included in the averages for fiscal year 2024 and he did not receive an equity award in fiscal year 2024.

52 AZENTA – 2025 Proxy Statement

PAY VERSUS PERFORMANCE
(b)
The equity award adjustments are calculated in accordance with the SEC rules as shown in the table below. Mr. Cueto is included in the averages for fiscal year 2025 and he did not receive an equity award in fiscal year 2025. Mr. Robertson is included in the averages for fiscal year 2024 and he did not receive an equity award in fiscal year 2024 and he did not own any unvested equity awards at the end of fiscal year 2024.

Fiscal Year	Average Year- End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Average Equity Award Adjustments
2025	$978,870	-$307,787	-$114,113	$556,970
2024	$1,109,741	-$11,502	-$6,725	$1,091,514
2023	$853,105	$119,954	$116,893	$1,089,951
2022	$687,646	-$785,402	-$960,674	-$1,058,430
2021	$1,877,406	$2,382,731	$1,003,520	$5,263,658

(7)
Cumulative TSR is calculated by dividing the sum of the cumulative difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(8)
The peer group for TSR is the S&P 1500 Life Sciences Tools & Services Industry Index, as used in the Company’s performance graph under Item 201 of Regulation S-K included in the Company’s Annual Report on Form 10-K for the fiscal years ended September 30, 2024 and September 30, 2025. The comparison assumes $100 was invested for the period starting September 30, 2020, through the end of the listed fiscal year for the Company and the peer group. In fiscal year 2024, we changed to use the S&P 1500 Life Sciences Tools & Services Industry Index in our performance graph under Item 201 of Regulation S-K as opposed to that of the peer group used for the fiscal year ended September 30, 2023 to align our “Comparative Stock Performance” disclosures with that of the same line-of-business index to which we compare our executive performance in this table. Azenta’s peer group used in the Company’s performance graph under Item 201 of Regulation S-K included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023 consisted of the following companies: Angiodynamics Inc, Caredx Inc, Certara Inc, Haemonetics Corp, Icu Medical Inc, Integra Lifesciences Holdings Corp, Maravai Lifesciences Holdings Inc, Medpace Holdings Inc, Neogenomics Inc, Orasure Technologies Inc, Repligen Corp, Sotera Health Co, and Varex Imaging Corp. The value of the initial $100 invested based on this peer group would have been $85 for 2024 in comparison to $132 for the S&P 1500 Life Sciences Tools & Services Industry Index.

(9)	The amount shown is the net income reflected in the Company’s consolidated audited financial statements for the applicable fiscal year.
(10)
Revenue from continued operations for the applicable fiscal year. Revenue for 2021 is based on a combined Life Sciences and Semi-conductor equipment company and are pre-separation of the businesses and the closing of the sale of the semiconductor automation business on February 1, 2022.

Financial Performance Measures
The Company’s executive compensation program reflects our pay for performance philosophy, as described in the “Compensation Discussion and Analysis” above. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on their alignment with the Company’s strategic objectives and their ability to increase value to our shareholders. The most important financial performance measures used by the Company to determine executive compensation paid to the Company’s NEOs, for the most recent compensation fiscal year are as follows:
•	Organic Revenue
•	Adjusted EBITDA
•	ROIC
•	Adjusted Free Cash Flow
•	Adjusted Operating Profit
•	TSR

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PAY VERSUS PERFORMANCE
Other than revenue, these are non-GAAP measures. Appendix A of this Proxy defines these and other non-GAAP financial measures and reconciles them to the most directly comparable historical GAAP financial measures.
While the Company used several performance measures to align the executive compensation program with Company performance, as shown above, they are not all presented in the Pay versus Performance table. The Company has chosen to focus on Revenue because it has the most significant impact on compensation. Additionally, the Company generally seeks to incentivize long-term performance and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular fiscal year.
Compensation Actually Paid (CAP) and Cumulative Total Shareholder Return (TSR)
Below is a table that compares the CAP for the former PEO, PEO and Non-PEO NEOs for the past four fiscal years (FY2021, FY2022, FY2023, FY2024 and FY2025) against the cumulative five year TSR performance for Azenta from October 1, 2020 – September 30, 2025, for Azenta’s financial peer group, the S&P 1500 Life Sciences Tools & Services Industry Index, and the peer group used for the fiscal year ended September 30, 2023.

54 AZENTA – 2025 Proxy Statement

PAY VERSUS PERFORMANCE
Compensation Actually Paid (CAP) and GAAP Net Income
Below is a table that compares the CAP for the former PEO, PEO and Non-PEO NEOs for the past four fiscal years (FY2021, FY2022, FY2023, FY2024 and FY2025) against GAAP Net Income performance for the related fiscal year.

*
Net Income for 2021 is based on a combined Life Sciences and Semi-conductor equipment company and are pre-separation of the businesses and the closing of the sale of the semiconductor automation business on February 1, 2022.

AZENTA – 2025 Proxy Statement 55

PAY VERSUS PERFORMANCE
Compensation Actually Paid (CAP) and Revenue
Below is a table that compares the CAP for the former PEO, PEO and Non-PEO NEOs for the past four fiscal years (FY2021, FY2022, FY2023 and FY2024) against Annual Revenue performance for the related fiscal year.

*
Revenue for 2021 is based on a combined Life Sciences and Semi-conductor equipment company and are pre-separation of the businesses and the closing of the sale of the semiconductor automation business on February 1, 2022.

56 AZENTA – 2025 Proxy Statement

PAY VERSUS PERFORMANCE
Recovery of Erroneously Awarded Compensation
As previously disclosed in our FY2025 10-K, we identified a material weakness in our internal control over financial reporting, as we did not design and maintain effective controls over the classification of certain costs in the Consolidated Statement of Operations. In accordance with Staff Accounting Bulletin (“SAB”) No. 99, Materiality, the Company evaluated the errors resulting from this material weakness and determined on November 21, 2025 that they caused immaterial misstatements in the classification of certain costs between cost of revenue and selling, general and administrative, and research and development costs that resulted in the revision of the annual financial statements for the year ended September 30, 2023, each of the interim periods, and the annual financial statements for the year ended September 30, 2024, and the Q1, Q2, and Q3 interim periods during the year ended September 30, 2025. As a result of the revisions, management, with oversight of the HRC Committee and the full Board, conducted a recovery analysis under our clawback policy of incentive-based compensation received by our executive officers during the years ended September 30, 2024 and 2023 to ascertain whether any recovery of excess incentive-based compensation was required.
Dodd-Frank Clawback Policy. The revisions to previously issued financial statements required a recovery analysis of incentive-based compensation received by the Company’s executive officers (“Covered Officers”) during the relevant recovery periods pursuant to the Company’s Clawback Policy adopted to comply with Section 10D of the Securities Exchange Act of 1934, as amended and final rules and amendments adopted by the Securities and Exchange Commission to implement the legislation. The Clawback Policy applies to incentive-based compensation earned based on the attainment of financial performance measures during the three completed fiscal years immediately preceding the date on which the Company was required to prepare the accounting restatement and received on or after October 2, 2023, the effective date of the policy. Any incentive compensation received prior to that date is not subject to recovery under the Clawback Policy. For purposes of the Clawback Policy, incentive-based compensation is “received” in the fiscal period during which the financial reporting measure specified in the incentive-based compensation is attained, even if the payment or grant of the incentive-based compensation occurs after the end of that period.
Clawback Analysis. Management, the HRC Committee, and the full Board concluded that adjustments to executive compensation were required because compensation was paid to the executive officers for performance-based compensation awards based on performance goals negatively impacted by the revisions and, therefore, that there was excess incentive-based compensation to recover. The financial performance metrics used to determine payouts under the FY2024 and FY2023 annual incentive plans (“ICP Plans”) varied based on whether the Covered Executive primarily supported the Company as a whole (Corporate) or one of its principal operating segments (OpCo). The following tables present the impact on the incentive compensation of the Covered Executives, metrics used, and the impact of the revisions on those metrics:

FY2024 Recoupment Assessment Summary
Covered Executives	Job Title	Actual STI Payout % of Target	Actual STI Payout $ USD	Revised STI Payout % of Target	Revised STI Payout $ USD	Variance (Subject to Recoupment)
Corporate
Schwartz, Stephen S	President and Chief Executive Officer	47.5%	$407,659	45.0%	$386,204	$(21,456)
Cueto, Herman	EVP, Chief Financial Officer	47.5%	$186,200	45.0%	$176,400	$(9,800)
Joseph, Jason	SVP, General Counsel/Corporate Secretary	47.5%	$140,363	45.0%	$132,975	$(7,388)
Pirogova, Olga	SVP CHRO	47.5%	$105,450	45.0%	$99,900	$(5,550)
All others (non-NEOs)	N/A	46.8%	$87,750	45.0%	$84,375	$(3,375)
OpCo
Wang, David	SVP & GM - Sample Management Solutions	49.8%	$115,498	48.0%	$111,361	$(4,137)
Zhou, Ginger	SVP & GM - Genomics	53.2%	$123,383	51.3%	$118,972	$(4,411)
					Total	$(56,116)

AZENTA – 2025 Proxy Statement 57

PAY VERSUS PERFORMANCE

Impact of FY24 Financial Revisions on ICP Metrics
Corporate Metrics	Weight	As-Reported	Contribution	As-Revised	As-Revised
Revenue (000)	55%	$656.30	0%	$656.60	0%
Adj EPS	35%	$0.35	37.5%	$0.34	35.0%
Scorecard	10%	100%	10%	100%	10%
Totals	100%		47.5%		45.0%

OpCo Metrics - SMS
Adj EPS	20%	$0.35	21.4%	$0.34	20.0%
Revenue (000)	30%	$656.30	0%	$656.60	0%
OpCo Revenue (000)	25%	$318.6	9.3%	$318.9	9.5%
OpCo Op Income (000)	25%	$73.9	19.0%	$73.5	18.5%
Totals	100%		49.8%		48.0%

OpCo Metrics - Multiomics
Adj EPS	20%	$0.35	21.4%	$0.34	20.0%
Revenue (000)	30%	$656.30	0%	$656.60	0%
OpCo Revenue (000)	25%	$254.6	12.4%	$254.6	12.4%
OpCo Op Income (000)	25%	$40.5	19.4%	$40.4	18.9%
Totals	100%		53.2%		51.3%

The HRC Committee, with support from the Company’s Finance and Internal Audit personnel, determined that the revisions to the FY2023 financial statements resulted in the underpayment of ICP to Covered Executives in immaterial amounts, although such payments would not have been subject to the Clawback Policy because they were “received” before October 2, 2023. The financial performance metrics used to determine payouts under the Company’s FY2024 and FY2023 Long-Term Incentive Plans (“LTIP Plans”) were not met in either case before or after the financial revisions, resulting in no vesting of performance stock units and therefore no recoupment of any compensation under the LTIP Plans.
Payment and Recovery. The erroneously awarded compensation under the FY2024 ICP Plan was paid to Covered Executives in cash, net of tax withholding, in November 2024. The aggregate amount of erroneously awarded compensation that remained outstanding at the end of FY2025 was $56,116, and at December 18, 2025 was $34,361. The HRC Committee will seek to recover the remaining amount of the erroneously awarded compensation from Covered Executives in accordance with the Clawback Policy during FY2026.

58 AZENTA – 2025 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION
EQUITY COMPENSATION PLAN INFORMATION
The table below sets forth certain information as of September 30, 2025 regarding the shares of our Common Stock available for grant or granted under equity compensation plans that (i) were approved by our shareholders, and (ii) were not approved by our shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by shareholders
2020 Equity Incentive Plan	1,011,913	—(2)	1,300,917
2015 Equity Incentive Plan	17,921	—(2)	—
2017 Employee Stock Purchase Plan	—	—	436,369
Equity compensation plans not approved by shareholders	—	—	—
Total	1,029,834		1,737,286

(1)	Excludes securities reflected in the first column of the table.
(2)
Awards outstanding under the 2020 Equity Incentive Plan and 2015 Equity Incentive Plan do not have exercise prices as they consist of RSUs and PSUs, in the case of the 2020 Equity Incentive Plan, and deferred RSUs, in the case of the 2015 Equity Incentive Plan.

RELATED PARTY TRANSACTIONS
Under existing SEC rules, some transactions, commonly referred to as “related party transactions,” are required to be disclosed to shareholders. Examples of related party transactions include transactions or proposed transactions between Azenta or any subsidiary where the amount involved exceeds $120,000 and any of the following persons has or will have a direct or indirect material interest:
•	an executive officer, director or director nominee;
•	any person who is known to be the beneficial owner of more than 5% of our Common Stock;
•
any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of our Common Stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

Under the Nasdaq Stock Market rules, we are required to conduct an appropriate review of any such transaction and either the Audit Committee or the independent directors are required to approve the transaction. All related party transactions must also be disclosed in our applicable filings with the SEC as required under SEC rules. Our Audit Committee Charter also requires that members of the Audit Committee approve all related party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules. In addition, the Conflicts of Interest provisions of our Standards of Conduct cover, among other things, all transactions involving our relationships with service providers, suppliers and others. Our policy requires the disclosure of any relationship that could be seen to affect the application of independent and sound judgment of Azenta in connection with relationships with prospective or existing suppliers, contractors, customers, competitors or regulators. In the case of employees, this calls for disclosure of any relationship to management. Members of our Board of Directors would normally make this disclosure to the Chairman of the Board. As of September 30, 2025, there were no related party transactions since the beginning of our last fiscal year that would require disclosure under SEC rules.

AZENTA – 2025 Proxy Statement 59

PROPOSAL NO. 2  ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 2  ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are seeking your advisory vote as required by Section 14A of the Securities Exchange Act of 1934, as amended, on the approval of the compensation of our named executive officers as disclosed in this proxy statement under the heading “Compensation Discussion and Analysis,” the tabular disclosure regarding such compensation included under the heading “Compensation Tables for Named Executive Officers,” and the accompanying narrative and tabular disclosures under such headings and elsewhere in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices of executive compensation described in this proxy statement. The advisory vote is not a vote on the Company’s compensation practices for non-executive employees or the Company’s Board of Directors.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under our compensation program, our named executive officers are rewarded for the achievement of specific short-term and long-term goals. Please see the Compensation Discussion and Analysis for additional details about our executive compensation philosophy and program, including information about the fiscal year 2025 compensation of our named executive officers.
Our Board of Directors is asking shareholders to provide a non-binding advisory vote that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, included in this proxy statement under the heading “Compensation Discussion and Analysis,” the tabular disclosure regarding such compensation included under the heading “Compensation Tables for Named Executive Officers,” and the accompanying narrative and tabular disclosures under such heading and elsewhere in this proxy statement, is approved.
The HRC Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices.
This vote on the compensation of our named executive officers is advisory, and therefore not binding on the Company, the HRC Committee or our Board of Directors. Although this proposal asks for a non-binding, advisory vote, we will consider an affirmative vote of a majority of the votes cast affirmatively or negatively as approval of Proposal No. 2. Our Board of Directors and our HRC Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the HRC Committee and the Board of Directors will evaluate whether any actions are necessary to address those concerns. Abstentions and broker non-votes will not have any effect on the results of those deliberations.

THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL TO APPROVE, ON A
NON-BINDING, ADVISORY BASIS, THE EXECUTIVE COMPENSATION CONTAINED IN THIS
PROXY STATEMENT IS IN THE BEST INTERESTS OF AZENTA AND OUR SHAREHOLDERS
AND THEREFORE, RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 2.

60 AZENTA – 2025 Proxy Statement

Proposal NO. 3:  Approval of Additional Shares Under Our 2020 Equity Incentive Plan
Proposal NO. 3:  Approval of Additional Shares Under Our 2020 Equity Incentive Plan
General
We are requesting that you vote to approve an amendment (the “Amendment”) to the Azenta, Inc. 2020 Equity Incentive Plan, as amended through November 2, 2025 (the “2020 Plan”) to increase the aggregate number of shares of Common Stock reserved for issuance under the 2020 Plan by 2,750,000 shares.
The Amendment was recommended by the Human Resources and Compensation Committee and approved by the Board of Directors on November 2, 2025, subject to approval of our stockholders at the Annual Meeting. If the Amendment is approved by our stockholders, the Amendment will become effective on the date of the Annual Meeting.
A copy of the full text of the 2020 Plan, amended to reflect the Amendment, is attached as Appendix B to this Proxy Statement.
About the Amendment and Reasons for the Amendment
This Proposal No. 3 is seeking approval of the Amendment. In general, stockholder approval of the Amendment is required under the 2020 Plan, necessary in order for us to meet the stockholder approval requirements of the Nasdaq Stock Market, and required to grant stock options that qualify as incentive stock options, as defined under Section 422 of the Internal Revenue Code of1986, as amended (the “Code”).
The 2020 Plan was originally approved by the Board in November 2020 and by our stockholders in January 2021, with an original reserve of 2,800,000 shares of Common Stock. Since its original approval by our stockholders, the 2020 Plan has been, and continues to be, the only equity compensation plan for grants of stock-based awards.
If stockholders do not approve this Proposal No. 3, the proposed 2,750,000 additional shares will not become available for issuance under the 2020 Plan, and the number of shares which may be issued under the 2020 Plan will remain at 2,800,000 shares, of which only 1,300,917 shares remained available as of November 2, 2025 and only 809,321 shares remained available as of December 3, 2025, the record date for the Annual Meeting which is after our fiscal year 2026 long-term incentive awards are granted.
Our Board and the Human Resources and Compensation Committee believe that the effective use of stock-based long-term incentive compensation is important to our continued growth and success by incentivizing performance, helping us meet our retention needs, delivering competitive compensation programs, and in general aligning the interests of our key employees, consultants and directors with those of our stockholders.
Other factors that stockholders may consider in evaluating the proposal to approve the Amendment include:
•	In fiscal years 2025, 2024, and 2023, equity awards representing a total of 641,843, 665,893, and 590,066 shares, respectively, were granted under the 2020 Plan.
•
Our three-year average “burn rate” was 1.18% for fiscal years 2023 through 2025. We define burn rate as the total number of shares subject to awards granted to participants in a single year expressed, net of grants forfeited, canceled or expired, as a percent of our basic weighted average shares of Common Stock outstanding for that year.

We believe that the adoption of the Amendment is essential to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. We believe the increase of 2,750,000 shares in the 2020 Plan reserve will provide sufficient authorization to cover anticipated stock-based awards for the next four years. Accordingly, our Board of Directors believes approval of the Amendment is in our best interests and those of its stockholders and recommends a vote “FOR” the approval of the Amendment.
Summary of the 2020 Plan
The following is a brief summary of the 2020 Plan, which includes the Amendment that is the subject of this Proposal No. 3. This summary is qualified in its entirety by reference to the text of the 2020 Plan, a copy of which is attached as Appendix B to this Proxy Statement.
Eligibility. The 2020 Plan allows us, under the direction of our Human Resources and Compensation Committee, to make grants of stock options, restricted and unrestricted stock awards, restricted stock unit awards, and other stock-based awards to employees, consultants and directors who, in the opinion of the Human Resources and Compensation Committee, are in a position to make a significant contribution to our long-term success. The purpose of these awards is to attract and retain key individuals, further align employee and stockholder interests, and to closely link compensation with Company performance. The 2020 Plan provides an essential component of the total compensation package, reflecting the importance that we place on aligning the interests of key individuals with those of our stockholders. All employees (including executive officers), directors and consultants of the Company and its affiliates are eligible to participate in the 2020 Plan. As of December 3, 2025, we had approximately 2,900 full-time employees, part-time employees and

AZENTA – 2025 Proxy Statement 61

Proposal NO. 3:  Approval of Additional Shares Under Our 2020 Equity Incentive Plan
contingent workers worldwide (including five executive officers) and ten directors eligible to participate in the 2020 Plan. Since our executive officers and directors may participate in the 2020 Plan, each of them has an interest in this Proposal No. 3. On December 3, 2025, the closing market price per share of our Common Stock was $35.60, as reported by the Nasdaq Global Select Market.
Shares Available for Issuance. Prior to the Amendment, the 2020 Plan provides for the issuance of up to 2,800,000 shares of our Common Stock. If approved by our stockholders as part of this Proposal No. 3, the Amendment will increase the aggregate number of shares of Common Stock reserved for issuance under the 2020 Plan by 2,750,000 shares to a total of 5,550,000 shares. All shares of Common Stock reserved under the 2020 Plan are eligible to be issued as incentive stock options.
The 2020 Plan provides that no participant may receive awards for more than 500,000 shares of Common Stock in any fiscal year. The aggregate grant date fair value of shares granted, and any other cash compensation paid to any non-employee director in any calendar year may not exceed $750,000, increased to $1,000,000 in the year in which such non-employee director initially joins our Board of Directors.
Plan Administration. In accordance with the terms of the 2020 Plan, our Board of Directors is the administrator of the 2020 Plan, except to the extent our Board of Directors delegates its authority to our Human Resources and Compensation Committee. In accordance with the provisions of the 2020 Plan, our Board of Directors has authorized our Human Resources and Compensation Committee to act as the “Administrator” and administer the 2020 Plan. The Human Resources and Compensation Committee may delegate part of its authority and powers under the 2020 Plan to one or more of our directors and/or officers, but only the Human Resources and Compensation Committee can make awards to participants who are directors or executive officers of the Company. In accordance with the provisions of the 2020 Plan, the Administrator is authorized to:
•	interpret the provisions of the 2020 Plan and all awards and to make all rules and determinations which it deems necessary or advisable for the administration of the 2020 Plan;
•	determine which employees, directors and consultants will be granted awards;
•	determine the number of shares subject to each award;
•
determine the vesting provisions of each award; provided, however, that except in the case of the death, disability or retirement of a grantee or a change in control of the Company, awards will not vest, and any right of the Company to restrict or reacquire shares subject to an award will not lapse, less than one year from the date of grant and any award subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year, although time-based vesting with respect to an award may accrue over the one-year period; and provided further that, notwithstanding the foregoing, awards may be granted having time-based vesting of less than one year from the date of grant so long as no more than 10% of the shares reserved for issuance under the 2020 Plan may be granted in the aggregate pursuant to such awards, other than awards to non-employee directors paid in lieu of cash fees.

•	determine the termination or cancellation provisions applicable to awards;
•	determine and make any adjustments in the performance criteria included in any performance-based award;
•
adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws or to otherwise facilitate the administration of the 2020 Plan; and

•	determine all other terms and conditions upon which each award may be granted in accordance with the 2020 Plan.
In addition, the Administrator may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by the 2020 Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant. However, without the prior approval of our stockholders, options under the 2020 Plan will not be repriced, replaced or regranted through cancellation or by lowering the exercise price of a previously granted award and will not be exchanged for cash.
Stock Options. Stock options granted under the 2020 Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. Incentive Stock Options may be granted to employees of the Company and its affiliates. Non-qualified options may be granted to employees, directors and consultants of the Company and its affiliates. The exercise price of a stock option may not be less than 100% of the fair market value of our Common Stock on the date of grant and the term of an option may not be longer than ten years. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our Common Stock on the date of grant and the term of the incentive stock option may not be longer than five years.
Award agreements for stock options include provisions for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or disability.

62 AZENTA – 2025 Proxy Statement

Proposal NO. 3:  Approval of Additional Shares Under Our 2020 Equity Incentive Plan
Restricted Stock. Restricted stock is Common Stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited. During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions on transfer and risk of forfeiture set forth in the applicable award agreement apply. However, under the terms of the 2020 Plan, no dividends will be paid on restricted stock awards until the award is vested. Unless otherwise provided in a restricted stock award agreement, the restricted stock award will terminate in the event of the participant’s termination of employment.
Stock Units. Stock units, including restricted stock units (RSUs) or performance stock units (PSUs), are a right to receive shares of our Common Stock in accordance with terms and conditions established by the Administrator in an award agreement and the 2020 Plan. The holder of restricted stock units does not have the rights and privileges of a regular stockholder, including the ability to vote the restricted stock units. However, a holder of stock units may have a right to dividend equivalents, subject to applicable laws, which may be settled in cash, shares or a combination of both; provided that no dividend equivalents will be paid until the holder’s interest in the stock unit becomes vested. A stock unit is similar to restricted stock in that the Administrator may establish performance goals and/or other conditions that must be satisfied before the participant can receive any benefit from the stock unit. When the participant satisfies the conditions of the stock unit award, the Company will pay the participant cash or shares or any combination of both to settle the vested stock units. Settlement may be in the form of a lump sum or in installments, and may occur or commence when the vesting conditions are satisfied or may be deferred, subject to applicable laws, to a later date. Unless otherwise provided in a stock unit agreement, the stock unit award will terminate in the event of the participant’s termination of employment.
Other Stock-Based Awards. The 2020 Plan also authorizes the grant of other types of stock-based compensation including, but not limited to phantom stock awards, and stock grants. Our Human Resources and Compensation Committee may award such stock-based awards subject to such conditions and restrictions as it may determine. These conditions and restrictions may include continued employment with us through a specified restricted period. We may grant an award conditioned on satisfaction of certain performance criteria. Such performance-based awards also include performance-based restricted shares and restricted stock units. Any dividends or dividend equivalents payable or credited to a participant with respect to any unvested performance-based award will be subject to the same performance goals as the shares or units underlying the performance-based award.
Stock Dividends and Stock Splits. If our Common Stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of Common Stock as a stock dividend, the number of shares of our Common Stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.
Corporate Transactions. Upon a merger or other reorganization event, our Board of Directors, may, in its sole discretion, take any one or more of the following actions pursuant to the 2020 Plan, as to some or all outstanding awards:
•	provide that all outstanding options shall be assumed or substituted by the successor corporation;
•	upon written notice to a participant provide that the grantee’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;
•
in the event of a merger pursuant to which holders of our Common Stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our Common Stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

•
provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event; and

•
with respect to stock grants and in lieu of any of the foregoing, the Board of Directors or an authorized committee may provide that, upon consummation of the transaction, each outstanding stock grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of Common Stock comprising such award (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Board of Directors or an authorized committee, all forfeiture and repurchase rights being waived upon such transaction).

Clawback. The 2020 Plan authorizes the Company to recover from a participant any compensation received from any stock right (whether or not settled) or cause a participant to forfeit any stock right (whether or not vested) in the event that the Company’s Clawback Policy as then in effect is triggered.
Amendment and Termination. The 2020 Plan may be amended by our stockholders. It may also be amended by our Board of Directors, provided that any amendment approved by our Board of Directors which is of a scope that requires stockholder

AZENTA – 2025 Proxy Statement 63

Proposal NO. 3:  Approval of Additional Shares Under Our 2020 Equity Incentive Plan
approval as required by the rules of the Nasdaq Stock Market, in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, or for any other reason is subject to obtaining such stockholder approval. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent.
Duration of Plan. The 2020 Plan will expire by its terms on November 5, 2030, which is the 10 year anniversary from the date it was first approved by the Board of Directors.
Federal Income Tax Considerations
The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2020 Plan, based on the current provisions of the Code and regulations, are set forth below. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the 2020 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:
Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:
Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:
With respect to stock grants under the 2020 Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary compensation income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares are not subject to a substantial risk of forfeiture. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of the substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which they previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the restricted shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

64 AZENTA – 2025 Proxy Statement

Proposal NO. 3:  Approval of Additional Shares Under Our 2020 Equity Incentive Plan

Stock Units:
The grantee recognizes no income until vested shares are issued pursuant to the terms of the grant. At that time, the grantee must generally recognize ordinary compensation income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

New Plan Benefits
The table below sets forth summary information concerning the number of shares of our Common Stock subject to awards granted to certain persons under the 2020 Plan since its inception through December 3, 2025. Certain awards set forth in this table for the named executive officers were granted in fiscal year 2025 and therefore also are included in the Summary Compensation Table and in the Grants of Plan-Based Awards Table set forth in this Proxy Statement and are not additional awards. Certain awards set forth in this table for the non-employee directors were granted in fiscal year 2025 and therefore also are included in the Director Compensation Table set forth in this Proxy Statement and are not additional awards. As of December 3, 2025, there are no stock options outstanding under the 2020 Plan.

Name and Position	Number of Shares Underlying RSUs (#)	Number of Shares Underlying PSUs (#)
Named executive officers
John P. Marotta, President and Chief Executive Officer	86,895	93,441
Lawrence Lin, Executive Vice President and Chief Financial Officer	28,813	23,045
Ephraim Starr, Senior Vice President, General Counsel and Secretary	37,779	37,779
Olga Pirogova, Senior Vice President and Chief Human Resources Officer	19,921	20,002
Ginger Zhou, Senior Vice President, President GENEWIZ	20,517	27,003
Herman Cueto, Former Chief Financial Officer	26,199	17,180
Jason Joseph, Former General Counsel	35,612	53,701
All current executive officers as a group	193,925	201,270
All current directors who are not executive officers as a group	77,996	0
Current directors (all Annual Meeting nominees)	164,891	93,441
John P. Marotta	86,895	93,441
Frank E. Casal	14,560	0
William L. Cornog	5,035	0
Robyn C. Davis	13,886	0
Dipal Doshi	4,040	0
Quentin Koffey	5,035	0
Martin Madaus	6,505	0
Alan J. Malus	5,035	0
Erica J. McLaughlin	13,791	0
Tina S. Nova	10,109	0
Each associate of any of director, executive officer, or nominee	—	—
Each other person who received or is to receive 5% of such options, warrants or rights	—	—
All employees, including all current officers who are not executive officers, as a group	937,423	879,454

Registration with Securities and Exchange Commission
Upon approval of this Proposal No. 3 by our stockholders, we intend to file a registration statement with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1933, as amended, covering the 2,750,000 additional shares authorized for issuance under the 2020 Plan.

AZENTA – 2025 Proxy Statement 65

Proposal NO. 3:  Approval of Additional Shares Under Our 2020 Equity Incentive Plan
Vote Required
An affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve this Proposal No. 3. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF AZENTA AND OUR STOCKHOLDERS AND THEREFORE RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3.

66 AZENTA – 2025 Proxy Statement

AUDIT COMMITTEE REPORT
AUDIT COMMITTEE REPORT
Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
Management has represented to the Audit Committee that our consolidated financial statements for the fiscal year ended September 30, 2025 were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the consolidated financial statements with management and separately with the independent auditors. Based on the review and discussions with management and the independent auditors described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025.
It is the Audit Committee that engaged our independent auditors for the year ended September 30, 2025, and the Audit Committee determines annually who shall act as our independent auditors. For the year ended September 30, 2025, the Audit Committee sought and obtained from our shareholders the ratification of their choice of independent auditors. The Audit Committee is seeking similar ratification of their choice of independent auditors for the fiscal year that will end September 30, 2026.
The Audit Committee, in accordance with its charter and recurring meeting agenda, reviewed with the independent auditors the accounting policies and practices critical to our financial statements, the alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, the ramifications of each alternative, and the independent auditors’ preferred treatment. The Audit Committee also reviewed the material written communications between management and the independent auditors. The Audit Committee reviewed management’s assessment of the effectiveness of our internal control over financial reporting and also met with the independent auditors, with and without management present, to discuss the independent auditors’ evaluations of our internal controls and the overall quality of our financial reporting. As noted under “Committees of the Board - Audit Committee” above, the Audit Committee is overseeing management’s efforts to remediate material weaknesses, which include:
a.
Implementation of a new cash flow reporting tool which will automate the calculation of the effect of exchange rate changes on cash and cash equivalents, and implementation and documentation of new processes and controls over the review of the consolidated statement of cash flows to remediate the material weakness initially identified in internal control over financial reporting for the year ended September 30, 2024.

b.
Designing and enhancing controls and precision level over balance sheet reconciliations, drafting a new policy, and taking other necessary steps to remediate the material weakness identified during the second quarter of fiscal year 2025 related to the preparation and review of account reconciliations.

c.
Designing and implementing a plan to remediate the material weakness related to the misclassification of certain operating expenses, which was identified in internal control over financial reporting for the year ended September 30, 2025.

The Audit Committee will oversee management’s assessment of the effectiveness of the remediation using the criteria set forth in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations (COSO) of the Treadway Commission. The Audit Committee has worked directly with management, the Company’s internal audit and finance teams and the independent auditors with regards to the material weaknesses and will continue to do so as management implements its ongoing remediation plans throughout the fiscal year ending September 30, 2026. The Audit Committee will continue to oversee management’s remediation plans, will keep the Board of Directors informed regarding the status of the material weaknesses, and will seek additional input to ensure that the material weaknesses are remediated in a timely and effective manner.
The Audit Committee also regularly reviews whether there have been communications to our telephone and electronic hotlines and reviews and monitors the responses to any such communications. All call reports from the independent company that staffs and operates these hotlines are directed in the first instance to, among others, the Chair of the Audit Committee, except where local law requires otherwise. The Audit Committee further reviews whether there have been any changes to our Standards of Conduct and whether any waivers to those standards have been granted. The Audit Committee has discussed with the independent auditors the matters required to be discussed under the applicable requirements of the PCAOB. The Audit Committee has also discussed the results of the internal audit examinations.
As noted under “Board Risk Oversight” above, the Audit Committee operates under the direction of the Board in helping to assess and address the Company’s business risks. In that process, the Audit Committee reviews with management the process employed by management to conduct a risk assessment survey, and also reviews and discusses with management and our independent auditors the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

AZENTA – 2025 Proxy Statement 67

AUDIT COMMITTEE REPORT
Our independent auditors provided the Audit Committee with the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526 (Communications with Audit Committees Concerning Independence) which requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, to confirm their independence and to engage in a discussion of independence. The Audit Committee also reviewed with the independent auditors the relevant SEC rules with respect to independence of auditors. The Audit Committee has discussed with the independent auditors their independence and has satisfied itself as to the auditors’ independence from the Company and its management.
Respectfully submitted,
Audit Committee:
Frank E. Casal, Chair
Erica J. McLaughlin
Dipal Doshi

68 AZENTA – 2025 Proxy Statement

INDEPENDENT AUDITOR FEES AND OTHER MATTERS
INDEPENDENT AUDITOR FEES AND OTHER MATTERS
Set forth below are the fees paid by Azenta to its independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), for the fiscal years ended September 30, 2025 and September 30, 2024.

	2025	2024
Audit Fees	$3,929,210	$3,869,681
Audit-Related Fees	$0	$0
Tax Fees	$29,000	$44,443
All Other Fees	$2,000	$2,125

Description of Services
Audit Fees: Comprised of fees and expenses for professional services rendered in connection with the audit of our financial statements for the fiscal years ended September 30, 2025 and September 30, 2024 for the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q during those years, and for services provided in connection with statutory and regulatory filings or engagements in those years.
Audit-Related Fees: Comprised of fees for professional services for assurance and related services reasonably related to the performance of an audit or review in the fiscal years ended September 30, 2025 and September 30, 2024.
Tax Fees: Comprised of fees for tax compliance, tax advice and tax planning. Tax services encompass a variety of permissible services including international tax compliance, expatriate tax services and tax consulting. For fiscal year 2025 and 2024, the tax fees included $29,000 and $44,443, respectively, for B Medical tax services.
All Other Fees: For fiscal year 2025 and 2024, all other fees were comprised of $2,000 and $2,125 related to fees for web-based accounting research tools.
The Audit Committee has considered and determined, in accordance with the pre-approval policy and procedures set forth below, that the provision of the non-audit services noted in the foregoing table is compatible with maintaining PwC’s independence.
Pre-Approval Policy and Procedures
The Audit Committee’s charter sets forth the Audit Committee’s obligations relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. The charter provides that we will not engage our independent registered public accounting firm to provide audit or non-audit services unless the service is pre-approved by the Audit Committee. In addition, we will not engage any other accounting firm to provide audit services unless such services are pre-approved by the Audit Committee.
In connection with the foregoing, the Audit Committee may approve specific services in advance. In addition, from time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval of types of services is detailed as to the particular service or type of service to be provided and is also generally subject to a maximum dollar amount.
The Audit Committee has also delegated to the Chair of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the Chair of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

AZENTA – 2025 Proxy Statement 69

PROPOSAL NO. 4  RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 4  RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Company’s Audit Committee has appointed PwC to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026, and shareholders are asked to ratify the selection at the Annual Meeting. The Audit Committee has considered and determined that PwC has no commercial relationship with the Company that would impair its independence in the next fiscal year. Representatives of PwC will be present at the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. We do not expect the representatives to make any statements apart from responding to inquiries. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. An affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve this Proposal No. 4. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 4 TO BE IN THE BEST INTERESTS OF AZENTA AND OUR SHAREHOLDERS AND THEREFORE RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 4.

70 AZENTA – 2025 Proxy Statement

GENERAL ANNUAL MEETING INFORMATION
GENERAL ANNUAL MEETING INFORMATION
Record Date, Voting Rights and Outstanding Shares
Only shareholders of record at the close of business on December 3, 2025 will be entitled to receive notice of, and to vote at, the Annual Meeting. As of that date, there were outstanding and entitled to vote 45,989,578 shares of our common stock, $.01 par value (the “Common Stock”). Each shareholder is entitled to one vote for each share of Common Stock held of record on that date and may vote such shares either at the Annual Meeting or by proxy. Beginning 15 minutes prior to, and during, the Annual Meeting, a complete list of our shareholders of record will be available for viewing by shareholders for any purpose germane to the meeting at www.azenta.investorroom.com (2026 Annual Meeting Material). A list of our registered holders as of the close of business on the record date will be made available to shareholders during the 10 days prior to the Annual Meeting; to access such list of registered holders, email Ephraim Starr, Senior Vice President, General Counsel and Secretary of the Company, at ephraim.star@azenta.com. Shareholders submitting any such request will be asked to include the 16-digit control number found on the proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials previously mailed or made available to shareholders entitled to vote at the Annual Meeting.
Electronic Distribution
This proxy statement, our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, with supplemental information included therewith, and the proxy card are available at: www.proxyvote.com.
Solicitation
The proxy relating to the Annual Meeting is solicited on behalf of our Board of Directors, and we will bear the cost of such solicitation. Our officers and regular employees may solicit proxies by correspondence, telephone or in person, without extra compensation. We may also pay to banks, brokers, nominees, certain other fiduciaries and institutions their reasonable expenses incurred in forwarding proxy materials to the beneficial owners of the securities held by them and obtaining authority to execute proxies.
Quorum and Required Vote
The holders of a majority of the outstanding shares of Common Stock entitled to vote, present virtually or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. “Broker non-votes” are shares held by brokers or nominees that are present virtually or represented by proxy at the Annual Meeting, but not voted on a particular matter because (i) instructions have not been received from the beneficial owner and (ii) the brokers do not have discretionary voting authority to vote on such matter or the broker chooses not to vote on a matter for which it does have discretionary voting authority. A broker may not vote on “non-routine” matters without receiving specific voting instructions from the beneficial owner.
Broker discretionary voting
If shares are held by a broker, the broker will ask the beneficial owner for instructions to vote the shares. If instructions are provided, the broker must vote the shares as directed. If instructions are not provided, the broker’s ability to vote the shares depends on the proposal. At the Annual Meeting and any and all adjournments or postponements thereof, brokers may submit a vote on the ratification of the appointment of the independent registered accounting firm even if it does not receive instructions from the beneficial owner. For all other proposals, including the election of directors, the amendment to the 2020 Equity Incentive Plan, and matters related to executive compensation, the broker may not vote unless the broker receives specific instructions from the beneficial owner. We urge each shareholder to provide instructions to their broker so that their votes may be counted on these important matters.
Proposal No. 1: Election of Directors for a One-Year Term
For the election of directors, you may either vote “for” a director or “withhold” your vote for such director. An affirmative vote of a plurality of votes properly cast, virtually at the Annual Meeting or by proxy, is required for the election of each of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Broker non-votes will have no effect on the voting outcome with respect to the election of directors.
Proposal No. 2: Advisory Vote on Executive Compensation
For the advisory vote to approve executive compensation, you may either vote “for,” “against” or “abstain.” Although this proposal asks for a non-binding, advisory vote, we will consider an affirmative vote of a majority of the votes cast affirmatively or negatively as approval of Proposal No. 2. We value the opinions expressed by our shareholders in this advisory vote, and our Human Resources and

AZENTA – 2025 Proxy Statement 71

GENERAL ANNUAL MEETING INFORMATION
Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our executive compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes will not have any effect on the results of those deliberations.
Proposal No. 3: Approval of an Amendment to the Company’s 2020 Equity Incentive Plan
For the proposal to approve an amendment to the Company’s 2020 Equity Incentive Plan to increase the number of shares reserved for issuance by 2,750,000, you may either vote “for,” “against” or “abstain.” An affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve Proposal No. 3. Abstentions and broker non-votes will have no effect on the results of the vote on Proposal No. 3.
Proposal No. 4: Ratification of the Company’s Independent Registered Public Accounting Firm
For the proposal to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the 2025 fiscal year, you may either vote “for,” “against” or “abstain.” An affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve Proposal No. 4. Abstentions will have no effect on the results of the vote on Proposal No. 4. We do not expect there will be any broker non-votes on this matter as the approval of Proposal No. 4 is considered to be routine and a broker or other nominee is generally empowered to vote on such routine proposals, however, if there are any broker non-votes they will not affect the voting outcome.
Voting of Proxies
General
If your shares of Common Stock are registered directly in your name with our transfer agent, Computershare, Inc., you are considered the shareholder of record, or record holder, of those shares. In that case these proxy materials have been sent directly to you and you have the right with these proxy materials to grant your proxy directly to Azenta or to vote virtually at the Annual Meeting or by mail, telephone or via the Internet as described below.
If your shares of Common Stock are held in a brokerage account (street name) or by another person on your behalf, you are considered to be the beneficial owner of those shares, and these proxy materials are being forwarded to you by your broker or other nominee together with a voting instruction card, and you are also invited to attend the Annual Meeting.
Proxies Submitted Without Voting Instructions
Proxies that are properly submitted and dated but which do not contain voting instructions will be voted for the election of the nominees as directors described in this proxy statement, for the approval of the non-binding vote on executive compensation, for the proposal to approve an amendment to the Company’s 2020 Equity Incentive Plan, and for the ratification of the selection of PwC as the Company’s independent registered accounting firm for the 2026 fiscal year. If any other matters properly come before the Annual Meeting, proxies will be voted by the authorized proxies in accordance with their best judgment.
Voting Shares Held through Broker by Proxy
If your shares of Common Stock are held by your broker, your broker will vote your shares for you if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker on a voting instruction card regarding how to instruct your broker to vote your shares. In the absence of such instructions, the broker will be able to vote your shares on matters with respect to which it has discretionary voting power. The broker will have discretionary voting power only with respect to the ratification of the selection of PwC as the Company’s independent registered public accounting firm for the 2026 fiscal year, but not with respect to the election of the ten nominees for director, the advisory vote on executive compensation or the proposal to approve an amendment to the Company’s 2020 Equity Incentive Plan.
Voting of Shares Held through Broker at the Annual Meeting
If your shares of Common Stock are held by your broker or other nominee and you wish to vote those shares at the Annual Meeting, you must obtain from the broker or other nominee holding your shares a properly executed legal proxy, identifying you as a shareholder, authorizing you to act on behalf of the broker or other nominee at the Annual Meeting and specifying the number of shares with respect to which the authorization is granted.
Other Matters
If you sign and return the enclosed proxy card or vote your shares over the telephone or via the Internet, you grant to the persons named in the proxy the authority to vote in their discretion on any other matters that may properly come before the Annual Meeting, including any adjournment or postponement thereof. Other matters that may be properly brought before the Annual Meeting, unless otherwise provided in our certificate of incorporation or by-laws or by statute, will be approved if they receive a majority of the votes properly cast on the matter. Our management does not presently know of any other matters to be brought before the Annual Meeting.

72 AZENTA – 2025 Proxy Statement

GENERAL ANNUAL MEETING INFORMATION
Voting Procedures
There are several ways in which you or your representative can vote your shares, as follows:

Shareholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. Shareholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, may vote by mail by completing, signing and dating the voting instruction card provided by their broker, trustee or nominee and mailing it in the accompanying pre-addressed envelope.

Shareholders of record may submit proxies by telephone until 11:59 p.m. (Eastern Time) on January 27, 2026 for shares held directly and until 11:59 p.m. (Eastern Time) on January 25, 2026 for shares held in a Plan. The proxy card includes instructions on submitting proxies by telephone. Most shareholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, may vote by telephone by calling the number specified on the voting instruction card provided by their broker, trustee or nominee. Please see the voting instruction card for telephone voting availability.

Shareholders of record may submit proxies using the Internet until 11:59 p.m. (Eastern Time) on January 27, 2026 for shares held directly and until 11:59 p.m. (Eastern Time) on January 25, 2026 for shares held in a Plan by visiting www.proxyvote.com. The proxy card includes instructions on submitting proxies using the Internet. Most shareholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, may vote using the Internet by following the instructions on the voting instruction card provided by their broker, trustee or nominee. Please see the voting instruction card for Internet voting availability.

Revocation of Proxies
Signing the enclosed proxy card or otherwise submitting one’s proxy will not prevent a record holder from voting at the Annual Meeting or otherwise revoking the proxy. A record holder may revoke a proxy at any time before the Annual Meeting in the following ways:
•	filing with our corporate secretary, before the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;
•	authorizing a later dated proxy relating to the same shares and delivering it to us before the vote at the Annual Meeting; or
•	attending the Annual Meeting virtually and voting, although attendance at the meeting will not by itself constitute a revocation of the proxy.
Record holders should send any written notice of revocation or subsequent proxy to our corporate secretary at 200 Summit Drive, 6th Floor, Burlington, Massachusetts 01803 before the vote at the Annual Meeting.
Proxy Materials Available via the Internet
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on January 28, 2026
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners, which will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper copy of our proxy materials, you may request them without charge upon written request addressed to Company Secretary, Azenta, Inc., 200 Summit Drive, 6th Floor, Burlington, Massachusetts 01803, which is the mailing address of the Company’s principal executive offices.

AZENTA – 2025 Proxy Statement 73

OTHER MATTERS
OTHER MATTERS
Standards of Conduct
Pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the Nasdaq Stock Market rules, we have adopted Standards of Conduct that apply to all officers, directors and employees, covering a wide range of matters, including finance and accounting standards specifically applicable to our senior financial officers related to the protection of the integrity of our financial records and reports. A copy of our Standards of Conduct is publicly available on our website at www.Azenta.com. If we make any substantive amendment to the Standards of Conduct or grant any waiver, including any implicit waiver, from a provision thereof to the persons covered by the Standards of Conduct, we are obligated to disclose the nature of such amendment or waiver, the name of the person to whom any waiver was granted, and the date of waiver on the above-named website or in a Current Report on Form 8-K.
Shareholder Proposals and Recommendations For Director
Our Amended and Restated Bylaws include an advance notice procedure if a shareholder wishes to propose a nomination of persons for election to the Board of Directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy card. Shareholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to the Company’s secretary of the shareholder’s intention to bring such business before the meeting. Under the Amended and Restated Bylaws, the required notice must be in writing and received by our secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a shareholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.
Proposals which shareholders intend to present at our 2027 annual meeting of shareholders and wish to have included in our proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than August 18, 2026. However, if the date of the 2027 annual meeting of shareholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2027 annual meeting of shareholders. SEC rules set standards for eligibility and specify the types of shareholder proposals that may be excluded from a proxy statement.
To be considered for presentation at the 2027 annual meeting of shareholders, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than September 30, 2026 and no later than October 30, 2026. In addition to satisfying the foregoing advance notice requirements, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must follow the requirements set forth in Rule 14a-19 as promulgated under the Securities Exchange Act of 1934, as amended. Shareholders are advised to review our Amended and Restated Bylaws, which specify requirements as to form and content of a shareholders’ notice, including the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended.
Proposals that are not received in a timely manner or in accordance with applicable law will not be voted on at the 2027 annual meeting of shareholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All shareholder proposals should be marked for the attention of Azenta, Inc., 200 Summit Drive, 6th Floor, Burlington, MA 01803, Attention: Secretary.
Voting Results
The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Current Report on Form 8-K, then we will file an amendment to the Current Report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for

74 AZENTA – 2025 Proxy Statement

OTHER MATTERS
companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from us or your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can also request prompt delivery of a copy of this proxy statement. All such requests should be made in writing to our Investor Relations department at the following address: Investor Relations, Azenta, Inc., 200 Summit Dive, 6th Floor, Burlington, MA 01803 or by telephone at the following number: (732) 416-4975.
Material Not Incorporated by Reference
To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the proxy statement entitled “Audit Committee Report,” and “Human Resources and Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.
Annual Report on Form 10-K
Copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, as filed with the SEC, with supplemental information included therewith, are being made available to our shareholders of record with this proxy statement and are available to shareholders without charge upon written request addressed to Investor Relations, Azenta, Inc., 200 Summit Drive, 6th Floor, Burlington, Massachusetts 01803. It is also available at our website www.Azenta.com.

IT IS IMPORTANT THAT PROXIES BE AUTHORIZED PROMPTLY.
THEREFORE, SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN
THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE OR
PROMPTLY SUBMIT A PROXY BY TELEPHONE OR THE INTERNET.

AZENTA – 2025 Proxy Statement 75

Appendix A
Reconciliation of Non-GAAP to GAAP Financial Measures Used in Proxy Statement –
Use of Non-GAAP Financial Measures
Azenta, Inc. (the “Company”) supplements its financial measures under U.S. generally accepted accounting principles, or GAAP, with certain non-GAAP financial measures to provides a better perspective on the results of business operations, which the Company believes is more comparable to the similar analysis provided by its peers. These measures are not presented in accordance with, nor are they a substitute for GAAP measures. These measures should always be considered in conjunction with appropriate GAAP measures.
Management adjusted the GAAP results for the impact of amortization of intangible assets, purchase accounting impact on inventory, transformation and rebranding costs, restructuring charges, goodwill and intangible asset impairments, fair value adjustments to contingent consideration, governance-related matters, merger and acquisition costs and costs related to share repurchase, and other unallocated corporate expenses to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as gains and losses from the sale of assets, certain tax benefits and charges, as well as other gains and charges that are not representative of the normal operations of the business. Amounts presented in the tables below are in millions, except per share amounts.

($ in millions)
	FY 2023	FY 2024	FY 2025
Revenue	551.5	573.4	593.8
GAAP gross profit	239.2	254.6	270.3
Gross profit margin	43.4%	44.4%	45.5%
Amortization expense	7.8	8.1	8.0
Transformation	—	0.4	0.1
Purchase accounting impact on inventory	—	—	—
Tariff adjustment	—	—	—
Other special charges	—	—	—
Non-GAAP gross profit	247.1	263.0	278.3
Non-GAAP gross profit margin	44.8%	45.9%	46.9%
GAAP operating expenses	(300.5)	(305.9)	(297.1)
Merger and acquisition costs and costs related to share repurchase(1)	9.0	4.9	2.4
Amortization of intangibles other than completed technology	24.2	20.5	16.5
Restructuring charges	4.6	6.8	5.2
Contingent consideration – fair value adjustments	—	—	—
Transformation	—	9.5	10.4
Rebranding	—	—	—
Impairment of goodwill and intangible assets	—	4.7	—
Non-GAAP operating expenses	(262.7)	(259.6)	(262.7)
GAAP operating profit	(61.2)	(51.3)	(26.8)
Operating profit margin	(11.1%)	(8.9%)	(4.5%)
Non-GAAP operating profit	(15.6)	3.4	15.6
Non-GAAP operating profit margin	(2.8%)	0.6%	2.6%

(1)	Includes expenses related to governance-related matters.

AZENTA – 2025 Proxy Statement A-1

($ in millions, except per share amounts)
	FY 2023	FY 2024	FY 2025
GAAP net income (loss) from Continuing Operations	(8.0)	(24.4)	24.5
Merger and acquisition costs and costs related to share repurchase(1)	9.0	4.9	2.4
Amortization expense	32.1	28.6	24.4
Purchase accounting impact on inventory	—	—	—
Restructuring charges	4.6	6.8	5.2
Contingent consideration - fair value adjustments	—	—	—
Transformation	—	9.9	10.4
Rebranding	—	—	—
Impairment of goodwill and intangible assets	—	4.7	—
Tariff adjustment	—	—	—
Other	—	—	(2.1)
Tax related adjustments	(8.1)	3.6	(39.7)
Tax effect of adjustments	(16.2)	(8.7)	(1.7)
Non-GAAP net income (loss) from Continuing Operations	13.2	25.3	23.4
Diluted earnings (loss) per share	$(0.12)	$(0.46)	$0.53
Non-GAAP diluted earnings (loss) per share	$0.20	$0.48	$0.51
Shares used in computing diluted net earnings (loss) per share (in millions)	66.3	53.2	45.9

(1)	Includes expenses related to governance-related matters.

($ in millions)
	Sample Management Solutions			Multiomics			Azenta Total
	FY 2024	FY 2025	Change	FY 2024	FY 2025	Change	FY 2024	FY 2025	Change
Revenue	318.9	324.6	2%	254.6	269.2	6%	573.4	593.8	4%
Fx		(2.9)	(1%)		(1.0)	0%		(3.9)	(1%)
Ex Fx	318.9	321.6	1%	254.6	268.2	5%	573.4	589.9	3%
M&A			0%		—	0%		—	0%
Organic Revenue(1)	318.9	321.6	1%	254.6	268.2	5%	573.4	589.9	3%

(1)	Organic revenue represents revenue adjusted for the impact of acquisitions during the year and changes in currency rates as compared to the prior year.

A-2 AZENTA – 2025 Proxy Statement

($ in millions)
	FY 2024	FY 2025
Free Cash Flow	18.0	50.0
Less items related to the Semiconductor Automation Sale	—	—
Adjusted Free Cash Flow	18.0	50.0

EBITDA from Continuing Operations	6.2	30.6
Adjustments
Stock-based compensation	13.7	19.8
Purchase accounting impact on inventory	—	—
Restructuring and restructuring related charges	6.8	5.2
Merger and acquisition costs and costs related to the share repurchase(1)	4.9	2.4
Contingent consideration – fair value adjustments	—	—
Transformation	9.9	10.4
Rebranding	—	—
Impairment of goodwill and intangible assets	4.7	—
Adjusted EBITDA – from Continuing Operations		(2.1)
Adjusted EBITDA Margin	46.2	66.3

(1)	Includes expenses related to governance-related matters.

AZENTA – 2025 Proxy Statement A-3

Appendix B
AZENTA, INC. 2020 EQUITY INCENTIVE PLAN
As Amended Through November 2, 2025

1.	DEFINITIONS.
Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Azenta, Inc. 2020 Equity Incentive Plan, have the following meanings:
“Administrator” means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the term "Administrator" means the Committee.
“Affiliate” means a corporation or other entity which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.
“Agreement” means a written or electronic document setting forth the terms of a Stock Right delivered pursuant to the Plan in such form as the Administrator shall approve.
“Board of Directors” means the Board of Directors of the Company.
“Cause” means, with respect to a Participant (a) the willful failure to perform, or serious negligence in the performance of, the Participant's duties and responsibilities for the Company or any of its subsidiaries that remains uncured, or continues, beyond the fifteenth (15th) day following the date on which the Company gives the Participant notice specifying in reasonable detail the nature of the failure or negligence; (b) fraud, embezzlement or other dishonesty with respect to the Company or any of its subsidiaries or customers; (c) conviction of, or a plea of guilty or nolo contendere with respect to, a felony or to any crime (whether or not a felony) that involves moral turpitude; or (d) breach of fiduciary duty or violation of any covenant of confidentiality, assignment of rights to intellectual property, non-competition or non-solicitation of customers or employees; provided, however, that any provision in an agreement between a Participant and the Company or an Affiliate, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede this definition with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.
“Change in Control” means the occurrence of any of the following events:
(i)
Any Person acquires beneficial ownership (within the meaning of Rule 13d 3 promulgated under the Exchange Act) of thirty-five (35%) percent or more of either (x) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, that for purposes hereof the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company, or (D) any Business Combination (but except as provided in subclause (iii) below a Business Combination may nevertheless constitute a Change in Control under subclause (iii)); and provided further, that an acquisition by a Person of thirty-five percent (35%) percent or more but less than fifty (50%) percent of the Outstanding Company Common Stock or of the combined voting power of the Outstanding Company Voting Securities shall not constitute a Change in Control under this subclause (i) if within fifteen (15) days of the Board of Directors being advised that such ownership level has been reached, a majority of the “Incumbent Directors” (as hereinafter defined) then in office adopt a resolution approving the acquisition of that level of securities ownership by such Person; or

(ii)
Individuals who, as of the date of grant, constituted the Board of Directors (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board of Directors; provided, that any individual who becomes a member of the Board of Directors subsequent to the date of grant and whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors shall be treated as an Incumbent Director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors; or

(iii)
There is consummated a reorganization, merger or consolidation involving the Company, or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless, following such

AZENTA – 2025 Proxy Statement B-1

Business Combination, (x) the Persons who were the beneficial owners, respectively, of the Outstanding Company Common Stock and of the combined voting power of the Outstanding Company Voting Securities immediately prior to the Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and of the combined voting power of the Outstanding Company Voting Securities, as the case may be, (y) unless in connection with such Business Combination a majority of the Incumbent Directors then in office determine that this clause (iii) does not apply to such Business Combination, no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, thirty-five (35%) percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Business Combination and (z) at least a majority of the members of the Board of Directors resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination.
(iv)
The stockholders of the Company approve a complete liquidation or dissolution of the Company; provided, that if any payment or benefit payable hereunder upon or following a Change in Control would be required to comply with the limitations of Section 409A(a)(2)(A)(v) of the Code in order to avoid an additional tax under Section 409A of the Code, such payment or benefit shall be made only if such Change in Control constitutes a change in ownership or control of the Company, or a change in ownership of the Company's assets in accordance with Section 409A of the Code,

“Code” means the United States Internal Revenue Code of 1986, as amended including any successor statute, regulation and guidance thereto.
“Committee” means the committee of the Board of Directors, if any, to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.
“Common Stock” means shares of the Company's common stock, $.01 par value per share.
“Company” means Azenta, Inc., a Delaware corporation (f/k/a Brooks Automation, Inc.).
“Consultant” means any natural person who is an advisor or consultant that provides bona fide services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company's or its Affiliates' securities.
“Corporate Transaction” means a merger, consolidation, or sale of all or substantially all of the Company's assets or the acquisition of all of the outstanding voting stock of the Company in a single transaction or a series of related transactions by a single entity other than a transaction to merely change the state of incorporation.
“Disability” or “Disabled” means permanent and total disability as defined in Section 22(e)(3) of the Code.
“Employee” means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” of a Share of Common Stock means:
(1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or, if not applicable, the last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;
(2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the most recent trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and
(3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine in compliance with applicable laws.

B-2 AZENTA – 2025 Proxy Statement

“ISO” means an option intended to qualify as an incentive stock option under Section 422 of the Code.
“Non-Qualified Option” means an option which is not intended to qualify as an ISO.
“Option” means an ISO or Non-Qualified Option granted under the Plan.
“Participant” means an Employee, director or Consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant's Survivors” where the context requires.
“Performance Based Award” means a Stock Grant or Stock-Based Award that vests based on the attainment of written Performance Goals as set forth in Paragraph 9 hereof.
“Performance Goals” means performance goals determined by the Committee in its sole discretion and set forth in an Agreement. The satisfaction of Performance Goals shall be subject to certification by the Committee. The Committee has the authority to take appropriate action with respect to the Performance Goals (including, without limitation, making adjustments to the Performance Goals or determining the satisfaction of the Performance Goals in connection with a Corporate Transaction) provided that any such action does not otherwise violate the terms of the Plan.
“Person” means any individual, entity or other person, including a group within the meaning of Sections 13(d) or 14(d) (2) of the Exchange Act.
“Plan” means this Azenta, Inc. 2020 Equity Incentive Plan.
“Securities Act” means the Securities Act of 1933, as amended.
“Shares” means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.
“Stock-Based Award” means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant.
“Stock Grant” means a grant by the Company of Shares under the Plan.
“Stock Right” means a right to Shares or the value of Shares of the Company granted pursuant to the Plan — an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.
“Survivor” means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to a Stock Right by will or by the laws of descent and distribution.
2.	PURPOSES OF THE PLAN.
The Plan is intended to encourage ownership of Shares by Employees and directors of and certain Consultants to the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.
3.	SHARES SUBJECT TO THE PLAN.
(a) The number of Shares which may be issued from time to time pursuant to this Plan shall be the sum of: (i) 2,800,000 shares of Common Stock representing the Shares available to be issued under this Plan as of the date of its adoption by the Company's stockholders on January 26, 2021; and (ii) subject to approval of the Company's stockholders after November 2, 2025, 2,750,000 shares of Common Stock. All of the Shares that may be issued pursuant to this Plan are eligible to be issued as ISOs.
(b) If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender or withholding of Shares or if the Company or an Affiliate's tax withholding obligation is satisfied by the tender or withholding of Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued. In addition, Shares repurchased by the Company with the proceeds of the option exercise price may not be reissued under the Plan. However, in the case of ISOs, the foregoing provisions shall be subject to any limitations under the Code.

AZENTA – 2025 Proxy Statement B-3

4.	ADMINISTRATION OF THE PLAN.
The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:
(a) Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;
(b) Determine which Employees, directors and Consultants shall be granted Stock Rights;
(c) Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 500,000 Shares be granted to any Participant in any fiscal year; and provided further that in no event shall the aggregate grant date fair value (determined in accordance with ASC 718) of Stock Rights to be granted and any other cash compensation paid to any non-employee director in any calendar year, exceed $750,000, increased to $1,000,000 in the year in which such non-employee director initially joins the Board of Directors;
(d) Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted provided that no dividends or dividend equivalents shall be paid on any Stock Right prior to the vesting of the underlying Shares and except in the case of (i) death, disability or retirement of the Participant or (ii) a Change in Control, Stock Rights shall not vest, and any right of the Company to restrict or reacquire Shares subject to a Stock Grant shall not lapse, less than one (1) year from the date of grant and any Stock Right subject to the satisfaction of Performance Goals over a performance period shall be subject to a performance period of not less than one year, provided that any time-based vesting with respect to such Stock Right or Stock Grant may accrue incrementally pursuant to the terms of such Stock Right or Stock Grant over such one-year period; and provided further that, notwithstanding the foregoing, Stock Rights may be granted having time-based vesting of less than one (1) year from the date of grant so long as no more than ten percent (10%) of the Shares reserved for issuance under the Plan pursuant to Paragraph 3(a) above (as adjusted under Paragraph 25 of this Plan) may be granted in the aggregate pursuant to such awards, other than Stock Rights granted to nonemployee directors paid in lieu of cash fees;
(e) Amend any term or condition of any outstanding Stock Right, other than reducing the exercise price or purchase price, provided that (i) such term or condition as amended is not prohibited by the Plan; (ii) any such amendment shall not impair the rights of a Participant under any Stock Right previously granted without such Participant's consent or in the event of death of the Participant the Participant's Survivors; and (iii) any such amendment shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, the annual vesting limitation contained in Section 422(d) of the Code and described in Paragraph 6(b)(iv) below with respect to ISOs and pursuant to Section 409A of the Code;
(f) Determine and make any adjustments in the Performance Goals included in any Performance Based Awards in compliance with (d) above; and
(g) Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company, any Affiliate or to Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;
provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of potential tax consequences under Section 409A of the Code and preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.
To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time. Notwithstanding the foregoing, only the Board of Directors or the Committee shall be authorized to grant a Stock Right to any director of the Company or to any "officer" of the Company as defined by Rule 16a-l under the Exchange Act.
5.	ELIGIBILITY FOR PARTICIPATION.
The Administrator will, in its sole discretion, name the Participants in the Plan; provided, however, that each Participant must be an Employee, director or Consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or Consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be

B-4 AZENTA – 2025 Proxy Statement

conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or Consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights or any grant under any other benefit plan established by the Company or any Affiliate for Employees, directors or Consultants.
6.	TERMS AND CONDITIONS OF OPTIONS.
Each Option shall be set forth in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the stockholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:
(a) Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:
(i)
Exercise Price: Each Option Agreement shall state the exercise price (per share) of the Shares covered by each Option, which exercise price shall be determined by the Administrator and shall be at least equal to the Fair Market Value per share of Common Stock on the date of grant of the Option.

(ii)	Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.
(iii)
Vesting: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain performance conditions or the attainment of stated goals or events.

(iv)
Additional Conditions: Exercise of any Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other stockholders, including requirements that:

A.	The Participant's or the Participant's Survivors' right to sell or transfer the Shares may be restricted; and
B.	The Participant or the Participant's Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.
(v)	Term of Option: Each Option shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.
(b) ISOs: Each Option intended to be an ISO shall be issued only to an Employee who is deemed to be a resident of the United States for tax purposes, and shall be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:
(i)	Minimum Standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above, except clause (i) and (v) thereunder.
(ii)	Exercise Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:
A.
10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Common Stock on the date of grant of the Option; or

B.
More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant of the Option.

(iii)	Term of Option: For Participants who own:
A.
10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each TSO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

AZENTA – 2025 Proxy Statement B-5

B.
More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

(iv)
Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined on the date each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.	TERMS AND CONDITIONS OF STOCK GRANTS.
Each Stock Grant to a Participant shall state the principal terms in an Agreement duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:
(i)
Each Agreement shall state the purchase price per share, if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law, if any, on the date of the grant of the Stock Grant;

(ii)	Each Agreement shall state the number of Shares to which the Stock Grant pertains; and
(iii)
Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time period or attainment of Performance Goals or such other performance criteria upon which such rights shall accrue and the purchase price therefor, if any; and

(iv)
Dividends (other than stock dividends to be issued pursuant to Section 25 of the Plan) may accrue but shall not be paid prior to the time, and may be paid only to the extent that the restrictions or rights to reacquire the Shares subject to the Stock Grant lapse.

8.	TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.
The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company. Each Agreement shall include the terms of any right of the Company including the right to terminate the Stock-Based Award without the issuance of Shares, the terms of any vesting conditions, Performance Goals or events upon which Shares shall be issued. Under no circumstances may the Agreement covering stock appreciation rights (a) have an exercise or base price (per share) that is less than the Fair Market Value per share of Common Stock on the date of grant or (b) expire more than ten years following the date of grant.
The Company intends that the Plan and any Stock-Based Awards granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code, to the extent applicable, and be operated in accordance with Section 409A so that any compensation deferred under any Stock-Based Award (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in the Plan shall be construed to effect the intent as described in this Paragraph 8.
9.	PERFORMANCE BASED AWARDS.
The Committee shall determine whether, with respect to a performance period, the applicable Performance Goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance Based Award. No Performance Based Awards will be issued for such performance period until such certification is made by the Committee. The number of Shares issued in respect of a Performance Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period.
10.	EXERCISE OF OPTIONS AND ISSUE OF SHARES.
An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee (in a form acceptable to the Administrator, which may include electronic notice), together with provision for payment of the aggregate exercise price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Administrator), shall state

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the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the exercise price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) having a Fair Market Value equal as of the date of the exercise to the aggregate cash exercise price for the number of Shares as to which the Option is being exercised; or (c) at the discretion of the Administrator, by having the Company retain from the Shares otherwise issuable upon exercise of the Option, a number of Shares having a Fair Market Value equal as of the date of exercise to the aggregate exercise price for the number of Shares as to which the Option is being exercised; or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator; or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.
The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant's Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, nonassessable Shares.
11.	PAYMENT IN CONNECTION WITH THE ISSUANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.
Any Stock Grant or Stock-Based Award requiring payment of a purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being granted shall be made (a) in United States dollars in cash or by check; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) and having a Fair Market Value equal as of the date of payment to the purchase price of the Stock Grant or Stock-Based Award; or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine.
The Company shall when required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was made to the Participant (or to the Participant's Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.
12.	RIGHTS AS A STOCKHOLDER.
No Participant to whom a Stock Right has been granted shall have rights as a stockholder with respect to any Shares covered by such Stock Right except after due exercise of an Option or issuance of Shares as set forth in any Agreement, tender of the aggregate exercise or purchase price, if any, for the Shares being purchased and registration of the Shares in the Company's share register in the name of the Participant.
13.	ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.
By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement provided that no Stock Right may be transferred by a Participant for value. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above during the Participant's lifetime a Stock Right shall only be exercisable by or issued to such Participant (or his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

AZENTA – 2025 Proxy Statement B-7

14.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.
Except as otherwise provided in a Participant's Option Agreement, in the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:
(i)
A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 15, 16, and 17, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant's Option Agreement.

(ii)
Except as provided in Subparagraph (c) below, or Paragraph 16 or 17, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant's termination of employment.

(iii)
The provisions of this Paragraph, and not the provisions of Paragraph 16 or 17, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant's Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant's Survivors may exercise the Option within one year after the date of the Participant's termination of service, but in no event after the date of expiration of the term of the Option.

(iv)
Notwithstanding anything herein to the contrary, if subsequent to a Participant's termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Administrator determines that, either prior or subsequent to the Participant's termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.

(v)
A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided, however, that, for ISOs, any leave of absence granted by the Administrator of greater than three months, unless pursuant to a contract or statute that guarantees the right to reemployment, shall cause such ISO to become a Non-Qualified Option on the date that is six months following the commencement of such leave of absence.

(vi)
Except as required by law or as set forth in a Participant's Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant's status within or among the Company and any Affiliates, so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

15.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.
Except as otherwise provided in a Participant's Option Agreement, the following rules apply if the Participant's service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all his or her outstanding Options have been exercised:
(i)	All outstanding and unexercised Options (whether vested or unvested) as of the time the Participant is notified his or her service is terminated for Cause will immediately be forfeited.
(ii)
Cause is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.

16.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.
Except as otherwise provided in a Participant's Option Agreement or as otherwise provided by the Administrator:
(i)
A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant to the extent that the Option has become exercisable but has not been exercised on the date of the Participant's termination of service due to Disability;

(ii)
If a Participant ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability, the Participant shall forfeit all Options that are unvested on the date of the Participant's termination of service due to Disability;

(iii)	A Disabled Participant may exercise the Option only within the period ending one year after the date of the Participant's

B-8 AZENTA – 2025 Proxy Statement

termination of service due to Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not been terminated due to Disability and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option; and
(iv)
The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination).

If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.
17.	EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.
Except as otherwise provided in a Participant's Option Agreement or as otherwise provided by the Administrator:
(i)
Tn the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate, such Option may be exercised by the Participant's Survivors to the extent that the Option has become exercisable but has not been exercised on the date of death;

(ii)
If a Participant ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of death, the Participant shall forfeit all Options that are unvested on the date of the Participant's termination of service due to death; and

(iii)
If the Participant's Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

18.	EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS AND STOCK-BASED AWARDS.
In the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant or a Stock-Based Award and paid the purchase price, if required, such grant shall terminate.
For purposes of this Paragraph 18 and Paragraph 19 below, a Participant to whom a Stock Grant or a Stock-Based Award has been issued under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.
In addition, for purposes of this Paragraph 18 and Paragraph 19 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.
19.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE, DEATH OR DISABILITY.
Except as otherwise provided in a Participant's Agreement or as otherwise provided by the Administrator, in the event of a termination of service for any reason (whether as an Employee, director or Consultant), other than termination for Cause for which there are special rules in Paragraph 20 below, any then outstanding Stock Grant or Stock-Based Award or portion thereof held by such Participant that remains unvested, unearned or subject to forfeiture provisions or as to which the Company shall have a repurchase right shall terminate and be forfeited to the Company, without any consideration therefor, as of the date of such termination of service.
20.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR CAUSE.
Except as otherwise provided in a Participant's Agreement, the following rules apply if the Participant's service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause:
(i)
All Shares subject to any Stock Grant or Stock-Based Award that remain unvested, unearned or subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.

(ii)
Cause is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of Cause occur prior to termination. If the Administrator determines, subsequent to a

AZENTA – 2025 Proxy Statement B-9

Participant's termination of service, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute Cause, then all Shares subject to any Stock Grant or Stock-Based Award that remained subject to forfeiture provisions or as to which the Company had a repurchase right on the date of termination shall be immediately forfeited to the Company.
21.	Determination of DISABILITY.
The Administrator shall make the determination both as to whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.
22.	Designation of beneficiary.
Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid or delivered in case of such Participant's death before receipt of any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Administrator, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.
23.	PURCHASE FOR INVESTMENT.
Unless the offering and sale of the Shares shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue Shares under the Plan unless and until the following conditions have been fulfilled:
(i)
The person who receives a Stock Right shall warrant to the Company, prior to the receipt of Shares, that such person is acquiring such Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person acquiring such Shares shall be bound by the provisions of the following legend (or a legend in substantially similar form) which shall be endorsed upon the certificate evidencing the Shares issued pursuant to such exercise or such grant of a Stock Right:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”
(ii)	At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued in compliance with the Securities Act without registration thereunder.
24.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.
Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted, to the extent required under the applicable Agreement, will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors have not otherwise terminated and expired, the Participant or the Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.
25.	ADJUSTMENTS.
Upon the occurrence of any of the following events, a Participant's rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant's Agreement.
(a) Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, each Stock Right and the number of shares of Common Stock deliverable thereunder shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be

B-10 AZENTA – 2025 Proxy Statement

made including, in the exercise, base or purchase price per share and in the Performance Goals applicable to outstanding Performance Based Awards to reflect such events. The number of Shares subject to the limitations in Paragraph 3(a) and 4(c) shall also be proportionately adjusted upon the occurrence of such events.
(b) Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a Corporate Transaction, the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either: (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that such Options must be exercised (either (A) to the extent then exercisable or (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period such Options which have not been exercised shall terminate; or (iii) terminate such Options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock into which such Option would have been exercisable (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph) less the aggregate exercise price thereof. For purposes of determining the payments to be made pursuant to Subclause (iii) above, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board of Directors.
With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall make appropriate provision for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity. In lieu of the foregoing, in connection with any Corporate Transaction, the Administrator may provide that, upon consummation of the Corporate Transaction, each outstanding Stock Grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock comprising such Stock Grant (to the extent such Stock Grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Administrator, all forfeiture and repurchase rights being waived upon such Corporate Transaction).
In taking any of the actions permitted under this Paragraph 25(b), the Administrator shall not be obligated by the Plan to treat all Stock Rights, all Stock Rights held by a Participant, or all Stock Rights of the same type, identically.
(c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the price paid upon such exercise or acceptance if any, the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.
(d) Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Subparagraphs (a), (b) or (c) above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 25, including, but not limited to the effect of any, Corporate Transaction and Change in Control and, subject to Paragraph 4, its determination shall be conclusive.
(e) Modification of Options. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph (a), (b) or (c) above with respect to Options shall be made only after the Administrator determines whether such adjustments would (i) constitute a “modification” of any ISOs (as that term is defined in Section 424(h) of the Code) or (ii) cause any adverse tax consequences for the holders of Options, including, but not limited to, pursuant to Section 409A of the Code. If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the Option. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

AZENTA – 2025 Proxy Statement B-11

26.	ISSUANCES OF SECURITIES.
Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.
27.	FRACTIONAL SHARES.
No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.
28.	CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.
The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an Employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.
29.	WITHHOLDING.
In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's salary, wages or other remuneration in connection with the issuance of a Stock Right or Shares under the Plan or for any other reason required by law, the Company may withhold from the Participant's compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding.
30.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.
Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such Shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.
31.	TERMINATION OF THE PLAN.
The Plan will terminate on November 6, 2030, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the stockholders of the Company. The Plan may be terminated at an earlier date by vote of the stockholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination. Termination of the Plan shall not affect any Stock Rights theretofore granted.
32.	AMENDMENT OF THE PLAN AND AGREEMENTS.
The Plan may be amended by the stockholders of the Company. The Plan may also be amended by the Administrator; provided that any amendment approved by the Administrator which the Administrator determines is of a scope that requires stockholder approval shall be subject to obtaining such stockholder approval including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment as may be afforded ISOs under Section 422 of the Code and to the extent

B-12 AZENTA – 2025 Proxy Statement

necessary to qualify the Shares issuable under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Other than as set forth in Paragraph 25 of the Plan, at any time when the exercise price of such Option is above the fair market value of a share, the Administrator may not without stockholder approval reduce the exercise price of an Option or cancel any outstanding Option of Common Stock in exchange for (i) a replacement option having a lower exercise price, (ii) a Stock Grant, (iii) any other Stock-Based Award or (iv) for cash. In addition, the Administrator shall not take any other action that is considered a direct or indirect "repricing" for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed, including any other action that is treated as a repricing under generally accepted accounting principles. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her, unless such amendment is required by applicable law or necessary to preserve the economic value of such Stock Right. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant. Nothing in this Paragraph 32 shall limit the Administrator's authority to take any action permitted pursuant to Paragraph 25.
33.	EMPLOYMENT OR OTHER RELATIONSHIP.
Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.
34.	SECTION 409A.
If a Participant is a “specified employee” as defined in Section 409A of the Code (and as applied according to procedures of the Company and its Affiliates) as of his separation from service, to the extent any payment under this Plan or pursuant to the grant of a Stock-Based Award constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A of the Code), and to the extent required by Section 409A of the Code, no payments due under this Plan or pursuant to a Stock-Based Award may be made until the earlier of: (i) the first day of the seventh month following the Participant's separation from service, or (ii) the Participant's date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant's separation from service.
The Administrator shall administer the Plan with a view toward ensuring that Stock Rights under the Plan that are subject to Section 409A of the Code comply with the requirements thereof and that Options under the Plan be exempt from the requirements of Section 409A of the Code, but neither the Administrator nor any member of the Board of Directors, nor the Company nor any of its Affiliates, nor any other person acting hereunder on behalf of the Company, the Administrator or the Board of Directors shall be liable to a Participant or any Survivor by reason of the acceleration of any income, or the imposition of any additional tax or penalty, with respect to a Stock Right, whether by reason of a failure to satisfy the requirements of Section 409A of the Code or otherwise
35.	INDEMNITY.
Neither the Board of Directors nor the Administrator, nor any members of either, nor any employees of the Company or any parent, subsidiary, or other Affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Company hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Company and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.
36.	CLAWBACK.
Notwithstanding anything to the contrary contained in this Plan, the Company may recover from a Participant any compensation received from any Stock Right (whether or not settled) or cause a Participant to forfeit any Stock Right (whether or not vested) in the event that the Company's Clawback Policy as then in effect is triggered.
37.	GOVERNING LAW.
This Plan shall be construed and enforced in accordance with the law of the State of Delaware.
Approved by the Company's board of directors on November 6, 2020
Approved by the Company's stockholders on January 26, 2021
Amended by the Company's board of directors on November 2, 2025
[Amendment to Section 3 approved by the Company's stockholders on January   , 2026]

AZENTA – 2025 Proxy Statement B-13

AZENTA LIFE SCIENCES

AZENTA, INC.
200 SUMMIT DRIVE, 6TH FLOOR
BURLINGTON, MA 01803
ATTN: CORPORATE SECRETARY

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on January 27, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AZTA2026**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on January 27, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) Frank E. Casal
02) William L. Cornog
03) Robyn C. Davis
04) Dipal Doshi
05) Quentin Koffey
06) Martin Madaus
07) Alan J. Malus
08) John P. Marotta
09) Erica J. McLaughlin
10) Tina S. Nova

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000686629_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement, Annual Report on Form 10-K, Shareholder Letter are available at www.proxyvote.com

AZENTA, INC.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 28, 2026

John Marotta and Lawrence Lin, or either of them, with full power to act alone, each with the power of substitution, are hereby appointed attorneys and proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Azenta, Inc. to be held on January 28, 2026, or at any postponement or adjournment thereof. All previous proxies granted by the undersigned with respect to such meeting are hereby revoked. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3 AND 4. THE PROXIES ARE AUTHORIZED TO VOTE ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE AZENTA, INC. BOARD OF DIRECTORS.

YOU ARE URGED TO PROMPTLY AUTHORIZE YOUR PROXY BY FOLLOWING THE VOTING INSTRUCTIONS, SO THAT IF YOU ARE UNABLE TO ATTEND THE VIRTUAL ONLY ANNUAL MEETING THE SHARES MAY NEVERTHELESS BE VOTED. HOWEVER, YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY AT A LATER DATE, OR BY ATTENDING AND VOTING AT THE VIRTUAL ONLY ANNUAL MEETING.

0000686629_2 R2.09.05.010

Continued and to be signed on reverse side